$2,000,000,000



                        CREDIT AGREEMENT



                   Dated as of June 26, 1997



                             Among



                         OWENS CORNING,

                   as Borrower and Guarantor,

              THE OTHER BORROWERS AND GUARANTORS,

               THE BANKS LISTED ON ANNEX A HERETO


                              and


                  CREDIT SUISSE FIRST BOSTON,

                            as Agent


                 ----------------------------

                       TABLE OF CONTENTS


                                                             Page

                          ARTICLE 1.

                 THE REVOLVING CREDIT FACILITY

Section 1.01   Revolving Loans                                 1
Section 1.02   Procedure for Revolving Loan Borrowings         2
Section 1.03   Repayment of Revolving Loans                    3
Section 1.04   Interest                                        4
               (a)  Rates                                      4
               (b)  Payment                                    4
               (c)  Conversion and Continuation Options        4
               (d)  Inability to Determine Interest Rate       6
Section 1.05   Minimum Amounts of Tranches                     7
Section 1.06   Belgian Loan Participations                     7
Section 1.07   Canadian Bankers' Acceptances                   9


                           ARTICLE 2.

                THE COMPETITIVE ADVANCE FACILITY

Section 2.01   Competitive Advance Loans                      12
Section 2.02   Procedure for CA Loan Borrowing                13
Section 2.03   Repayment of CA Loans                          15
Section 2.04   Prepayments                                    15


                          ARTICLE 3.

                    THE SWING LINE FACILITY

Section 3.01   Swing Line Loans                               15
Section 3.02   Procedure for Swing Line Borrowing             16
Section 3.03   Repayment of Swing Line Loans                  16
Section 3.04   Allocating Swing Line Loans; Swing Line
               Loan Participations                            16


                          ARTICLE 4.

                 THE LETTER OF CREDIT FACILITY

Section 4.01   Letter of Credit Commitment                    18
Section 4.02   Procedure for Issuance of Letters of
               Credit Under This Agreement                    20

Section 4.03   Fees and Other Charges                         20
Section 4.04   L/C Participations                             21
Section 4.05   Reimbursement Obligation of the Borrowers      23
Section 4.06   Nature of Borrowers' Obligations               24
Section 4.07   Letter of Credit Payments                      24
Section 4.08   Letter of Credit Requests                      24
Section 4.09   Existing Letters of Credit                     25
Section 4.10   L/C Reports                                    25


                           ARTICLE 5.

                 CERTAIN PROVISIONS APPLICABLE
               TO THE LOANS AND LETTERS OF CREDIT

Section 5.01   Cancellation or Reduction of Commitments       25
               (a)  Optional Cancellation or Reductions       25
               (b)  Mandatory Reductions                      25
                    (i)  Debt                                 25
                   (ii)  Capital Securities                   26
                  (iii)  Reduction Limit                      26
                   (iv)  Investment Rating                    26
                    (v)  Sales of Accounts Receivable         26
               (c)  Canadian Commitments                      27
Section 5.02   Prepayments                                    27
               (a)  Optional Prepayments                      27
               (b)  Mandatory Prepayments                     27
Section 5.03   Post-Default Rate                              28
Section 5.04   Maximum Interest Rate                          28
Section 5.05   Facility Fee                                   28
Section 5.06   Computation of Interest and Fees               29
Section 5.07   Manner of Payment                              29
Section 5.08   Taxes                                          29
               (a)  (i)  Taxes Payable by the Borrowers
                         and the Guarantors                   29
                   (ii)  Taxes Payable by the Agent
                         or any Bank                          30
                  (iii)  Limitations                          30
                   (iv)  Exemption From U.S. Withholding
                         Taxes                                31
               (b)       Credits and Deductions               31
Section 5.09   Pro Rata Treatment                             32
Section 5.10   Evidence of Debt                               33
Section 5.11   Bank Default                                   33
Section 5.12   Availability of Amounts of Loans               34


                               ARTICLE 6.

                         CONDITIONS PRECEDENT

Section 6.01   Conditions to Initial Loan or Letter of
               Credit                                         35
Section 6.02   Conditions to Each Credit Extension            38

Section 6.03   Conditions of the Initial Credit
               Extension to Certain Borrowers                 39
Section 6.04   Conditions to Initial Credit Extension to
               Fibreboard                                     40


                           ARTICLE 7.

             CERTAIN REPRESENTATIONS AND WARRANTIES

Section 7.01   Organization; Power; Qualification;
               Subsidiaries                                   41
Section 7.02   Authorization and Compliance; Regulatory
               Approvals                                      42
Section 7.03   Litigation                                     43
Section 7.04   Burdensome Provisions                          43
Section 7.05   Requirements of Law; Environmental Matters     43
Section 7.06   No Adverse Change                              44
Section 7.07   No Adverse Fact                                44
Section 7.08   No Undisclosed Material Loss Contingency       44
Section 7.09   Margin Stock                                   45


                           ARTICLE 8.

                           COVENANTS

A.  Affirmative Covenants                                     45

Section 8.01   Preservation of Existence and Properties,
               Scope of Business, Compliance With Law,
               Payment of Taxes and Claims                    45
Section 8.02   Accounting Methods, Financial Records and
               Disclosure to Auditors                         45
Section 8.03   Insurance                                      45
Section 8.04   Visits and Inspections                         46
Section 8.05   Use of Proceeds of Loans and Letters of
               Credit                                         46
Section 8.06   Additional Guarantors                          46

B.  Negative Covenants                                        46

Section 8.07   Liens                                          46
Section 8.08   Restricted Payments                            50
Section 8.09   Mergers, Consolidations and Acquisitions       51
Section 8.10   Disposition of Assets                          51
Section 8.11   [Intentionally Omitted]                        52
Section 8.12   Transactions With Affiliates                   52
Section 8.13   [Intentionally Omitted]                        52

C.  Financial Covenants                                       52

Section 8.14   Fixed Charge Coverage Ratio                    52
Section 8.15   Interest Coverage Ratio                        53

Section 8.16   Leverage Ratio                                 53

D.  Non-Loan Party Subsidiary Covenants                       53

Section 8.17   Debt                                           53
Section 8.18   Guaranties by Non-Loan Party Subsidiaries      53

E.   TRUPS Notes                                              54

Section 8.19   TRUPS Notes                                    54


                             ARTICLE 9.

                            INFORMATION

Section 9.01   Information to Be Furnished                    55
               (a)  Quarterly Financial Statements            55
               (b)  Audited Year-End Statements; No
                    Default Certificate                       55
               (c)  Officer's Certificate                     56
               (d)  Additional Materials                      56
                    (i)  Reports and Filings                  56
                   (ii)  Requested Materials                  56
                  (iii)  Investment Rating                    56
               (e)  Notice of Defaults, Litigation and
                    Other Matters                             57
Section 9.02   Accuracy of Information                        57
               (a)  Historical Financial Information          57
               (b)  Future Information                        57


                            ARTICLE 10.

                            GUARANTIES

Section 10.01  Guaranty                                       58
Section 10.02  Limitation on Guaranty                         58
Section 10.03  Continuance and Acceleration of Guaranteed
               Obligations Upon Certain Events                58
Section 10.04  Recovered Payments                             59
Section 10.05  Evidence of Guaranteed Obligations             59
Section 10.06  Binding Nature of Certain Adjudications        59
Section 10.07  Nature of Guarantor's Obligations              59
Section 10.08  No Release of Guarantor                        59
Section 10.09  Certain Waivers                                60
Section 10.10  Additional Guarantors                          60


                           ARTICLE 11.

                            DEFAULT

Section 11.01  Events of Default                              60
Section 11.02  Remedies Upon Event of Default                 63

                           ARTICLE 12.

                           THE AGENT

Section 12.01  Appointment and Powers                         63
Section 12.02  Limitation on Agent's Liability                64
Section 12.03  Defaults                                       64
Section 12.04  Rights as a Bank                               65
Section 12.05  Indemnification                                65
Section 12.06  Non-Reliance on Agent and Other Banks          66
Section 12.07  Resignation of the Agent                       66


                          ARTICLE 13.

                         MISCELLANEOUS

Section 13.01  Notices                                        67
Section 13.02  Expenses and Indemnification                   69
Section 13.03  Rights Cumulative                              70
Section 13.04  Confidentiality                                70
Section 13.05  Waivers; Amendments                            71
Section 13.06  Set-Off                                        72
Section 13.07  Sharing of Recoveries                          73
Section 13.08  Assignment                                     74
Section 13.09  Participations                                 75
Section 13.10  Governing Law                                  77
Section 13.11  Judicial Proceedings; Waiver of Jury Trial     77
Section 13.12  Limitation of Liability                        77
Section 13.13  Change of Funding Offices                      78
Section 13.14  Severability of Provisions                     78
Section 13.15  Counterparts                                   78
Section 13.16  Entire Agreement                               78
Section 13.17  Successors and Assigns                         78
Section 13.18  Cash Collateral                                78
Section 13.19  Rating Services.                               79
Section 13.20  Amounts Payable Due Upon Request for Payment   79
Section 13.21  Remedies of the Essence                        79
Section 13.22  Registered Notes                               80
Section 13.23  Judgment Currency                              80


                             ARTICLE 14.

                ADDITIONAL CREDIT FACILITY PROVISIONS

Section 14.01  Mandatory Suspension and Conversion of
               Fixed Rate Loans                               80
Section 14.02  Regulatory Changes                             81
Section 14.03  Mitigation by Banks                            82
Section 14.04  Funding Losses                                 83
Section 14.05  Determinations                                 84

                           ARTICLE 15.

                         INTERPRETATION

Section 15.01  Interpretation                                 84
               (a)  Defined Terms                             84
               (b)  Other Definitional Provisions            120
Section 15.02  Accounting Matters                            121
Section 15.03  Representations and Warranties                121
Section 15.04  Captions                                      122


ANNEX A-1                   BANKS, FUNDING OFFICES, NOTICE
                              ADDRESSES AND COMMITMENTS
ANNEX A-2                   CANADIAN FUNDING BANKS, LENDING OFFICES,
                              NOTICE ADDRESSES AND CANADIAN
                              COMMITMENTS
ANNEX A-3                   DESIGNATED SUBSIDIARY BORROWERS, BELGIAN
                              BORROWERS AND CANADIAN BORROWERS
ANNEX B                     ADMINISTRATIVE SCHEDULE
ANNEX C                     FORM OF NOTICE OF REVOLVING CREDIT
                              BORROWING
ANNEX D                     FORM OF NOTICE OF CONVERSION
ANNEX E                     FORM OF NOTICE OF CONTINUATION
ANNEX F                     FORM OF NOTICE OF COMPETITIVE ADVANCE
                              BORROWING
ANNEX G                     FORM OF NOTICE OF SWING LINE BORROWING
ANNEX H                     FORM OF LETTER OF CREDIT REQUEST
ANNEX I                     FORM OF NOTICE OF PREPAYMENT
ANNEX J                     FORM OF PROMISSORY NOTE
ANNEX K                     FORM OF ASSIGNMENT AND ACCEPTANCE
                              Schedule I to Assignment and
                              Acceptance
ANNEX L                     FORM OF DESIGNATED BORROWER OPINION
ANNEX M                     TERMS OF SUBORDINATED INTERCOMPANY DEBT
Schedule 4.09               EXISTING LETTERS OF CREDIT
Schedule 5.01(b)(i)         SCHEDULE OF EXISTING DEBT
Schedule 5.01(b)(iv)        EXISTING CREDIT COMMITMENTS
Schedule 5.08(a)(iv)        NON-US BANK CERTIFICATE
Schedule 6.01(b)(i)         CERTIFICATE AS TO RESOLUTIONS, ETC.
Schedule 6.01(b)(iv)-A      FORM OF OPINION OF GENERAL COUNSEL TO
                              COMPANY
Schedule 6.01(b)(iv)-B      FORM OF OPINION OF OTHER COUNSEL TO
                              COMPANY
Schedule 6.01(b)(v)         FORM OF OPINION OF COUNSEL TO AGENT
Schedule 6.01(b)(viii)      FORM OF SUBSIDIARY CONSENT
Schedule 6.01(d)            SCHEDULE OF REFINANCED LOANS
Schedule 7.01               SCHEDULE OF SUBSIDIARIES
Schedule 7.02               SCHEDULE OF REQUIRED CONSENTS AND
                              APPROVALS
Schedule 7.03               SCHEDULE OF LITIGATION
Schedule 7.07               SCHEDULE OF MATERIAL ADVERSE FACTS
Schedule 8.06               GUARANTOR SUPPLEMENT
Schedule 8.07(n)            SCHEDULE OF EXISTING LIENS

Schedule 8.18               SCHEDULE OF EXISTING GUARANTIES
Schedule 9.01(a)            CERTIFICATE AS TO FINANCIAL STATEMENTS
Schedule 9.01(c)            CERTIFICATE AS TO COMPLIANCE WITH
                              FINANCIAL COVENANTS AND DEFAULTS
Schedule 9.02(a)            SCHEDULE OF HISTORICAL FINANCIAL
                              INFORMATION

                        CREDIT AGREEMENT

                   Dated as of June 26, 1997



          OWENS CORNING, a Delaware corporation, the other BORROWERS and GUARANTORS, the BANKS listed on Annex A-1 and each additional Bank that shall become a party hereto in accordance with Section 13.08, severally and not jointly, each CANADIAN LENDING BANK listed on Annex A-2 that is not a branch or agency of a Bank and each additional Canadian Lending Bank that shall become a party hereto pursuant to Section 13.08, severally and not jointly, and CREDIT SUISSE FIRST BOSTON, as agent for the Banks, agree as follows (with certain terms used herein being defined in Article 15):


                           ARTICLE 1.

                 THE REVOLVING CREDIT FACILITY

          Section 1.01 Revolving Loans. (a) Subject to the terms and conditions hereof, each Bank and each Canadian Lending Bank severally agrees to make Revolving Loans to any Borrower from time to time during the Commitment Period; provided that no such Revolving Loan shall be made if, after giving effect to the making of such Revolving Loan and the simultaneous application of the proceeds thereof, (i) the Total Exposure would exceed the aggregate amount of the Commitments, (ii) the aggregate amount of the Foreign Currency Exposure would exceed $400,000,000, or (iii) the aggregate amount of the Foreign Currency Exposure of all Revolving Loans and Letters of Credit denominated in any of Belgian Francs, Canadian Dollars or Pounds Sterling would exceed $100,000,000 in the case of each such Currency; and provided, further, that (1) (A) Revolving Loans to Canadian Borrowers shall be made only by the Canadian Lending Banks and shall be denominated only in Canadian Dollars, and (B) Revolving Loans denominated in Canadian Dollars may be made only to Canadian Borrowers and only by the Canadian Lending Banks, and (2) Revolving Loans to Belgian Borrowers shall be made only by the Belgian Lending Bank, and only Belgian Borrowers can borrow Belgian Francs. Revolving Loans made by the Belgian Lending Bank shall be subject to the provisions of Section 1.06. During the Commitment Period, the Borrowers may use the Commitments by borrowing, prepaying in whole or in part, and reborrowing Revolving Loans, all in accordance with the terms and conditions hereof. The aggregate amount of the Commitments on the Agreement Date is $2,000,000,000.

          (b) The Revolving Loans may be made in Dollars or any Available Foreign Currency and may from time to time be (i) Revolving Eurocurrency Loans, (ii) in the case of Revolving Loans in Dollars only, Revolving Base Rate Loans, (iii) in the case of Revolving Loans that are Canadian Loans, (A) Canadian Cost of Funds Loans or (B) Canadian Bankers' Acceptances, or (iv) a combination thereof, as determined by the relevant Borrower and set forth in the Notice of Revolving Borrowing or Notice of Conversion with respect thereto; provided that no Revolving Eurocurrency Loan, Canadian Cost of Funds Loan or Canadian Bankers' Acceptance shall be made or created after the day that is one month prior to the Termination Date.

          Section 1.02  Procedure for Revolving Loan Borrowings.
(a) Any Borrower (other than a Belgian Borrower or a Canadian Borrower) may request the Banks, any Belgian Borrower may request the Belgian Lending Bank and any Canadian Borrower may request the Canadian Lending Banks to make Revolving Loans on any Business Day during the Commitment Period by delivering a Notice of Revolving Borrowing. Each borrowing of Revolving Loans (other than pursuant to a Swing Line Loan refunding pursuant to Section 3.04) shall be in an amount equal to (i) in the case of Revolving Base Rate Loans, $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or, if the then aggregate undrawn amount of the Commitments is less than $5,000,000, such lesser amount),
(ii) in the case of Revolving Eurocurrency Loans (A) if in Dollars, $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and (B) if in any Available Foreign Currency, an amount in such Available Foreign Currency of which the Dollar Equivalent Amount is at least $5,000,000, and (iii) in the case of Canadian Loans, an amount in Canadian Dollars of which the Dollar Equivalent Amount is at least $5,000,000.

          (b) Upon receipt of a Notice of Revolving Borrowing from a Borrower, the Agent shall promptly:

              (i) if such Notice of Revolving Borrowing is for Revolving Loans that are not Belgian Loans or Canadian
     Loans, notify each Bank of receipt of such Notice of Revolving Borrowing and of such Bank's Borrowing Percentage of the Revolving Loans to be made pursuant thereto;

             (ii) if such Notice of Revolving Borrowing is for Revolving Loans that are Belgian Loans, notify each Bank of receipt of such Notice of Revolving Borrowing and, in the case of the Belgian Lending Bank, the amount of the Revolving Loan requested and, in the case of each other Bank, such Bank's Borrowing Percentage of such Revolving Loan; and

            (iii) if such Notice of Revolving Borrowing is for Revolving Loans that are Canadian Loans, notify each Canadian Lending Bank of receipt of such Notice of Revolving
     Borrowing and of such Canadian Lending Bank's Canadian

     Borrowing Percentage of the Revolving Loans that are Canadian Loans to be made pursuant thereto.

          (c)  Subject to the terms and conditions hereof,
(i) each Bank will make its Borrowing Percentage of each Borrowing that is not of Belgian Loans or Canadian Loans available to the Agent for the account of the Borrower at the applicable Funding Office, at or prior to the applicable Funding Time, for the Currency of such Loan in funds immediately available to the Agent in the applicable Currency; (ii) the Belgian Lending Bank will make the amount of any Borrowing that is a Belgian Loan available to the Agent for the account of the Belgian Borrower at the applicable Funding Office, at or prior to the applicable Funding Time, for the Currency of such Loan in funds immediately available to the Agent in the applicable Currency; and (iii) each Canadian Lending Bank will (A) make its Canadian Borrowing Percentage of each Borrowing that is of Canadian Loans that are not Canadian Bankers' Acceptances available to the Agent for the account of the Canadian Borrower at the applicable Funding Office, at or prior to the applicable Funding Time, for Canadian Dollars in funds immediately available to the Agent in Canadian Dollars and (B) accept Canadian Bankers' Acceptances as provided in Section 1.07. The amounts made available by each Bank to the Agent will then be made available by the Agent to such Borrower at the applicable Funding Office, in like funds as received by the Agent.

          Section 1.03 Repayment of Revolving Loans. (a) On the Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 5.02(b) or Article
11), each Borrower hereby unconditionally promises to pay to,
(i) in the case of Revolving Loans that are not Canadian Loans, the Agent for the account of each Bank (or in the case of Belgian Loans the Belgian Lending Bank) and, (ii) in the case of Revolving Loans that are Canadian Loans that are not Canadian Bankers' Acceptances, to the Agent for the account of each Canadian Lending Bank, the then unpaid principal amount of each Revolving Loan made by such Bank or Canadian Lending Bank, as the case may be, to such Borrower.

          (b) On the maturity date of each Canadian Bankers' Acceptance, unless the applicable Canadian Borrower shall, in accordance with the terms hereof, have requested the renewal thereof, such Canadian Borrower shall pay to the Agent, for the account of the Canadian Lending Banks, an amount equal to the face amount of such Canadian Bankers' Acceptance.

          (c) Each Borrower hereby further agrees to pay interest on the unpaid principal amount of the Revolving Loans
(that are not Canadian Bankers' Acceptances) made to such Borrower from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 1.04.

          Section 1.04  Interest.  (a)  Rates.  Subject to
Section 5.03, each Revolving Loan (other than Canadian Bankers' Acceptances) shall bear interest on the outstanding principal amount thereof at a rate per annum equal to, (i) so long as it is a Revolving Base Rate Loan, the Base Rate as in effect from time to time plus the Utilization Fee as in effect from time to time,
(ii) so long as it is a Revolving Eurocurrency Loan, for each Bank the Eurocurrency Rate for such Bank for the applicable Currency for each applicable Interest Period plus the Eurocurrency Margin as in effect on each day during such Interest Period, and (iii) so long as it is a Canadian Cost of Funds Loan, the Canadian Cost of Funds Rate for each applicable Interest Period plus the COF Margin as in effect on the first day of such Interest Period.

          (b) Payment. Interest shall be payable, (i) in the case of Revolving Base Rate Loans and Swing Line Loans on each Interest Payment Date, (ii) in the case of Revolving Eurocurrency Loans and Canadian Cost of Funds Loans, on the last day of each applicable Interest Period (and, if an Interest Period is longer than three months, at intervals of three months after the first day of such Interest Period), (iii) in the case of (A) each Revolving Base Rate Loan and Swing Line Loan that shall be prepaid prior to an Interest Payment Date and (B) each Revolving Eurocurrency Loan and Canadian Cost of Funds Loan that shall be prepaid prior to the last day of the then applicable Interest Period in respect thereof, on the day of such prepayment (together with any amounts that may be owing pursuant to Section 14.04), (iv) in the case of each Loan, when such Loan shall be due at maturity or by reason of acceleration, and (v) in the case of each Drawing under a Letter of Credit, as provided in Section 4.05(b). Interest at the Post-Default Rate shall be payable on demand.

          (c)  Conversion and Continuation Options.

               (i) (A) By giving a Notice of Conversion, any Borrower may elect from time to time (1) to convert such Borrower's Eurocurrency Loans in Dollars to Base Rate Loans, or (2) to convert such Borrower's Base Rate Loans to Eurocurrency Loans in Dollars. Upon receipt of any such Notice of Conversion, the Agent shall promptly notify each Bank thereof. All or any part of the Eurocurrency Loans outstanding in Dollars or the Base Rate Loans may be converted as provided herein; provided that (x) no Base Rate Loan may be converted into a Eurocurrency Loan when any Event of Default exists, and (y) no Base Rate Loan may be converted into a Eurocurrency Loan after the date that is one month prior to the Termination Date. Each such Notice of Conversion shall be delivered to the Agent at its address set forth in Section 13.01 and shall be delivered before 11:00 a.m. (New York time), on the Business Day before the Business Day of the requested conversion in the case of conversions to Base Rate Loans, and before 11:00 a.m. (New

     York time), on the Business Day three Business Days before the requested conversion in the case of conversions to Eurocurrency Loans.

               (B)  By giving a Notice of Conversion, any
     Canadian Borrower may elect from time to time (1) to convert such Borrower's Canadian Cost of Funds Loans to Canadian Bankers' Acceptances or (2) to convert such Borrower's Canadian Bankers' Acceptances to Canadian Cost of Funds Loans; provided that a Canadian Bankers' Acceptance may be converted only on the last day of its term. Each such Notice of Conversion shall be delivered to the Agent at its address set forth in Section 13.01 and shall be delivered before 11:00 a.m. (New York time), on the Business Day before the Business Day of the requested conversion.

              (ii)  (A)  By giving a Notice of Continuation, any
     Borrower may continue any of such Borrower's Eurocurrency
     Loans as Eurocurrency Loans in the same Currency for additional Interest Periods.

               (B)  By giving a Notice of Continuation, any
     Canadian Borrower may continue any of such Canadian
     Borrower's Canadian Cost of Funds Loans as Canadian Cost of
     Funds Loans for additional Interest Periods.

               (C)  By giving a Notice of Continuation, any
     Canadian Borrower may renew any of such Canadian Borrower's outstanding Canadian Bankers' Acceptances for an additional term.

               (D) Each such Notice of Continuation referred to in Section 1.04(c)(ii)(A), (B) or (C) shall be delivered to the Agent at its address set forth in Section 13.01 and shall be delivered before 11:00 a.m. (New York time) three Business Days before the requested continuation in the case of Loans in Dollars, and four Business Days before the requested continuation in the case of Loans in any Available Foreign Currency.

             (iii) Any Borrower may convert Revolving Loans outstanding in Dollars or an Available Foreign Currency to Revolving Loans in Dollars or a different Available Foreign Currency by repaying such Loans in the first Currency and borrowing Loans in such different Currency in accordance with Section 1.02 and the other applicable provisions of this Agreement.

              (iv) (A) If any Borrower shall fail to timely give a Notice of Continuation or a Notice of Conversion in respect of any of such Borrower's Eurocurrency Loans with respect to which an Interest Period is expiring, such Borrower shall be deemed, (A) in the case of Eurocurrency Loans denominated in a Currency other than Dollars, to have given a Notice of Continuation for an Interest Period of one month, and (B) in the case of Eurocurrency Loans denominated in Dollars, to have given a Notice of Conversion to Base Rate Loans.

               (B) If any Canadian Borrower shall fail to timely give a Notice of Continuation or a Notice of Conversion in respect of such Canadian Borrower's Canadian Loans with respect to which an Interest Period is expiring, such Canadian Borrower shall be deemed (1) in the case of Canadian Cost of Funds Loans, to have given a Notice of Continuation for an Interest Period of one month and (2) in the case of Canadian Bankers' Acceptances, to have given a Notice of Continuation for renewal for a term of one month.

          (d) Inability to Determine Interest Rate. If on or prior to the Quotation Day for any Interest Period in respect of any Revolving Eurocurrency Loan in any Currency or any Canadian Cost of Funds Loan, or for the term of any Canadian Bankers'
Acceptance:

               (i)  the Agent shall have determined (which
     determination shall be conclusive absent manifest error) that, by reason of circumstances affecting the relevant market generally, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such affected Currency, the Canadian Cost of Funds Rate or the Discount Rate for such affected Interest Period or such affected term, or

              (ii) the Agent shall have received notice from, in the case of Revolving Loans that are not Canadian Loans, Banks having Commitments comprising at least 20% of the aggregate amount of the Commitments or, in the case of Revolving Loans that are Canadian Loans, from Canadian Lending Banks having Canadian Commitments comprising at least 20% of the aggregate amount of the Canadian Commitments, that the Eurocurrency Rate for the relevant Currency or the Canadian Interest Rate, as the case may be, determined or to be determined for such affected Interest Period will not adequately and fairly reflect the cost to such Banks or such Canadian Lending Banks, as the case may be (as conclusively certified by such Banks or such Canadian Lending Banks, as the case may be), of making or maintaining their affected Revolving Loans during such affected Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Company and the relevant Banks or Canadian Lending Banks, as the case may be, as soon as practicable thereafter. If such notice is given, (w) any Revolving Eurocurrency Loans requested to be made in such affected Currency on the first day of such Interest Period shall be made as Revolving Base Rate Loans in Dollars in the Dollar Equivalent Amount, (x) any Revolving Loans that were to have been converted on the first day of such Interest Period from Revolving Base Rate Loans to Revolving Eurocurrency Loans shall be continued as Revolving Base Rate Loans, (y) any Revolving Eurocurrency Loans in such affected Currency that were to have been continued as such shall be converted, on the first day of such Interest Period, to Revolving Base Rate Loans in Dollars in the Dollar Equivalent Amount, and (z) any Canadian Loans that were to have been made or continued at the affected Canadian Interest Rate shall be made as or converted to Canadian Prime Rate Loans. Until such notice has been withdrawn by the Agent, no further Revolving Eurocurrency Loans in such affected Currency, and no further Canadian Loans to bear interest at such affected Canadian Interest Rate, shall be made, converted to or continued as such.

          Section 1.05 Minimum Amounts of Tranches. (a) All conversions and continuations of Revolving Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections that, after giving effect thereto, the aggregate principal amount of the Revolving Loans comprising (i) each Tranche in Dollars shall be not less than $5,000,000, and (ii) each Tranche in any Available Foreign Currency shall not be less than the Dollar Equivalent Amount of $5,000,000.

          (b) There shall not in any event be, at any one time, more than (i) nine Interest Periods in effect with respect to Revolving Eurocurrency Loans, (ii) two Interest Periods in effect with respect to Canadian Cost of Funds Loans, and (iii) two terms in effect with respect to Canadian Bankers' Acceptances.

          Section 1.06  Belgian Loan Participations.  (a) (i)
The Belgian Lending Bank irrevocably agrees to grant, and hereby grants, to each Bank, and, to induce the Belgian Lending Bank to make Revolving Loans that are Belgian Loans hereunder, each Bank irrevocably agrees to accept and purchase, and hereby accepts and purchases, from the Belgian Lending Bank, on the terms and conditions hereinafter stated, for such Bank's own account and risk, an undivided participation interest equal to such Bank's Borrowing Percentage in the Belgian Lending Bank's rights under each Revolving Loan that is a Belgian Loan made by the Belgian Lending Bank hereunder, including the right to receive the principal of, interest on, and all other amounts payable hereunder in respect of, such Revolving Loan. Each Bank unconditionally and irrevocably agrees with the Belgian Lending Bank that, if the principal of, interest on, or any other amount payable hereunder in respect of, a Revolving Loan that is a Belgian Loan is not paid when due, such Bank shall pay to the Agent for the account of the Belgian Lending Bank upon demand at the applicable Funding Office an amount (in Belgian Francs or such other Currency as may be acceptable to the Agent) equal to such Bank's Borrowing Percentage of the amount of such principal, interest or other amount which is not so paid; provided that a Bank shall not be required to make a payment to the Belgian

Lending Bank in respect of a Belgian Loan if before the Belgian Lending Bank made such Belgian Loan such Bank gave notice to the Belgian Lending Bank stating its good faith belief that one or more Defaults or Events of Default have occurred and are continuing, specifying each such Default or Event of Default and stating that such Bank does not intend to make a payment to the Belgian Lending Bank in respect of such Belgian Loan as long as such Default or Event of Default is continuing; provided, further, that the obligation of such Bank to make such payment to the Belgian Lending Bank shall resume when such Defaults or Events of Default are no longer continuing; and provided, further, that notwithstanding such Bank's good faith belief, in the event no Default or Event of Default specified by such Bank had occurred and was continuing at the time such notice was sent, such Bank shall be liable for any such payment it would have been required to make to the Belgian Lending Bank hereunder but for the sending of the notice described herein.

         (ii) Each Bank's obligation to purchase participating interests pursuant to Section 1.06(a)(i) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against any other Bank, the Agent or the Belgian Borrower, or the Belgian Borrower may have against any Bank, the Agent or any other Person, as the case may be, for any reason whatsoever;
(B) the occurrence or continuance of a Default or an Event of Default; (C) any adverse change in the financial condition of the Company or any of its Subsidiaries; (D) any breach of any Loan Document by any party thereto; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          (b) If any amount required to be paid by any Bank to the Belgian Lending Bank pursuant to Section 1.06(a)(i) is not paid to the Belgian Lending Bank when due from such Bank, such Bank shall pay to the Agent for the account of the Belgian Lending Bank on demand an amount equal to the product of (i) such amount, times (ii) the rate customary in the applicable Currency for settlement of similar interbank obligations, as quoted by the Belgian Lending Bank, in each case during the period from and including the date such payment is required to the date on which such payment is immediately available to the Belgian Lending Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Belgian Lending Bank submitted to any Bank with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

          (c) (i) Whenever the Belgian Lending Bank receives any payment of principal of, interest on, or any other amount payable hereunder in respect of, a Revolving Loan that is a Belgian Loan (whether directly from the Borrower or otherwise, including by way of set-off or proceeds of collateral applied thereto by the Belgian Lending Bank), the Belgian Lending Bank will promptly distribute to the Agent for the account of each Bank its pro rata share of (A) prior to the payment by such Bank for its participation interest in unpaid amounts pursuant to the second sentence of Section 1.06(a)(i) and subject to Section 1.06(c)(ii), payments in respect of the Eurocurrency Margin only, and (B) after, and to the extent of, the payment by such Bank for its participation interest in unpaid amounts pursuant to the second sentence of Section 1.06(a)(i), payments in respect of all such unpaid amounts; provided, however, that in the event that any such payment received by the Belgian Lending Bank shall be required to be returned by the Belgian Lending Bank, such Bank shall return to the Belgian Lending Bank the portion thereof previously distributed by the Belgian Lending Bank to it.

              (ii) Amounts to be paid by the Belgian Lending Bank to the Agent for the accounts of the Banks pursuant to clause (A) of Section 1.06(c)(i) to the extent received by the Belgian Lending Bank in a Currency other than Dollars shall be converted into Dollars by the Agent before distribution to the Banks at the rate into which such Currency may be exchanged into Dollars at the Agent's spot rate of exchange in the interbank market where its foreign exchange operations in respect of such Currency are then being conducted at or about 10:00 a.m. local time on the date of such exchange for delivery two business days later; provided that if at the time of any such determination, no such spot rate can reasonably be quoted, the Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error (without prejudice to the determination of the reasonableness of such method); and for this purpose "business day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in the city in which such interbank market is conducted are authorized or required by law to close.

             (iii) Amounts to be paid by the Belgian Lending Bank to the Agent for the accounts of the Banks pursuant to
Section 1.06(c)(i) shall bear interest from the date such funds are received by the Belgian Lending Bank until they are paid by it to the Agent at the rate specified in and calculated in accordance with the provisions of Section 1.06(b).

          Section 1.07 Canadian Bankers' Acceptances. (a) Any Canadian Borrower may present drafts for acceptance as Canadian Bankers' Acceptances by the Canadian Lending Banks by delivering a Notice of Revolving Borrowing. The full face amount of Canadian Bankers' Acceptances, without Discount, shall be used when calculations are made to determine the outstanding amount of Canadian Exposure, Canadian Outstanding Exposure and Foreign Currency Exposure.

          (b) The Agent is authorized by each Canadian Borrower and each Canadian Lending Bank to allocate among the Canadian

Lending Banks the Canadian Bankers' Acceptances to be issued in such manner and amounts as the Agent may, in its sole and absolute discretion, acting reasonably, consider necessary, rounding a Canadian Lending Bank's allocation up or down, so as to ensure that no Canadian Lending Bank is required to accept a Bankers' Acceptance for a fraction of $100,000, and in such event the respective Canadian Borrowing Percentages of any such Canadian Bankers' Acceptances and repayments thereof shall be altered accordingly; further, the Agent is authorized by each Canadian Borrower and each Canadian Lending Bank to cause the proportionate share of one or more Canadian Lending Banks' Canadian Commitments to be exceeded by not more than $100,000 each as a result of such allocations; provided that the principal amount of outstanding Canadian Exposure (including the face amount of Canadian Bankers' Acceptances) shall not thereby exceed the aggregate amount of the Canadian Commitments; and provided, further, that no Canadian Lending Bank shall be required to make available an amount greater than its Canadian Commitment.

          (c)  (i)  Upon the issue of Canadian Bankers'
Acceptances which are purchased hereunder, the issuing Canadian
Borrower shall be entitled to be credited by the Agent on behalf of the Canadian Lending Banks with the Discounted Proceeds thereof, less the Acceptance Fee.

              (ii)  On each day on which drafts are to be
accepted as Canadian Bankers' Acceptances, the Agent shall notify the Canadian Lenders of the Discount Rate, Discounted Proceeds and the Acceptance Fee applicable thereto.

          (d) Upon the issue of each Canadian Bankers' Acceptance as a result of the conversion of outstanding Revolving Loans that are Canadian Cost of Funds Loans into Canadian Bankers' Acceptances or as a result of the renewal of outstanding Canadian Bankers' Acceptances, the issuing Canadian Borrower shall, concurrently with the renewal or conversion, pay in advance out of its own funds to the Agent on behalf of the Canadian Lending Banks an amount equal to the Discount applicable to such issue, to be applied against the principal of the Canadian Loan being so converted or renewed, plus the applicable Acceptance Fee.

          (e) Each Canadian Borrower hereby (i) appoints the Agent as its agent to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by the Agent, blank forms of Canadian Bankers' Acceptances, and (ii) instructs the Agent to forward such forms of Canadian Bankers' Acceptances so pre-signed and pre-endorsed to each Canadian Lending Bank in order to allow each of them to complete and accept such instruments in the aggregate face amounts and for the maturities chosen by such Canadian Borrower. In this respect, it is each Canadian Lending Bank's responsibility to request from the Agent from time to time an adequate supply of blank forms of Canadian Bankers' Acceptances so pre-signed and pre-endorsed for acceptance hereunder. Each Canadian Borrower recognizes and agrees that all Canadian Bankers' Acceptances signed and endorsed on its behalf by the Agent shall bind such Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of such Canadian Borrower. In this connection, the parties also agree as follows:

               (i) The Agent and each Canadian Lending Bank shall deal prudently with any Canadian Bankers' Acceptance forms purported to have been pre-signed and/or pre-endorsed by a Canadian Borrower and delivered from time to time by the Agent to such Canadian Lending Bank and shall use them only in accordance with the instructions of such Canadian Borrower given to the Agent for onward conveyance to each of the Canadian Lending Banks, in conformity with this Agreement; each Canadian Lending Bank shall be presumed to have acted prudently when following such instructions so conveyed to it by the Agent.

              (ii) In accordance with the instructions given from time to time by the applicable Canadian Borrower, each Canadian Lending Bank is hereby authorized to complete the aforementioned Canadian Bankers' Acceptance forms, to provide its acceptance thereon, to provide the Discounted Proceeds thereof to the Agent for the account of such Canadian Borrower and, at each Canadian Lending Bank's option, to put them into circulation, all as provided in and subject to this Agreement.

             (iii) In consideration of a Canadian Lending Bank accepting Canadian Bankers' Acceptances so signed and endorsed by the Agent on behalf of the Canadian Borrowers, but except as provided in clause (iv) below, each Canadian Borrower shall pay on demand to such Canadian Lending Bank at such Canadian Lending Bank's branch of account the face amount of any Canadian Bankers' Acceptance forms purporting to bear the signatures of officers of such Canadian Borrower, presented to a Canadian Lending Bank for payment and paid by such Canadian Lending Bank, that has been put into circulation fraudulently or without authority, and shall indemnify such Canadian Lending Bank against any loss, cost, damages, expense or claim, regardless of whomsoever made by, that such Canadian Lending Bank may suffer or incur by reason of any fraudulent, unauthorized or unlawful issue or use of any such Canadian Bankers' Acceptance.

              (iv) The provisions of clause (iii) hereabove shall not apply in respect of any fraudulent, unauthorized or unlawful issue or use of any such Canadian Bankers' Acceptance forms which is caused by the recklessness, willful misconduct or a violation of law of the Agent or a Canadian Lending Bank.

               (v) On request of or on behalf of a Canadian Borrower, a Canadian Lending Bank shall cancel all forms of Canadian Bankers' Acceptances which have been pre-signed or pre-endorsed by or on behalf of such Canadian Borrower and which are held by such Canadian Lending Bank and have not yet been issued in accordance with such Canadian Borrower's instructions hereunder.

              (vi) Each Canadian Lending Bank shall maintain a record with respect to Canadian Bankers' Acceptances (A) received by it from the Agent in blank hereunder, (B) voided by it for any reason, (C) accepted by it hereunder and (D) canceled at their respective maturities. Each Canadian Lending Bank agrees to provide such records to the applicable Canadian Borrower promptly upon request.

          (f) Notwithstanding that any Person whose signature appears on any Canadian Bankers' Acceptance may no longer be an authorized signatory for a Canadian Borrower or the Agent at the date of issuance of such Canadian Bankers' Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Canadian Bankers' Acceptance so signed shall be binding on such Canadian Borrower.

          (g) The applicable Canadian Borrower shall pay to the Agent for the account of each of the Canadian Lending Banks the Acceptance Fee forthwith upon the acceptance by a Canadian Lending Bank of a Canadian Bankers' Acceptance issued by such Canadian Borrower. Each Canadian Borrower authorizes and directs the Agent and the Canadian Lending Banks to deduct from the Discounted Proceeds of Canadian Bankers' Acceptances purchased by the Canadian Lending Banks for their own account, the amount of each such Acceptance Fee upon the issue of each Canadian Bankers' Acceptance.


                           ARTICLE 2.

                THE COMPETITIVE ADVANCE FACILITY

          Section 2.01 Competitive Advance Loans. (a) Subject to the terms and conditions hereof, any Borrower may, from time to time during the Commitment Period, request the Banks or the Canadian Lending Banks to offer bids, and any Bank or Canadian Lending Bank may, in its sole discretion, offer such bids, to make competitive advance loans ("CA Loans") to such Borrower on the terms and conditions set forth in such bids; provided that
(i) CA Loans that are Canadian Loans may be made only by Canadian Lending Banks, and shall be denominated only in Canadian Dollars and (ii) CA Loans denominated in Canadian Dollars may be made only to Canadian Borrowers and only by Canadian Lending Banks; and provided, further, that CA Loans that are Belgian Loans may only be made by a Bank payment to which of principal, interest and other amounts shall not be subject to Belgian withholding taxes that the Belgian Lending Bank would then not be subject to, and each offer to make a CA Loan that is a Belgian Loan shall constitute a representation to the Borrower and the Agent by the Bank making such offer that such payments to it are not subject to such Belgian withholding taxes. Each CA Loan shall bear interest at the rates, be payable on the dates, and mature on the date, agreed between such Borrower and Bank or Canadian Lending Bank, as the case may be, at the time such CA Loan is made; provided that (i) each CA Loan shall mature not earlier than seven days, and not later than 180 days, after the date such CA Loan is made, and (ii) no CA Loan shall mature after the Termination Date. During the Commitment Period, the Borrowers may accept bids from Banks or Canadian Lending Banks, as the case may be, from time to time for CA Loans, and borrow and repay CA Loans, all in accordance with the terms and conditions hereof; provided that no CA Loan shall be made if, after giving effect to the making of such Loan and the simultaneous application of the proceeds thereof, (i) the Total Exposure would exceed the aggregate amount of the Commitments, (ii) the aggregate amount of the Foreign Currency Exposure would exceed $400,000,000, or (iii) the aggregate amount of the CA Loan Exposure would exceed $500,000,000. Subject to the foregoing, any Bank may, in its sole discretion, make CA Loans that are not Canadian Loans in an aggregate outstanding amount exceeding the amount of such Bank's Commitment, and any Canadian Lending Bank may, in its sole discretion, make CA Loans that are Canadian Loans in an aggregate amount exceeding the amount of such Canadian Lending Bank's Canadian Commitment.

          (b)  CA Loans that are not Belgian Loans or Canadian
Loans may be made in Dollars or any Available Foreign Currency, as agreed between the Borrower and the Bank at the time such CA
Loan is made.

          Section 2.02  Procedure for CA Loan Borrowing.
(a) Any Borrower may request CA Loans by delivering a CA Loan Request to the Person, in the manner and by the time specified for a CA Loan Request in respect of the applicable Currency in the Administrative Schedule. The Agent shall notify each Bank, or if such request is for Canadian Loans, each Canadian Lending Bank, promptly by facsimile transmission of the contents of each CA Loan Request received by the Agent. Each Bank, or if such request is for Canadian Loans, each Canadian Lending Bank, may elect, in its sole discretion, to offer irrevocably to make one or more CA Loans to the Borrower requesting such CA Loan by delivering a CA Loan Offer to the Agent; provided that if the Agent, in its capacity as a Bank shall, in its sole discretion, elect to make a CA Loan Offer, it shall deliver to such Borrower its CA Loan Offer at least 30 minutes before the time and on the date on which other Banks or, if such request is for Canadian Loans, the Canadian Lending Banks, are required to deliver their CA Loan Offers to the Agent.

          (b) Before the acceptance time set forth in the applicable CA Loan Request, the Borrower, in its absolute discretion, shall either:

               (i) cancel such CA Loan Request by giving the Agent telephone notice to that effect; or

              (ii) by giving telephone notice to the Agent immediately confirmed in writing or by facsimile transmission, (A) subject to the provisions of Section 2.02(c), accept one or more of the offers made by any Bank or Banks or Canadian Lending Bank or Canadian Lending Banks pursuant to Section 2.02(a) to make CA Loans for each relevant maturity date, and (B) reject any other offers made by Banks or Canadian Lending Banks pursuant to Section 2.02(a).

          (c)  A Borrower's acceptance of a Bank's or a Canadian
Lending Bank's offer or Banks' or Canadian Lending Banks' offers to make CA Loans in response to any CA Loan Request shall be subject to the following limitations:

               (i) the amount of CA Loans accepted for each maturity date specified by any Bank or Canadian Lending Bank in its CA Loan Offer shall not exceed the maximum amount specified in respect of such maturity date in such CA Loan Offer;

              (ii) the aggregate amount of CA Loans accepted for all maturity dates specified by any Bank or Canadian Lending Bank in its CA Loan Offer shall not exceed the aggregate maximum amount specified for all such maturity dates in such CA Loan Offer;

             (iii) a Borrower may not accept offers for CA Loans for any maturity date in an aggregate amount in excess of the maximum principal amount requested in respect of such maturity date in the related CA Loan Request; and

              (iv) if a Borrower accepts any of such offers, it must accept offers based solely upon the lowest prices specified in the CA Loan Offers received in respect of each relevant maturity date and upon no other criteria whatsoever, and if two or more Banks, or Canadian Lending Banks, submit CA Loan Offers in respect of any maturity date at identical pricing and the Borrower accepts any of such offers but does not wish to (or by reason of the limitations set forth in Section 2.02(c)(iii) cannot) borrow the total amount offered by such Banks or Canadian Lending Banks with such identical pricing, the Agent shall allocate the amount of such borrowing among such Banks pro rata to the respective amounts offered by such Banks or Canadian Lending Banks (or as nearly pro rata as shall be practicable).

          (d)  If a Borrower notifies the Agent that a CA Loan
Request is canceled, the Agent shall give prompt notice thereof to the Banks and Canadian Lending Banks, as applicable.

          (e) If a Borrower accepts one or more of the offers made by any Bank or Banks, or Canadian Lending Bank or Canadian Lending Banks, the Agent promptly shall notify (in writing or by telephone, promptly confirmed in writing) each Bank or Canadian Lending Bank which has made such a CA Loan Offer of (i) the aggregate amount of such CA Loans to be made for each maturity date and (ii) the acceptance or rejection of any offers to make such CA Loans made by such Bank or Canadian Lending Bank. Before the Funding Time for CA Loans of the applicable Currency, subject to the terms and conditions hereof, each Bank or Canadian Lending Bank whose CA Loan Offer has been accepted shall make available to the Agent for the account of the Borrower at the Funding Office for CA Loans of the applicable Currency the amount of CA Loans in the applicable Currency to be made by such Bank or Canadian Lending Bank, in immediately available funds.

          Section 2.03 Repayment of CA Loans. Each Borrower that borrows any CA Loan hereby unconditionally promises to pay to the Bank or the Canadian Lending Bank that made such CA Loan on the maturity date, as agreed by such Borrower and such Bank or such Canadian Lending Bank (or such earlier date on which all the Loans become due and payable pursuant to Section 5.02(b) or
Article 11), the then unpaid principal amount of such CA Loan. Subject to Section 5.03, each Borrower hereby further agrees to pay interest on the unpaid principal amount of the CA Loans made to such Borrower by any Bank or Canadian Lending Bank from time to time outstanding from the date thereof until payment in full thereof at the rate per annum, and on the dates, agreed by such Borrower and such Bank or Canadian Lending Bank at the time such CA Loan is made. All payments in respect of CA Loans shall be made by such Borrower to the Agent for the account of the Bank or Canadian Lending Bank that makes such CA Loan to the relevant Payment Office and by the Payment Time specified for CA Loans in the applicable Currency.

          Section 2.04 Prepayments. Unless otherwise agreed by the Bank or Canadian Lending Bank making a CA Loan, a CA Loan may not be optionally prepaid prior to the scheduled maturity date thereof.


                           ARTICLE 3.

                    THE SWING LINE FACILITY

          Section 3.01 Swing Line Loans. Subject to the terms and conditions hereof, the Company may borrow from the Swing Line Bank swing line loans in Dollars ("Swing Line Loans") from time to time during the Commitment Period; provided that no Swing Line Loan shall be made if, after giving effect to the making of such

Loan and the simultaneous application of the proceeds thereof,
(a) the Total Exposure would exceed the aggregate amount of the Commitments, or (b) the aggregate amount of all outstanding Swing Line Loans would exceed $50,000,000. During the Commitment Period, the Company may borrow, prepay, in whole or in part, and reborrow the Swing Line Loans in accordance with the terms and conditions hereof.

          Section 3.02 Procedure for Swing Line Borrowing. The Company may borrow a Swing Line Loan during the Commitment Period on any Business Day by giving a Notice of Swing Line Borrowing in respect of such Swing Line Loan to the Agent not later than 12:00 noon (New York time) on the day such Swing Line Loan is to be made. Subject to the terms and conditions hereof, on the Borrowing Date of each Swing Line Loan, the Swing Line Bank shall make the proceeds thereof available to the Company in immediately available funds in Dollars in the manner from time to time agreed by the Company and the Swing Line Bank.

          Section 3.03 Repayment of Swing Line Loans. The Company hereby unconditionally promises to pay to the Swing Line Bank on the Termination Date (or such earlier date on which such Swing Line Loans become due and payable pursuant to Section 3.04 or Section 5.02(b) or on which all the Loans become due and payable pursuant to Article 11), the then unpaid principal amount of all Swing Line Loans made to the Company. Subject to
Section 5.03, the Company hereby further agrees to pay interest on the unpaid principal amount of each Swing Line Loan made to the Company from time to time outstanding from the date thereof until payment in full thereof at the Base Rate, payable on each Interest Payment Date and when such Swing Line Loan shall be due at maturity, by reason of acceleration or otherwise, but only to the extent then accrued on the amount then so due. All payments in respect of Swing Line Loans shall be made by the Company to the Swing Line Bank at the Funding Office.

          Section 3.04 Allocating Swing Line Loans; Swing Line Loan Participations. (a) If any Event of Default exists, the Swing Line Bank may, in its sole and absolute discretion, direct that the Swing Line Loans owing to it be refunded by delivering a Notice of Swing Line Refunding. Upon receipt of a Notice of Swing Line Refunding, the Agent shall promptly give notice of the contents thereof to the Banks and, unless an Event of Default described in Section 11.01(e) in respect of the Company has occurred, to the Company. Each such Notice of Swing Line Refunding shall be deemed to constitute delivery by the Company of a Notice of Revolving Borrowing in the amount of the Swing Line Loans to which it relates. Subject to the terms and conditions hereof (other than the conditions precedent set forth in Section 6.02, except that set forth in Section 6.02(d)), each Bank (including the Swing Line Bank in its capacity as a Bank having a Commitment) hereby agrees to make a Revolving Loan to the Company pursuant to Section 1.01(a) in an amount equal to such Bank's Borrowing Percentage of the aggregate amount of the

Swing Line Loans to which such Notice of Swing Line Refunding relates. Unless any of the events described in Section 11.01(e) in respect of the Company shall have occurred (in which case the procedures of Section 3.04(b) shall apply), each Bank shall make the amount of such Revolving Loan available to the Agent at the Funding Office at or prior to the Funding Time in funds immediately available to the Agent. The proceeds of such Revolving Loans shall be made immediately available to the Swing Line Bank by the Agent and applied by the Swing Line Bank to repay the Swing Line Loans to which such Notice of Swing Line Refunding related.

          (b) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 3.04(a), one of the events described in Section 11.01(e) shall have occurred in respect of the Company or one or more Banks shall be affected by an Applicable Law as provided in Section 6.02(d), each Bank (other than the Swing Line Bank) or each Bank so affected, as the case may be, shall, on the date such Revolving Loan would have been made pursuant to the Notice of Swing Line Refunding referred to in Section 3.04(a) (the "Refunding Date"), purchase an undivided participating interest in the outstanding Swing Line Loans to which such Notice of Swing Line Refunding related, in an amount equal to (i) such Bank's Borrowing Percentage times (ii) the aggregate principal amount of such Swing Line Loans then outstanding which were to have been repaid with Revolving Loans (the "Swing Line Participation Amount"). On the Refunding Date, each Bank or each Bank so affected, as the case may be, shall transfer to the Swing Line Bank, in immediately available funds, such Bank's Swing Line Participation Amount, and upon receipt thereof the Swing Line Bank shall, if requested by any Bank, deliver to such Bank a participation certificate dated the date of the Swing Line Bank's receipt of such funds and evidencing such Bank's ownership of its Swing Line Participation Amount. If any amount required to be paid by any Bank to the Swing Line Bank pursuant to this Section 3.04 in respect of any Swing Line Participation Amount is not paid to the Swing Line Bank on the date such payment is due from such Bank, such Bank shall pay to the Swing Line Bank on demand an amount equal to the product of
(i) such amount, times (ii) the Federal Funds Rate, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Swing Line Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Swing Line Bank submitted to any Bank with respect to any amounts owing under this Section 3.04(b) shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the Swing Line Bank has received from any Bank such Bank's Swing Line Participation Amount, the Swing Line Bank receives any payment on account of the related Swing Line Loans, the Swing Line Bank will promptly distribute to such Bank its Borrowing Percentage of such payment on account of its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Line Bank is required to be returned, such Bank will return to the Swing Line Bank any portion thereof previously distributed to it by the Swing Line Bank.

          (d) Each Bank's obligation to make Revolving Loans pursuant to Section 3.04(a) and to purchase participating interests pursuant to Section 3.04(b) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against any other Bank or the Company, or the Company may have against any Bank or any other Person, as the case may be, for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Company or any of its Subsidiaries; (iv) any breach of any Loan Document by any party thereto; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that a Bank shall not be required to make a Revolving Loan pursuant to Section 3.04(a) to refund a Swing Line Loan or to purchase a participating interest pursuant to Section 3.04(b) in a Swing Line Loan if before the Swing Line Bank made such Swing Line Loan such Bank gave notice to the Swing Line Bank stating its good faith belief that one or more Defaults or Events of Default have occurred and are continuing, specifying each such Default or Event of Default and stating that such Bank does not intend to make a Revolving Loan to refund or purchase a participating interest in such Swing Line Loan as long as such Default or Event of Default is continuing; provided, further, that the obligation of such Bank to make such Revolving Loans shall resume when such Defaults or Events of Default are no longer continuing; and provided, further, that notwithstanding such Bank's good faith belief, in the event no Default or Event of Default specified by such Bank had occurred and was continuing at the time such notice was sent, such Bank shall be liable for any such Revolving Loans it would have been required to make hereunder but for the sending of the notice described herein.


                           ARTICLE 4.

                 THE LETTER OF CREDIT FACILITY

          Section 4.01 Letter of Credit Commitment. (a) (i) Subject to the terms and conditions hereof, each Issuing Bank agrees to issue Non-Canadian Letters of Credit for the account of any Borrower that is not a Canadian Borrower on any Business Day during the Commitment Period in such form as shall be reasonably acceptable to the Issuing Bank; provided that no Non-Canadian

Letter of Credit shall be issued if, after giving effect thereto
(A) the Total Exposure would exceed the aggregate amount of the Commitments, (B) the aggregate amount of the Foreign Currency Exposure would exceed $400,000,000, (C) the aggregate amount of the Foreign Currency Exposure of all Revolving Loans and Letters of Credit denominated in any of Belgian Francs or Pounds Sterling would exceed $100,000,000 in the case of any such Currency, or
(D) the aggregate amount of the L/C Obligations, plus the aggregate amount of the Canadian L/C Obligations, would exceed $600,000,000.

              (ii) Subject to the terms and conditions hereof, each Canadian Issuing Bank agrees to issue Canadian Letters of Credit for the account of any Canadian Borrower on any Business Day during the Commitment Period in such form as shall be reasonably acceptable to the Canadian Issuing Bank; provided that no Canadian Letter of Credit shall be issued if, after giving effect thereto (A) the aggregate amount of the Canadian Exposure (other than CA Loans) of all of the Canadian Lending Banks would exceed the aggregate amount of the Canadian Commitments, (B) the Total Exposure would exceed the aggregate amount of the Commitments, (C) the aggregate amount of the Foreign Currency Exposure would exceed $400,000,000, (D) the aggregate amount of the Foreign Currency Exposure of all Revolving Loans and Letters of Credit denominated in Canadian Dollars would exceed $100,000,000, or (E) the aggregate amount of the Canadian L/C Obligations, plus the aggregate amount of the L/C Obligations, would exceed $600,000,000.

          (b)  Each Letter of Credit shall:

               (i)  be denominated in Dollars or an Available
     Foreign Currency; provided that a Letter of Credit denominated in Belgian Francs shall only be issued by the Belgian Lending Bank and only for the account of a Belgian
     Borrower;

              (ii) expire no later than the earlier of one year after its date of issuance and five Business Days prior to the Termination Date, although any such Letter of Credit may be automatically extended for periods not in excess of one year from the expiration date of the Letter of Credit unless the Issuing Bank elects not to extend such Letter of Credit or the extended maturity date would be subsequent to the day which is five Business Days prior to the Termination Date;

             (iii) be issued by the Issuing Bank in such form, and contain such terms, as shall be satisfactory to the Issuing Bank; provided that the inclusion of terms that (A) permit the beneficiary to draw on the Letter of Credit in full prior to the expiration date thereof if such Letter of Credit is not extended or a substitute letter of credit furnished or (B) provide for the automatic extension of the expiration date of the Letter of Credit unless the Issuing

     Bank gives not less than 30 days prior notice to the beneficiary of its non-extension, shall not, in and of itself, make the terms of any Letter of Credit unsatisfactory;

              (iv) be subject to the Uniform Customs and, to the extent not inconsistent therewith, the law of the State of New York or, if acceptable to the Majority Banks and the relevant account party, the jurisdiction of the Issuing Office at which such Letter of Credit is issued;

               (v) be in a stated Dollar Equivalent Amount of not less than $500,000; and

              (vi)  be issued only on a Business Day.

          (c) An Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Bank or any Bank or Canadian Lending Bank to exceed any limits imposed by, any change after the date hereof in any applicable Requirement of Law.

          Section 4.02 Procedure for Issuance of Letters of Credit Under This Agreement. Any Borrower may from time to time request that an Issuing Bank issue a Letter of Credit by delivering to such Issuing Bank at its Issuing Office a Letter of Credit Request in respect thereof (with a copy to the Agent), completed to the satisfaction of the Issuing Bank, and such other application, certificates, documents and other papers and information as such Issuing Bank may reasonably request. Upon receipt by an Issuing Bank of any Letter of Credit Request, and subject to the terms and conditions hereof, such Issuing Bank will process such Letter of Credit Request and the application, certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall any Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Letter of Credit Request in respect thereof and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Bank and such Borrower. Such Issuing Bank shall advise the Agent of the terms of such Letter of Credit on the date of issuance thereof and shall promptly thereafter furnish copies thereof and of each amendment thereto to the Company, to the Borrower for whose account such Letter of Credit is being issued, if such Borrower is not the Company, and, through the Agent, to each Bank.

          Section 4.03 Fees and Other Charges. (a) Each Borrower for whose account a Non-Canadian Letter of Credit is issued hereunder shall pay to the Agent, for the accounts of the L/C Participants (including the Issuing Bank) pro rata according to their respective Borrowing Percentages, a letter of credit fee with respect to each Non-Canadian Letter of Credit, computed at a rate equal to the then Eurocurrency Margin for Revolving Eurocurrency Loans on the daily average undrawn face amount of such Non-Canadian Letter of Credit. Such fees shall be payable in arrears on each Interest Payment Date (beginning with the Interest Payment Date occurring on the last Business Day of September, 1997, occurring after the date of issuance of each Non-Canadian Letter of Credit) and shall be nonrefundable.

          (b) Each Canadian Borrower for whose account a Canadian Letter of Credit is issued hereunder shall pay to the Agent, for the account of the Canadian L/C Participants (including the Issuing Bank) pro rata according to their Canadian Borrowing Percentages, a letter of credit fee with respect to each Canadian Letter of Credit, computed at a rate equal to the then COF Margin for Canadian Cost of Funds Loans on the daily average undrawn face amount of such Canadian Letter of Credit. Such fees shall be payable in arrears on each Interest Payment Date (beginning with the Interest Payment Date occurring on the last Business Day of September, 1997, occurring after the date of issuance of each Canadian Letter of Credit) and shall be nonrefundable.

          (c) The Agent shall, promptly following its receipt thereof, distribute to the L/C Participants and the Canadian L/C
Participants all fees received by the Agent for their respective accounts pursuant to this subsection.

          (d) In addition to the foregoing fees, each Borrower for whose account a Letter of Credit is issued hereunder shall
(i) pay or reimburse the Issuing Bank for such normal and customary fees, costs and expenses as are incurred or charged by such Issuing Bank in issuing, effecting payment under, amending or otherwise administering such a Letter of Credit, and (ii) pay the Issuing Bank such other fees as shall be agreed by the Issuing Bank and such Borrower.

          Section 4.04 L/C Participations. (a) Each Issuing Bank irrevocably agrees to grant, and hereby grants, in the case of each Non-Canadian Letter of Credit, to each L/C Participant, and, in the case of each Canadian Letter of Credit, to each Canadian L/C Participant, and, to induce each Issuing Bank to issue Non-Canadian Letters of Credit and Canadian Letters of Credit hereunder, each L/C Participant and each Canadian L/C Participant irrevocably agrees to accept and purchase, and hereby accepts and purchases, from each Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's or such Canadian L/C Participant's own account and risk, an undivided interest equal to such L/C Participant's Borrowing Percentage, or such Canadian L/C Participant's Canadian Borrowing Percentage, as applicable, of the Issuing Bank's obligations and rights under each Non-Canadian Letter of Credit and Canadian Letter of Credit, respectively, issued by such Issuing Bank hereunder and the amount of each draft paid by such Issuing Bank thereunder. Each L/C Participant and Canadian L/C Participant unconditionally and irrevocably agrees with each Issuing Bank that, if a draft is paid under any Non-Canadian Letter of Credit or Canadian Letter of Credit issued by the Issuing Bank for which the Borrower which is the account party under such Letter of Credit or Canadian Letter of Credit has not reimbursed the Issuing Bank to the full extent required by the terms of this Agreement, such L/C Participant or Canadian L/C Participant, as applicable, shall pay the Agent for the account of the Issuing Bank upon demand, at the Agent's office in respect of the relevant Currency set forth on the Administrative Schedule, an amount equal to such L/C Participant's Borrowing Percentage or such Canadian L/C Participant's Canadian Borrowing Percentage, as applicable, of the amount of such draft, or any part thereof, which is not so reimbursed; provided that an L/C Participant or a Canadian L/C Participant shall not be required to make any such payment in respect of a Letter of Credit if before the Issuing Bank issued such Letter of Credit such L/C Participant or Canadian L/C Participant gave notice to the Issuing Bank stating its good faith belief that one or more Defaults or Events of Default have occurred and are continuing, specifying each such Default or Event of Default and stating that such L/C Participant or Canadian L/C Participant does not intend to make a payment to the Issuing Bank in respect of such Letter of Credit as long as such Defaults or Events of Default are continuing; provided, further, that the obligation of such L/C Participant or Canadian L/C Participant to make such payment to the Issuing Bank shall resume when such Defaults or Events of Default are no longer continuing; and provided, further, that notwithstanding such L/C Participant's or Canadian L/C Participant's good faith belief, in the event no Default or Event of Default specified by such L/C Participant or Canadian L/C Participant had occurred and was continuing at the time such notice was sent, such L/C Participant or Canadian L/C Participant shall be liable for any such payment it would have been required to make to the Issuing Bank hereunder but for the sending of the notice described herein.

          (b) If any amount required to be paid by any L/C Participant or Canadian L/C Participant to the Agent for the account of the Issuing Bank pursuant to Section 4.04(a) in respect of any unreimbursed portion of any payment made by an Issuing Bank under any Non-Canadian Letter of Credit or Canadian Letter of Credit is not paid to the Agent on the date such payment is due from such L/C Participant or Canadian L/C Participant, such L/C Participant or Canadian L/C Participant shall pay to the Agent for the account of the Issuing Bank on demand an amount equal to the product of (i) such amount, times
(ii) (A) in the case of any such payment obligation denominated in Dollars, the daily average Federal Funds Rate, as quoted by the Issuing Bank, or (B) in the case of any such payment obligation denominated in an Available Foreign Currency, the rate customary in such Currency for settlement of similar interbank obligations, as quoted by the Issuing Bank, in each case during the period from and including the date on which such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of an Issuing Bank submitted to any L/C Participant or Canadian L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the Issuing Bank has made payment under any Non-Canadian Letter of Credit or Canadian Letter of Credit and has received from any L/C Participant or Canadian L/C Participant its pro rata share of such payment in accordance with Section 4.04(a), the Issuing Bank receives any payment related to such Non-Canadian Letter of Credit or Canadian Letter of Credit (whether directly from the account party or otherwise, including by way of set-off or proceeds of collateral applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will promptly distribute to the Agent for the respective accounts of such L/C Participant or Canadian L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such L/C Participant or Canadian L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

          Section 4.05 Reimbursement Obligation of the Borrowers. (a) Each Borrower for whose account a Letter of Credit is issued hereunder irrevocably agrees to reimburse the Issuing Bank in respect of each Drawing under such Letter of Credit, on the later of (A) the date such Drawing is disbursed by such Issuing Bank and (B) the second Business Day after such Issuing Bank notifies such Borrower (with a copy to the Agent at its address in the Administrative Schedule for Notices of Borrowing for the applicable Currency) of the date and amount of a draft presented under such Letter of Credit, for the amount of
(i) such draft and (ii) all taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with the payment of such draft. Each such payment shall be made to the Issuing Bank at its Issuing Office in the Currency of the payment of such draft and in immediately available funds.

          (b) Subject to Section 5.03, interest shall be payable on any and all amounts payable by a Borrower pursuant to Section 4.05(a) remaining unpaid from the date such amounts become payable until such amounts shall be paid in full at a rate per annum equal to (i) in the case of such amounts payable in Dollars, the Base Rate as in effect from time to time plus the Utilization Fee as in effect from time to time, and (ii) in the case of such amounts payable in any other Currency, 2% above the rate reasonably determined by the Issuing Bank as the cost of funding such overdue amounts from time to time on an overnight basis. Amounts not paid on the Business Day next succeeding the day such amounts become payable shall bear interest thereafter at the Post-Default Rate.

          Section 4.06  Nature of Borrowers' Obligations.
Without affecting any rights the Issuing Bank, the Banks, the Belgian Lending Bank, the Canadian Lending Banks or the Agent may have under Applicable Law, each Borrower agrees that none of the Issuing Bank, the Banks, the Belgian Lending Bank, the Canadian Lending Banks or the Agent, or their respective officers or directors, shall be liable or responsible for, and the obligations of such Borrower to the Issuing Bank, the L/C Participants, the Canadian L/C Participants, the Belgian Lending Bank, the Canadian Lending Banks, the Banks and the Agent hereunder shall not in any manner be affected by: (a) the use that may be made of any Letter of Credit or the proceeds thereof by the beneficiary thereof or any other Person; (b) the validity, sufficiency or genuineness of documents presented in connection with any Drawing, or of any endorsements thereon, even if such documents should, in fact, prove to be in any or all respects invalid, insufficient, fraudulent or forged; or (c) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that such Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by such Borrower that are caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of such Letter of Credit, or (ii) the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it of documents strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order without responsibility for further investigation, regardless of any notice or information to the contrary.

          Section 4.07 Letter of Credit Payments. If any draft shall be presented for payment to the Issuing Bank under any Letter of Credit, the Issuing Bank shall promptly notify the account party of the date and amount thereof. The responsibility of the Issuing Bank to the account party in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

          Section 4.08 Letter of Credit Requests. To the extent that any provision of any Letter of Credit Request related to any Letter of Credit is inconsistent with the provisions of this
Article 4, the provisions of this Article 4 shall apply.

          Section 4.09 Existing Letters of Credit. If, on the date of the initial Credit Extension, there are any letters of credit outstanding under the 1993 Credit Agreement which have been issued by a Bank, such letters of credit, together with each other letter of credit listed on Schedule 4.09 outstanding on such date (which shall include certain letters of credit issued for the account of Fibreboard which shall be deemed to be reissued for the account of Sierra Corp.), shall be deemed to be Letters of Credit for purposes of this Agreement, the Bank that issued each such letter of credit shall constitute the Issuing Bank hereunder in respect of such Letter of Credit, and such Issuing Bank shall be deemed, without further action by any party hereto, to have granted to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have acquired from such Issuing Bank, a participation in each such Letter of Credit, and any Drawings that may at any time be made thereunder, to the extent of such Bank's Borrowing Percentage.

          Section 4.10 L/C Reports. Each Issuing Bank shall send a report to the Agent specifying the aggregate amount of Letters of Credit issued by it that were outstanding as of the opening of business on each day during a calendar month, such report to be due on or prior to the last Business Day of the first calendar week succeeding such calendar month, commencing with the first week of August, 1997.


                           ARTICLE 5.

                 CERTAIN PROVISIONS APPLICABLE
               TO THE LOANS AND LETTERS OF CREDIT

          Section 5.01  Cancellation or Reduction of Commitments.
(a) Optional Cancellation or Reductions. The Company may irrevocably cancel or reduce the Commitments without penalty by giving the Agent not less than three Business Days' prior notice of its intention to effect such a cancellation or reduction and not less than one Business Day's prior notice irrevocably confirming such cancellation or reduction; provided that any partial reduction shall be in an aggregate amount equal to $25,000,000 or an integral multiple thereof.

          (b)  Mandatory Reductions.  (i)  Debt.  Subject to
Section 5.01(b)(iii), the Commitments shall be reduced by an amount equal to the Net Cash Proceeds of each incurrence or sale of Debt of the Company or any Subsidiary by the Company or any Subsidiary (whether, in the case of the sale of any such Debt, the Debt is that of the Person making such sale or of another Person); provided that this Section 5.01(b)(i) shall not apply to
(v) drawdowns under a credit facility listed on Schedule 5.01(b)(iv) hereto not in excess of the listed amount of such facility, (w) Permitted Intercompany Debt, (x) the refinancing or extension of any Existing Debt, (y) the issuance of TRUPS Notes by the Company so long as the Company is in compliance with

Section 8.19 or (z) such other incurrences or sales of Debt as may be agreed to by the Majority Banks.

              (ii) Capital Securities. Subject to Section 5.01(b)(iii), the Commitments shall be reduced by an amount equal to the Net Cash Proceeds of any issuance or sale of any Capital Securities of the Company or any Subsidiary by the Company or any Subsidiary (whether, in the case of the sale of any such Capital Securities, the Capital Securities are those of the Person making such sale or another Person); provided that this Section 5.01(b)(ii) shall not apply to (v) the issuance or sale of Capital Securities of the Company or any Subsidiary that results from an exercise of stock options of such Person; (w) the issuance or sale of Capital Securities of the Company or any Subsidiary under an employee stock purchase, stock ownership or other incentive plan of any such Person; (x) the issuance or sale of Capital Securities by the Company or any Subsidiary to the Company or a Wholly Owned Subsidiary; (y) the issuance and sale of TRUPS in connection with the acquisition by the Company, directly or indirectly, of substantially all of the assets and business of, or all of the ownership interest in, another business entity, or any TRUPS issued in repayment or replacement thereof in accordance with the last sentence of Section 15.02; or
(z) such other issuances or sales of Capital Securities as may be agreed to by the Majority Banks.

             (iii)  Reduction Limit.  Notwithstanding the
foregoing, the Commitments shall not be required to be further reduced pursuant to either Section 5.01(b)(i) or Section 5.01(b)(ii), after the aggregate amount of the Commitment reductions effected pursuant to Section 5.01(b)(i), plus those effected pursuant to Section 5.01(b)(ii), plus those effected pursuant to Section 5.01(a), but not including any Commitment reductions effected pursuant to Section 5.01(b)(iv) or Section 5.01(b)(v), shall equal $200,000,000.

              (iv)  Investment Rating.  In addition to any
Commitment reductions pursuant to Section 5.01(a) or the preceding paragraphs (i) and (ii), if, on the date which is six months after the Agreement Date (the "Existing Debt Reduction Date"), the long-term senior unsecured debt of the Company has an S&P Rating lower than BBB- and a Moody's Rating lower than Baa3, the Commitments shall be reduced permanently by an amount equal to the Existing Debt Reduction Amount.

              (v) Sales of Accounts Receivable. If at any time any sale or sales by the Company, its Domestic Subsidiaries, and its Foreign Subsidiaries that are Loan Parties of accounts receivable (or undivided interests therein) shall cause the aggregate outstanding uncollected amount of accounts receivable (or undivided interests therein) sold by the Company, its Domestic Subsidiaries, and its Foreign Subsidiaries that are Loan Parties after the Agreement Date to exceed $200,000,000, or shall cause the amount of such excess to increase above the highest previous amount thereof subsequent to the Agreement Date, the Company shall notify the Agent of (A) such sale or sales and the amount of such excess, and (B) each subsequent sale or sales where, after giving effect thereto, such excess shall have increased in an amount of $10,000,000 or more, and the Commitments shall be automatically reduced by the amount of such excess above $200,000,000 and each such increase therein of $10,000,000 or more.

           (c)  Canadian Commitments.  A reduction of the
Commitments under Section 5.01(a) or (b) shall not cause a reduction of the Canadian Commitments.

          Section 5.02 Prepayments. (a) Optional Prepayments. A Borrower may, at any time and from time to time, prepay Revolving Loans and Swing Line Loans and, if the applicable Borrower and the Bank or the Canadian Lending Bank making such Loan shall have so agreed, a CA Loan, in whole or in part, without premium or penalty, except that (i) any prepayment of any Loans having the same Interest Period shall be in an aggregate principal amount of at least $5,000,000 or a greater integral multiple of $1,000,000, or, if less, the then outstanding amount of such Loans, (ii) any prepayment of any Loans made on a day other than on the last day of an applicable Interest Period shall be made together with payment of the amount, if any, due with respect thereto under Section 14.04, and (iii) any prepayment of Revolving Base Rate Loans shall be in an aggregate principal amount of at least $5,000,000 or a greater integral multiple of $1,000,000 or, if less, the then outstanding amount of such Loans. A Borrower shall deliver to the Agent and, in the case of CA Loans, to the Bank or the Canadian Lending Bank making such Loan, a Notice of Prepayment in respect of each prepayment, (A) in the case of a prepayment of Swing Line Loans, no later than 11:00 a.m. (New York time) on the Business Day of, (B) in the case of Revolving Base Rate Loans, one Business Day before, and,
(C) in the case of a prepayment of any other Loans, three Business Days before, the date of such prepayment. Amounts to be prepaid shall irrevocably be due and payable on the date specified in the applicable Notice of Prepayment.

          (b) Mandatory Prepayments. The Company shall, on each date that a reduction in the Commitments or any change in any Exchange Rate or Exchange Rates causes the Total Exposure to exceed the Commitments, or Canadian Outstanding Exposure to exceed the Canadian Commitments, prepay, or cause to be prepaid, an aggregate principal amount of the Loans, L/C Obligations and Canadian L/C Obligations equal to such excess, together with the amounts, if any, due with respect thereto under Section 14.04. Any such prepayment shall be applied, as applicable, first, to the outstanding amount of Drawings, second, to the outstanding amount of Swing Line Loans, third, to the outstanding amount of Revolving Loans, fourth, to the outstanding amount of CA Loans, and fifth, to the outstanding amount of Canadian Bankers' Acceptances, Contingent Reimbursement Obligations and Canadian

Contingent Reimbursement Obligations, pro rata on the basis of the respective principal amounts thereof provided that in the case of Drawings and Loans to be prepaid, only Drawings, Swing Line Loans and Base Rate Loans outstanding on such date shall be prepaid on such date, and the remainder of the aggregate principal amount of Loans required to be prepaid shall be prepaid on the last day of each current Interest Period in respect of CA Loans, Canadian Cost of Funds Loans and Eurocurrency Loans as such last days occur until such aggregate excess principal amount shall be paid in full. Any such prepayment made on account of Canadian Bankers' Acceptances, Contingent Reimbursement Obligations or Canadian Contingent Reimbursement Obligations that are not prepayable shall be held as cash collateral in accordance with Section 13.18.

          Section 5.03 Post-Default Rate. If all or any part of any Loan or Drawing or any other amount due and payable hereunder is not paid when due (whether at maturity, by reason of Notice of Prepayment or acceleration, or otherwise), such unpaid amount shall, to the maximum extent permitted by Applicable Law, bear interest for each day during the period from the date such amount so becomes due until it shall be paid in full (whether before or after judgment) at a rate per annum equal to the applicable Post-Default Rate.

          Section 5.04 Maximum Interest Rate. Nothing contained in the Loan Documents shall require any Borrower at any time to pay interest at a rate exceeding the Maximum Permissible Rate.
If the interest payable by any Borrower on any date would exceed the maximum amount permitted by the Maximum Permissible Rate, such interest payment shall automatically be reduced to such maximum permitted amount, and interest for any subsequent period, to the extent less than the maximum amount permitted for such period by the Maximum Permissible Rate, shall be increased by the unpaid amount of such reduction. Any interest actually received for any period in excess of such maximum amount permitted for such period shall be deemed to have been applied as a prepayment of the Loans.

          Section 5.05 Facility Fee. (a) The Company shall pay to the Agent for the account of each Bank a facility fee (the "Facility Fee") for the period from and including the Agreement Date to, but excluding, the Termination Date, computed at the Facility Fee Rate in effect from time to time on the average daily amount of the Commitment (used and unused) of such Bank during the period for which payment is made, payable quarterly in arrears on the successive Interest Payment Dates (beginning with the Interest Payment Date occurring on the last Business Day of September, 1997) and on the Termination Date or such earlier date on which the Commitments shall be reduced (to the extent accrued and unpaid on the amount of the reduction) or shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

          (b) The Company agrees to pay to the Agent, for its own account and for the account of CSFB, as Arranger of the facilities provided under this Agreement, the fees in the amounts and on the dates agreed to by such parties in writing prior to the Agreement Date.

          Section 5.06 Computation of Interest and Fees. All fees and interest, other than interest calculated on the basis of the Prime Rate or the Canadian Prime Rate, shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. Interest calculated on the basis of the Prime Rate or the Canadian Prime Rate shall be computed on the basis of a year of 365 or 366 days, as the case may be, and paid for the actual number of days elapsed. Interest for each Interest Period shall be calculated from and including the first day thereof to but excluding the last day thereof. If the date for any payment of principal is extended (whether by operation of this Agreement, any provision of law or otherwise), interest shall be payable on such principal for such extended time.

          Section 5.07 Manner of Payment. All payments due to each Bank, each Canadian Lending Bank, the Swing Line Bank, an Issuing Bank and the Agent hereunder and under the Notes shall be due and shall be made at the Payment Time and place, and in the manner and Currency, required hereunder, without any deduction whatsoever, including, but not limited to, any deduction for any set-off, recoupment, counterclaim (whether sounding in tort, contract or otherwise) or Tax, except for any withholding or deduction for Taxes required to be withheld or deducted under Applicable Law. The Company, each other Borrower, each Guarantor and each Consenting Subsidiary hereby authorizes each such Person, if and to the extent payment due to such Person hereunder is not otherwise made when due, to charge any amount so due against any or all of the accounts of the Company, any Borrower, any Guarantor or any Consenting Subsidiary with the Agent or such Bank, Canadian Lending Bank, Swing Line Bank or Issuing Bank or any of their respective Affiliates, with the applicable Borrower and each Guarantor remaining liable for any deficiency. Whenever any payment to any Bank, any Canadian Lending Bank, the Swing Line Bank, any Issuing Bank or the Agent hereunder shall be due on a day that is not a Business Day, the date of payment thereof shall be extended to the next succeeding Business Day, unless, in the case of a payment on account of a Eurocurrency Loan or a Canadian Cost of Funds Loan, such extension would cause payment to be made in the next succeeding calendar month, in which case such due date shall be advanced to the next preceding Business Day.

          Section 5.08 Taxes. (a) (i) Taxes Payable by the Borrowers and the Guarantors. If under Applicable Law any Tax is required to be withheld or deducted from, or is otherwise payable by any Borrower or any Guarantor in connection with, any payment to the Agent or any Bank under this Agreement or any other Loan Document, such Borrower or Guarantor (A) shall (1) if so required, withhold or deduct the amount of such Tax from such payment and, in any case, pay such Tax to the appropriate taxing authority in accordance with Applicable Law, and (2) indemnify the Agent and such Bank in accordance with the provisions of
Section 13.02(a) against its failure so to do, and (B) shall, subject to Section 5.08(a)(iii), pay to the Agent or such Bank, as applicable, such additional amounts as may be necessary so that the net amount received by the Agent or such Bank with respect to such payment and such additional amounts, after withholding or deducting all Taxes required to be withheld or deducted, is equal to the full amount payable under this Agreement or any other Loan Document. If any Tax is withheld or deducted from, or is otherwise payable by any Borrower or Guarantor in connection with, any payment payable to the Agent or any Bank under this Agreement or any other Loan Document, such Borrower or Guarantor shall, as soon as possible after the date of such payment, furnish to the Agent or such Bank, as applicable, the original or a certified copy of a receipt for such Tax from the applicable taxing authority. If any payment due to the Agent or any Bank under this Agreement or any other Loan Document is or is expected to be made by any Borrower or Guarantor without withholding or deducting therefrom, or otherwise paying in connection therewith, any Tax payable to any taxing authority, such Borrower or Guarantor shall, within 30 days after any reasonable request from the Agent or such Bank, as applicable, furnish to the Agent or such Bank a certificate from such taxing authority, or an opinion of counsel acceptable to the Agent or such Bank, in either case stating that no Tax payable to such taxing authority was or is, as the case may be, required to be withheld or deducted from, or otherwise paid by such Borrower or Guarantor in connection with, such payment.

              (ii) Taxes Payable by the Agent or any Bank. Each Borrower or Guarantor shall, promptly upon request by the Agent or any Bank for the payment thereof, but subject to Section 5.08(a)(iii), pay to the Agent or such Bank, as the case may be,
(A) all Taxes (other than Bank Taxes and without duplication of amounts paid pursuant to Section 5.08(a)(i)) payable by the Agent or such Bank, as the case may be, with respect to any payment due to the Agent or such Bank under this Agreement or any other Loan Document, (B) all Taxes deducted or withheld by the Belgian Lending Bank with respect to payments made by it to the Banks pursuant to Section 1.06 and (C) all Taxes (including Bank Taxes) payable by the Agent or such Bank (after giving effect to any credit, deduction or other reduction in Taxes received by the Agent or such Bank) as a result of payments made by such Borrower (whether made to a taxing authority or to the Agent or such Bank) pursuant to this Section 5.08(a)(ii).

             (iii) Limitations. Notwithstanding anything to the contrary contained herein, no Borrower or Guarantor shall be required to pay any additional amount in respect of the withholding of United States Federal income taxes pursuant to this Section 5.08 to any Bank (A) except to the extent such Taxes are required to be withheld as a result of (1) in the case of a person that is a Bank on the Agreement Date, a Regulatory Change Enacted after the Agreement Date, and (2) in the case of a Person that becomes a Bank after the Agreement Date, a Regulatory Change Enacted after such Person becomes a Bank, or (B) to the extent such withholding is required because such Bank has failed (1) to submit any form or certificate that it is entitled to so submit under Applicable Law, or (2) in the case of a Bank that is a Non-US Bank, to cause its Notes to be issued as Registered Notes, or
(C) in the case of a Person that becomes a Bank after the Agreement Date, except to the extent such additional amount would have been payable had such Person not become a Bank.

         (iv) Exemption From U.S. Withholding Taxes. There shall be submitted to the Company and the Agent, (A) on or before the first date that interest or fees are payable to such Bank under this Agreement or any other Loan Document, (1) if at the time the same are applicable, (aa) by each Bank that is not a United States Person, two duly completed and signed copies of Internal Revenue Service Form 1001 or 4224, in either case entitling such Bank to a complete exemption from withholding of any United States Federal income taxes on all amounts to be received by such Bank under the Loan Documents, or (bb) by each Bank that is a Non-US Bank, (x) a duly completed Internal Revenue Service Form W-8 and (y) a certification in the form of Schedule 5.08(a)(iv) that such Bank is a Non-US Bank, or (2) if at the time any of the foregoing are inapplicable, duly completed and signed copies of such form, if any, as entitles such Bank to exemption from withholding of United States Federal income taxes to the maximum extent to which such Bank is then entitled under Applicable Law, and (B) from time to time thereafter, prior to the expiration or obsolescence of any previously delivered form or upon any previously delivered form becoming inaccurate or inapplicable, such further duly completed and signed copies of such form, if any, as entitles such Bank to exemption from the withholding of United States Federal income taxes to the maximum extent to which such Bank is then entitled under Applicable Law. Each Bank shall promptly notify the Company and the Agent if (A) it is required to withdraw or cancel any form or certificate previously submitted by it or any such form or certificate has otherwise become ineffective or inaccurate, or (B) payments to it are or will be subject to withholding of United States Federal income taxes to a greater extent than the extent to which payments to it were previously subject. Upon the request of the Company or the Agent, each Bank that is a United States Person shall from time to time submit to the Company and the Agent a certificate to the effect that it is such a United States Person and a duly completed Internal Revenue Service Form W-9.

          (b) Credits and Deductions. If the Agent or any Bank is, in its sole opinion, able to apply for any credit, deduction or other reduction in Bank Taxes by reason of any payment made by any Borrower under Section 5.08(a)(i), the Agent or such Bank, as the case may be, shall use reasonable efforts to obtain such credit, deduction or other reduction and, upon receipt thereof, will pay to such Borrower such amount, not exceeding the increased amount paid by such Borrower, as is equal to the net after-tax value (determined after giving effect to, among other things, any deduction or credit the Agent or any Bank receives by reason of such payment to such Borrower) to the Agent or such Bank, in its sole opinion, of such part of such credit, deduction or other reduction as it considers to be allocable to such payment by such Borrower, having regard to all of the Agent's or such Bank's dealings giving rise to similar credits, deductions or other reductions in relation to the same tax period and to the cost of obtaining the same; provided, however, that (i) the Agent or such Bank, as the case may be, shall not be obligated to disclose to the Borrower any information regarding its tax affairs or computations, and (ii) nothing in this Section 5.08(b) shall interfere with the right of the Agent or such Bank to arrange its tax affairs as it deems appropriate or impose an obligation on the Agent or such Bank to obtain any credit, deduction or other reduction in Taxes if, in its sole opinion, to do so would (x) impose undue hardships, burdens or expenditures on it or (y) increase its exposure to taxation by the jurisdiction in question.

          Section 5.09 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) (i) each Borrowing of Revolving Loans that are not Belgian Loans, Canadian Loans, Swing Line Loans or CA Loans shall be made from the Banks pro rata in accordance with their respective Borrowing Percentages, provided that, when the Aggregate Non-Canadian Exposure equals or exceeds the aggregate amount of the Non-Canadian Commitments, such Loans shall be made only by Banks that are, or whose Affiliates are, Canadian Lending Banks, and provided, further, that (A) in the case of a Bank that is not a Canadian Lending Bank, its Outstanding Exposure shall not exceed its Commitment and (B), in the case of a Bank that is, or whose Affiliate is, a Canadian Lending Bank, its Outstanding Exposure plus its, or its Affiliate's, Canadian Outstanding Exposure shall not exceed such Bank's Commitment, (ii) each Borrowing of Revolving Loans that are Belgian Loans shall be made from the Belgian Lending Bank, and (iii) each borrowing of Revolving Loans that are Canadian Loans shall be made from the Canadian Lending Banks pro rata in accordance with their respective Canadian Commitments, provided that a Canadian Lending Bank's Outstanding Canadian Exposure shall not exceed its Canadian Commitment; (b) each conversion or continuation of Revolving Loans shall be made pro rata according to the respective aggregate principal amounts outstanding of the Loans of the Type and Interest Period being converted or continued; (c) each payment or prepayment by a Borrower or Guarantor of principal of or interest on Loans shall be made for the account of the Banks or Canadian Lending Banks, as the case may be, pro rata in accordance with the respective unpaid principal amounts of Loans of the Type and Interest Period with respect to which such payment or prepayment is being made;
(d) each payment by a Borrower or Guarantor of principal of or interest on Loans shall be distributed by the Agent for the account of the Banks pro rata in accordance with the respective amounts thereof to which they are entitled; (e) each payment of letter of credit fees or Facility Fees shall be made for the account of the Banks and the Canadian Lending Banks, as applicable, pro rata in accordance with the respective amounts thereof; and (f) each reduction in the Commitments shall be made pro rata in accordance with the respective amounts thereof.

          Section 5.10 Evidence of Debt. (a) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to such Bank resulting from each Loan by such Bank from time to time and, in the case of each Issuing Bank, each Drawing, including the amounts of principal and interest payable and paid to such Bank from time to time under this Agreement.

          (b) The Agent shall maintain a loan register (the "Loan Register") and a subaccount therein for each Bank in which shall be recorded (i) the amount of each Loan made hereunder,
(ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Bank under Loans and to each Issuing Bank in respect of Drawings, and (iii) the amount of any sum received by the Agent from each Borrower in respect of Loans, and the amount of each Bank's share thereof, and in respect of Drawings.

          (c) This Agreement, each Note, the entries made by the Agent in the Loan Register and the accounts of each Bank maintained pursuant to Section 5.10(a) shall, to the extent permitted by Applicable Law, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded; provided, however, that the failure of any Bank or the Agent to maintain the Loan Register or any such account, or any error therein, shall not in any manner affect the obligation of each Borrower to repay (with applicable interest) the Loans made to, and Drawings made for the account of, such Borrower by any Bank in accordance with the terms of this Agreement.

          (d) Each Borrower agrees that, if in the sole opinion of any Bank, any Canadian Lending Bank or the Swing Line Bank, a promissory note or notes are required or desirable to evidence any Loans made by such Person, such Borrower will promptly execute and deliver to such Person a Note (which may be a Registered Note) to further evidence the Loans that may be outstanding to such Person from time to time.

          Section 5.11 Bank Default. (a) If any Bank Default occurs with respect to any Bank or any Canadian Lending Bank, (i) the Agent and such Bank or Canadian Lending Bank agree, if requested by the Company, to attempt to locate a commercial bank or other financial institution that desires to accept the assignment of the Loans, L/C Participations, Canadian L/C Participations, Commitment and Canadian Commitment of such Bank or Canadian Lending Bank and its other rights and obligations hereunder relating thereto and (ii) if such a bank or institution is located, such Bank and Canadian Lending Bank each agrees to assign its interest in its Loans, L/C Participations, Canadian L/C Participations, Commitment, Canadian Commitment and Note, if any, and its other rights and obligations hereunder relating thereto to such bank or institution in accordance with Section 13.08(a) for an amount equal to the aggregate amount owing to such Bank or Canadian Lending Bank under this Agreement and such Bank's or Canadian Lending Bank's Note, if any, at the time of such assignment (including the aggregate principal amount of such Bank's or Canadian Lending Bank's Loans and such Bank's Borrowing Percentage, or such Canadian Lending Bank's Canadian Borrowing Percentage, of Drawings with respect to which it has made its required payments under Section 4.04(a), accrued interest, and all fees and other amounts accrued or payable to such Bank or Canadian Lending Bank). If no such assignment is arranged and no Default exists, the Company may, upon ten days' prior notice to such Bank or Canadian Lending Bank, terminate such Bank's Commitment or such Canadian Lending Bank's Canadian Commitment and thereupon promptly prepay such Bank's and such Canadian Lending Bank's Loans, Notes and all other amounts payable to such Bank and Canadian Lending Bank hereunder with respect to its Loans, L/C Participations, Canadian L/C Participations, Commitment and Canadian Commitment and cash collateralize its L/C Participations and Canadian L/C Participations; provided that prepayments of Fixed Rate Loans may be made on the last day of the applicable Interest Periods.

          (b) If, as a result of the existence of a Bank Default with respect to any Bank or Canadian Lending Bank, an Issuing Bank elects not to issue any Letter of Credit that it has been requested to issue in accordance with Section 4.01(a), or the Belgian Lending Bank elects not to make any Revolving Loan that is a Belgian Loan that it has been requested to make pursuant to
Section 1.01(a), such defaulting Bank or Canadian Lending Bank, shall be deemed to have breached its Commitment or its Canadian Commitment, as the case may be, and, subject to the limitations set forth in Section 13.12, shall be liable to the Company for any damages resulting from such non-issuance.

          Section 5.12 Availability of Amounts of Loans. Unless the Agent shall have received notice from a Bank or a Canadian Lending Bank, as the case may be, prior to 12:00 noon on the requested date for the making of any Loan by such Bank or Canadian Lending Bank that such Bank or Canadian Lending Bank will not make available to the Agent the Loans requested to be made by such Bank or Canadian Lending Bank on such date, the Agent may assume that such Bank or Canadian Lending Bank has made such Loans available to the Agent on such date in accordance with the provisions of this Agreement, and the Agent in its sole discretion may, in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount on behalf of such Bank or Canadian Lending Bank. If and to the extent such Bank or Canadian Lending Bank shall not have so made available to the Agent the Loans requested to be made by such Bank or Canadian Lending Bank on such date and the Agent shall have so made available to such Borrower a corresponding amount on behalf of such Bank or Canadian Lending Bank, such Bank or Canadian Lending Bank shall, on demand, pay to the Agent such corresponding amount together with interest thereon, for each day from the date such amount shall have been so made available by the Agent to such Borrower until the date such amount shall have been paid to the Agent, at the Federal Funds Rate until (and including) the third Business Day after demand is made and thereafter at the Base Rate. If such Bank does not pay such corresponding amount promptly upon the Agent's demand therefor, the Agent shall promptly notify the relevant Borrower and such Borrower shall promptly repay such corresponding amount to the Agent together with accrued interest thereon at the applicable rate or rates provided herein; provided, however, that, with respect to such repayment, the Borrower shall have no liability with respect to losses, costs or expenses otherwise compensable under Section 14.04 in connection therewith.


                           ARTICLE 6.

                      CONDITIONS PRECEDENT

          Section 6.01 Conditions to Initial Loan or Letter of Credit. The obligation of the Banks or any of them to make the initial Credit Extension hereunder (whether such initial Credit Extension shall be a Loan or the issuance of a Letter of Credit) is subject to the fulfillment of the following conditions:

          (a) each such Bank, if it shall have requested the same, shall have received a duly prepared and executed Note or Notes of the Borrower requesting such Credit Extension;

          (b) the Agent shall have received each of the following, in form and substance, and, in the case of the documents referred to in clauses (i), (ii), (iii), (vii), (ix) and (x) below, certified in a manner, satisfactory to the Agent:

               (i)  a certificate of the Secretary or an
     Assistant Secretary of the Company and Sierra Corp., dated the date of such Loan or Letter of Credit, substantially in the form of Schedule 6.01(b)(i), to which shall be attached copies of the resolutions and by-laws referred to in such certificate;

              (ii) a copy of the certificate of incorporation of the Company, Sierra Corp. and Fibreboard, certified as of a recent date by the Secretary of State or other appropriate official of such Person's jurisdiction of incorporation;

             (iii) a good standing certificate with respect to the Company, Sierra Corp. and Fibreboard, issued as of a recent date by the Secretary of State or other appropriate official of the jurisdiction of such Person's incorporation, together with a telefax from such Secretary of State or other official, updating the information in such certificate;

              (iv) (A) an opinion of the General Counsel of the Company, dated the date of such Loan or Letter of Credit, in the form of Schedule 6.01(b)(iv)-A, and (B) an opinion of Sidley & Austin, in the form of Schedule 6.01(b)(iv)-B, with such changes in either such opinion as the Agent shall approve;

               (v)  an opinion of Winthrop, Stimson, Putnam &
     Roberts, special counsel for the Agent, dated the date of such Loan or Letter of Credit, in the form of Schedule
     6.01(b)(v);

              (vi) a duly executed copy of this Agreement and each of the other Loan Documents required to be delivered on such date pursuant to this Agreement;

             (vii)  copies certified by the Secretary or
     Assistant Secretary of the Company of the Tender Offer
     Documents and the Merger Agreement;

            (viii) a duly executed Subsidiary Consent of each Wholly-Owned Domestic Subsidiary listed in Part I of
     Schedule 6.01(b) (viii), in the form of Part II of Schedule
     6.01(b)(viii);

              (ix)  a copy of the Schedule 14D-9 and all
     amendments thereto filed by Fibreboard with the SEC, together with a certificate of an officer of the Company stating that, after consultation with an officer of Fibreboard, to the best of such officer's knowledge, there are no additional amendments to the Schedule 14D-9 and that the recommendation of the Board of Directors of Fibreboard to the stockholders of Fibreboard that they tender their shares pursuant to the Offer has not been modified or withdrawn; and

              (x) evidence satisfactory to the Agent and the Majority Banks that, concurrently with the disbursement of the Loans or issuance of the Letters of Credit requested to be made on such date, Sierra Corp. shall have purchased pursuant to the Offer and at a price not higher than the Offer Price, or otherwise acquired, at least that number of Shares necessary for Sierra Corp. to effect the Merger without the affirmative vote of any other holder of Shares or any other Capital Security of Fibreboard in accordance with Applicable Law and the organizational documents of

     Fibreboard, and that such purchased, or otherwise acquired, Shares are free and clear of all restrictions on such purchase or other acquisition imposed by Applicable Law or otherwise and any voting trusts, proxies or similar arrangements that would restrict Sierra Corp.'s right to exercise the voting rights attributable to such Shares;

          (c) the Company shall have paid all of the fees required to be paid to the Agent and the Banks on or prior to the date of the initial Credit Extension; and

          (d) the Banks shall be satisfied that, concurrently with the disbursement of the Loans or issuance of the Letters of Credit requested to be made on such date, and giving effect to the application of the proceeds thereof, (i) the outstanding loans under the 1993 Credit Agreement shall have been repaid in full, (ii) the outstanding loans under the Canadian Credit Agreement shall have been repaid in full, (iii) all commitments for the making of loans and issuance of letters of credit under the 1993 Credit Agreement and the Canadian Credit Agreement shall have been terminated, (iv) there shall have been delivered to the Company all promissory notes evidencing loans under the 1993 Credit Agreement and the Canadian Credit Agreement, and (v) all other existing credit agreements and outstanding indebtedness of the Company, Fibreboard and their respective Subsidiaries agreed by the Company and the Banks to be fully paid and terminated on or prior to the date of the initial Loans hereunder, as set forth on Schedule 6.01(d), shall have been fully paid;

          (e) the Merger Agreement shall not have been amended in any material respect and shall be in full force and effect, and there shall not have occurred or exist any material breach or default thereunder that has not been waived with the prior written consent of, if such waiver was granted prior to the Agreement Date, CSFB, as Arranger of this facility, and, if such waiver was granted after the Agreement Date, the Majority Banks;

          (f) all material conditions of the Offer shall have been satisfied (unless waived with the consent of the Majority
Banks), to the reasonable satisfaction of the Majority Banks;

          (g) there shall not exist any judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon the purchase of the Shares by Sierra Corp. pursuant to the Offer or the consummation of the Merger pursuant to the Merger Agreement, and no actions, suits or proceedings shall be pending or threatened with respect to the Company, Sierra Corp. or Fibreboard or their respective Subsidiaries that could reasonably be expected to have a materially adverse effect on the Offer, the Merger, the rights or remedies of the Banks or the Agent under the Loan Documents or the ability of the Company or any of its Subsidiaries (including after the Merger, Fibreboard and its Subsidiaries) to perform any of their respective obligations under the Loan Documents;

          (h) the corporate and capital structure of Sierra Corp. and Fibreboard, all agreements relating thereto, and all organizational documents of Sierra Corp. and Fibreboard shall be consistent with the provisions of the Company's Schedule 14D-1 and the Offer to Purchase; and

          (i) except for changes disclosed (but only to the extent disclosed) in the Quarterly Reports to the SEC on Form 10-Q for the quarter ended March 31, 1997 of the Company and Fibreboard and the Annual Reports to the SEC on Form 10-K for the year ended December 31, 1996 of the Company and Fibreboard, no material adverse change in the business, assets, liabilities, condition (financial or other), results of operations, or business or financial prospects of the Company and its Consolidated Subsidiaries, taken as a whole, or Fibreboard and its Consolidated Subsidiaries, taken as a whole, shall have occurred since December 31, 1996.

          Section 6.02 Conditions to Each Credit Extension. The obligation of each Bank or Canadian Lending Bank to make each Loan (other than (x) a Revolving Loan made pursuant to subsection 1.04(c)(iii) if the aggregate Dollar Equivalent Amount of the outstanding Revolving Loans of each Bank and Canadian Lending Bank is not thereby increased, or (y) a Revolving Loan made pursuant to a notice of Swing Line Revolving Refunding pursuant to subsection 3.04(a)) on the occasion of each Borrowing, the obligation of the Swing Line Bank to make each Swing Line Loan and the obligation of each Issuing Bank to issue each Letter of Credit is subject to the fulfillment of each of the following conditions:

          (a) all of the Representations and Warranties shall be true and correct at and as of the time of such Credit Extension, with and without giving effect to such Credit Extension and to the application of the proceeds thereof;

          (b) no Default shall have occurred and be continuing at such time or after giving effect to such Credit Extension;

          (c)  such Bank, the Swing Line Bank or such Issuing
Bank, as the case may be, shall have received all materials as it may have requested pursuant to Section 9.01(d)(ii) that may reasonably be produced prior to the time of such Credit
Extension;

          (d) such Credit Extension will not contravene any Applicable Law applicable to such Bank, the Swing Line Bank or such Issuing Bank, as the case may be, including Regulation U;

          (e) in the case of the issuance of a Letter of Credit, or the making of a Revolving Loan that is a Belgian Loan, no Bank
Default with respect thereto shall have occurred and be continuing at such time with respect to any Bank;

          (f) if the Borrower requesting such Loan or Letter of Credit is not the Company, Sierra Corp. or Fibreboard, the conditions specified in Section 6.03 shall have been satisfied;
and

          (g) if the Borrower requesting such Loan or Letter of Credit is Fibreboard, the conditions specified in Section 6.04 shall have been satisfied.

          Except to the extent that the Borrower shall have disclosed in the Notice of Borrowing or the Letter of Credit Request, or in a subsequent notice given to the Banks prior to 5:00 p.m. (New York time) on the Business Day before the requested date for the making of the requested Loan or Loans, or the issuance of the requested Letter of Credit or Letters of Credit, that a condition specified in clause (a) or (b) above will not be fulfilled as of the requested time for the making of such Loan or Loans, or the issuance of such Letter of Credit or Letters of Credit, the Borrower shall be deemed to have made a Representation and Warranty as of the time of the making of such Loan or Loans or the issuance of such Letter of Credit or Letters of Credit that the conditions specified in such clauses have been fulfilled as of such time. No such disclosure by the Borrower that a condition specified in clause (a) or (b) above will not be fulfilled as of the requested time for the making of the requested Loan or Loans or the issuance of the requested Letter of Credit or Letters of Credit shall affect the right of each Bank to not make the Loan or Loans, or the right of the Issuing Bank not to issue the Letter of Credit or Letters of Credit requested to be made or issued by it if, in such Bank's or such Issuing Bank's determination, such condition has not been fulfilled at such time.

          Section 6.03 Conditions of the Initial Credit Extension to Certain Borrowers. The obligations of each Bank or Canadian Lending Bank to make its initial Credit Extension to a Borrower other than the Company, Sierra Corp. or Fibreboard hereunder (whether such initial Credit Extension shall be a Loan or the issuance of a Letter of Credit) is subject to the fulfillment of the following conditions:

          (a) the Agent shall have received, with respect to each Loan Party that is not a Borrower, each of the following, in form and substance, and, in the case of the documents referred to in clauses (i), (ii) and (iii) below, certified in a manner, satisfactory to the Agent:

               (i)  a certificate of the Secretary or an
     Assistant Secretary of each such Loan Party, dated on or before the date of such Loan or Letter of Credit, but not before the Agreement Date, substantially in the form of
     Schedule 6.01(b)(i), to which shall be attached copies of the resolutions and by-laws referred to in such certificate;

              (ii) a copy of the certificate of incorporation of each such Loan Party, certified as of a recent date by the Secretary of State or other appropriate official of such Loan Party's jurisdiction of incorporation; and

             (iii) a good standing certificate with respect to each such Loan Party, issued as of a recent date by the Secretary of State or other appropriate official of such Loan party's jurisdiction of incorporation; and

          (b) the Agent shall have received, with respect to the Borrower requesting such Credit Extension, each of the following, in form and substance, and, in the case of the documents referred to in clauses (i), (ii), and (iii) below, certified in a manner, satisfactory to the Agent:

               (i)  a certificate of the Secretary or an
     Assistant Secretary of such Borrower Loan Party, dated on or before the date of such Loan or Letter of Credit, but not before the Agreement Date, substantially in the form of
     Schedule 6.01(b)(i), to which shall be attached copies of the resolutions and by-laws or similar documents, if available under Applicable Law, referred to in such certificate;

              (ii) a copy of the certificate of incorporation or similar document of such Borrower, certified as of a recent date by the Secretary of State or other appropriate official of such Borrower's jurisdiction of incorporation, if such certificate is available under Applicable Law;

             (iii) a good standing certificate or similar document with respect to such Borrower, issued as of a recent date by the Secretary of State or other appropriate official of the jurisdiction of such Borrower's incorporation, if such certificate is available under Applicable Law;

              (iv) an opinion of counsel, acceptable to the Agent, with respect to such Borrower, dated the date of such Loan or Letter of Credit, in the form of Annex L, with such changes as the Agent shall approve.

          (c) each such Bank, if it shall have requested the same, shall have received a duly prepared and executed Note or Notes of the Borrower requesting such credit extension.

          Section 6.04 Conditions to Initial Credit Extension to Fibreboard. The obligations of each Bank or Canadian Lending Bank to make the initial Credit Extension to Fibreboard hereunder following consummation of the Merger (whether such initial Credit Extension shall be a Loan or the issuance of a Letter of Credit) is subject to fulfillment of the following conditions:

          (a) The Agent shall have received each of the following, in form and substance, and, in the case of the document referred to in clause (i) below, certified in a manner, satisfactory to the Agent:

               (i)  a certificate of the Secretary or an
     Assistant Secretary of Fibreboard, dated the date of such Loan or Letter of Credit, substantially in the form of
     Schedule 6.01(b)(i) (but limited to paragraphs 1 and 4 of such Schedule), to which shall be attached copies of the by-laws referred to in such certificate;

              (ii)  an opinion of counsel, for Fibreboard,
     reasonably acceptable to the Agent, covering in substance the matters covered in paragraphs 1.3(a), 4(a) and 6(a) of
     Schedule 6.01(b)(iv)-(A), recognizing that Fibreboard will have become bound by the Agreement not by its execution and delivery but by virtue of the Merger;

          (b) each such Bank, if it shall have requested the same, shall have received a duly prepared and executed Note or Notes of Fibreboard.


                           ARTICLE 2.

             CERTAIN REPRESENTATIONS AND WARRANTIES

          In order to induce the Agent, each Bank, each Canadian Lending Bank, the Swing Line Bank and the Issuing Banks to enter into this Agreement and to make each Credit Extension, the Company represents and warrants as follows (with, in the case of the initial Credit Extension, "Subsidiaries" and "Consolidated Subsidiaries" being deemed to include Fibreboard and its Subsidiaries except with respect to Section 7.06):

          Section 7.01 Organization; Power; Qualification; Subsidiaries. The Company and each Subsidiary are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, have the corporate power and authority to own their respective properties and to carry on their respective businesses as now being and hereafter proposed to be conducted and are duly qualified and are in good standing as foreign corporations, and authorized to do business, in all jurisdictions in which the character of their respective properties or the nature of their respective businesses requires such qualification or authorization, except for qualifications and authorizations the lack of which, singly or in the aggregate, has not had and will not have a Materially Adverse Effect upon the Company and the Consolidated Subsidiaries taken as a whole. Schedule 7.01 is a complete and correct list of all Subsidiaries as of the Agreement Date, with all Consolidated Subsidiaries being identified as such. The Company owns, with unrestricted right to vote, all of the issued and outstanding shares of the capital stock of each such Subsidiary to the extent set forth in such Schedule, and all such shares of capital stock have been duly authorized and issued and are fully paid and nonassessable.

          Section 7.02 Authorization and Compliance; Regulatory Approvals. (a) Each of the Company and the other Loan Parties has the corporate power, and has taken all necessary corporate (including stockholder, if necessary) action to authorize it, to execute, deliver and perform the Loan Documents to which it is a party in accordance with their respective terms and, in the case of each Borrower, to borrow or have Letters of Credit issued hereunder in the maximum amount permitted under the terms hereof. This Agreement has been, and each other Loan Document when executed and delivered will be, duly executed and delivered by the Company and each other Loan Party that is a party thereto. This Agreement is, and each of the other Loan Documents when delivered will be, the legal, valid and binding obligation of the Company and the other Loan Parties that are parties thereto. The execution, delivery and performance in accordance with their respective terms by the Company and each other Loan Party of this Agreement and the other Loan Documents, each Borrowing or issuance of a Letter of Credit, whether or not in the amount of the unused Commitments or Canadian Commitments, as the case may be, do not and will not (i) require any Governmental Approval or any consent or approval of the stockholders of the Company or of any Subsidiary, other than Governmental Approvals and stockholders' consents and approvals that have been obtained, are in full force and effect and are listed on Schedule 7.02,
(ii) violate or conflict with, result in a breach of, or constitute a default under, (A) any Contract to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be bound or (B) any Applicable Law, or (iii) result in or require the creation of any Lien upon any assets of the Company or any Consolidated Subsidiary except for Liens, if any, arising hereunder or in cash collateral provided in accordance herewith.

          (b) Each of the Company, Fibreboard and the other Persons that are parties thereto has the corporate power, and has taken all necessary corporate (including stockholder, if necessary, other than stockholder approval of the Merger) action to authorize it, to execute, deliver and perform the Merger Agreement and the Tender Offer Documents in accordance with their respective terms. The Merger Agreement has been duly executed and delivered by the Persons that are parties thereto and is a legal, valid and binding obligation of such Persons. The execution, delivery and performance in accordance with their respective terms by the Company, Fibreboard and the other Persons that are parties thereto of the Merger Agreement and the Tender Offer Documents, and the consummation of the transactions contemplated by the Tender Offer Documents and the Merger Agreement, do not and will not (i) require any Governmental Approval or any consent or approval of the stockholders of the

Company, Fibreboard or any other Person that is a party thereto, other than (A) stockholder approval of the Merger, (B) Governmental Approvals and other stockholders' consents and approvals that have been obtained or made (and are in full force and effect) or can and will be obtained or made in a timely manner, and (C) Governmental Approvals and shareholders' consents and approvals the failure to obtain or make which, singly, in the aggregate, or when aggregated with the violations, conflicts, breaches and defaults referred to in clause (ii) below, will not have a Materially Adverse Effect on the Company and the Consolidated Subsidiaries taken as a whole, (ii) violate or conflict with, result in a breach of, or constitute a default under, (A) any Contract to which the Company or any of its Subsidiaries, Fibreboard or any of its Subsidiaries or any other Person that is a party thereto is a party or by which any of them or any of their respective properties may be bound or (B) any Applicable Law, other than violations, conflicts, breaches and defaults which, singly, in the aggregate, or when aggregated with the failures referred to in clause (i) above, will not have a Materially Adverse Effect on the Company and the Consolidated Subsidiaries taken as a whole, or (iii) result in, or require the creation of, any Lien upon any assets of the Company, Fibreboard or any other Person that is a party thereto except for Liens, if any, arising hereunder or in cash collateral provided in accordance herewith.

          Section 7.03  Litigation.  Except as set forth on
Schedule 7.03, there are not, in any court or before any arbitrator of any kind or before or by any governmental or non-governmental body, any actions, suits or proceedings pending or (to the knowledge of the Company) probable of assertion against or in any other way relating to or affecting the Company or any Subsidiary, the business or any property of the Company or any Subsidiary or this Agreement or the Notes, except actions, suits or proceedings that could not reasonably be expected, singly or in the aggregate, to have a Materially Adverse Effect on the Company and the Consolidated Subsidiaries taken as a whole or this Agreement or the Notes.

          Section 7.04 Burdensome Provisions. Neither the Company nor any Subsidiary is a party to or bound by any Contract or Applicable Law that could reasonably be expected to have a Materially Adverse Effect on the Company and the Consolidated Subsidiaries taken as a whole.

          Section 7.05 Requirements of Law; Environmental Matters. (a) The Company and each Subsidiary is in compliance with all requirements of Applicable Law applicable to its business or any of its Properties, except where noncompliance would not, singly or together with all other incidents of non-compliance, have a Materially Adverse Effect on (i) the Company and the Consolidated Subsidiaries taken as a whole or (ii) this Agreement or the Notes.

          (b) Without limiting the generality of paragraph (a) above, in the ordinary course of its business the Company conducts an ongoing review of the effect of Environmental Laws on the business, operations and Properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up, remediation or closure of Properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Company has reasonably concluded that Environmental Laws are unlikely to have a Materially Adverse Effect on the Company and the Consolidated Subsidiaries taken as a whole.

          Section 7.06 No Adverse Change. Since March 31, 1997, no change has occurred in the business, assets, liabilities, condition (financial or other), results of operations, or business or financial prospects of the Company and its Consolidated Subsidiaries taken as a whole that would have a Materially Adverse Effect on the Company and the Consolidated Subsidiaries taken as a whole.

          Section 7.07 No Adverse Fact. Except for facts and circumstances disclosed on Schedule 7.07 or in the financial statements referred to in Section 9.02(a), no fact or circumstance is known to the Company that, either alone or in conjunction with all other such facts and circumstances, is reasonably likely to have in the future a Materially Adverse Effect on the Company and the Consolidated Subsidiaries taken as a whole or on this Agreement or the Notes. If one or more facts or circumstances disclosed on such Schedule or in such financial statements, or if one or more actions, suits or proceedings disclosed in Schedule 7.03, either singly or in the aggregate, should in the future have a Materially Adverse Effect on the Company and the Consolidated Subsidiaries taken as a whole or on this Agreement or the Notes, such Materially Adverse Effect shall be a change or event subject to Section 7.06 notwithstanding such disclosure.

          Section 7.08 No Undisclosed Material Loss Contingency. There is no loss contingency required by Generally Accepted Accounting Principles to be reflected in or disclosed on a financial statement that has not been so reflected in or disclosed on the financial statements referred to in Section 9.02(a), or, to the extent such loss contingency arises subsequent to December 31, 1996, it is not reflected in or disclosed on a financial statement for the relevant period, as applicable.

          Section 7.09   Margin Stock.  Not more than 25 percent
of the value of the assets subject to Section 8.08 is represented by margin stock (within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).


                           ARTICLE 8.

                           COVENANTS

          From the Agreement Date until the Repayment Date,

          A. Affirmative Covenants. The Company shall and shall cause each Subsidiary to:

          Section 8.01 Preservation of Existence and Properties, Scope of Business, Compliance With Law, Payment of Taxes and Claims. (a) Preserve and maintain its corporate existence and all of its other franchises, licenses, rights and privileges,
(b) preserve, protect and maintain all OC Intellectual Property, and preserve and maintain in good repair, working order and condition all other Properties, required for the conduct of its business, (c) engage principally in the businesses conducted on the Agreement Date by the Company and its Subsidiaries and, after they have become Subsidiaries, Fibreboard and its Subsidiaries and in businesses reasonably related thereto, (d) comply with all Applicable Laws, and (e) pay or discharge when due all Taxes and all claims that might become a Lien on any Properties of the Company or any such Subsidiary, except that this Section 8.01 (other than clause (a), in so far as it requires the Company to preserve its corporate existence, and clause (c)) shall not apply in any circumstance where noncompliance, either singly or together with all other incidents of non-compliance, would not have a Materially Adverse Effect on the Company and the Consolidated Subsidiaries taken as a whole.

          Section 8.02 Accounting Methods, Financial Records and Disclosure to Auditors. (a) Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or necessary to permit the preparation of financial statements in accordance with Generally Accepted Accounting Principles.

          (b) Disclose to its independent certified public accountants in a timely manner all loss contingencies of a type requiring disclosure to auditors under accounting standards promulgated by the Financial Accounting Standards Board.

          Section 8.03 Insurance. Maintain insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses, or as may be required by Applicable Law or reasonably requested by the Majority Banks.

          Section 8.04 Visits and Inspections. Permit representatives (whether or not officers or employees) of each Bank, at the expense of such Bank (subject to Section 13.02(c)), from time to time, as often as may be reasonably requested, but only during normal business hours, to (a) visit and inspect any Properties of the Company and each Subsidiary, (b) inspect and make extracts from their books and records, including, but not limited to, management letters prepared by the Company's independent accountants, and (c) discuss with their principal officers and their independent accountants their respective businesses, assets, liabilities, financial conditions, results of operations, and business and financial prospects.

          Section 8.05 Use of Proceeds of Loans and Letters of Credit. Use the proceeds of the Loans and the Letters of Credit only for (a) the financing of the purchase of the Shares pursuant to the Offer and the Merger in an amount not to exceed $550,000,000, (b) the payment of interest and fees hereunder,
(c) to pay other fees and expenses relating to the Offer and the Merger in an amount not to exceed $40,000,000, (d) the refinancing of Debt of Fibreboard and its Subsidiaries set forth on Schedule 6.01(d), (e) the repayment of Debt under the 1993 Credit Agreement, (f) the repayment of Debt under the Canadian Credit Agreement, and (g) working capital and other general corporate purposes. Except for the purchase of Shares pursuant to the Offer and the Merger, none of the Letters of Credit or the proceeds of any of the Loans shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by any Bank, the Company will, and will cause each other Borrower to, furnish to such Bank statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

          Section 8.06 Additional Guarantors. The Company shall, (a) not later than 45 days after the date on which it forms or acquires any new Domestic Subsidiary, if such Domestic Subsidiary is a Significant Subsidiary, and (b) not later than 45 days after any Domestic Subsidiary becomes a Significant Subsidiary, cause such Domestic Subsidiary to become a Guarantor by executing and delivering to the Agent a Guarantor Supplement.

          B. Negative Covenants. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly:

          Section 8.07 Liens. Create, assume or incur, or permit or suffer to exist or to be created, assumed or incurred, any Lien upon any of its assets of any character, whether now owned or hereafter acquired, or upon any income or profits therefrom, except for (the "Permitted Liens"):

               (a)  Tax, Mechanic, Landlord, etc.  A Lien
     securing a tax, assessment or other governmental charge or levy (excluding any Lien arising under any of the provisions of ERISA or any environmental law) or the claim of a materialman, mechanic, carrier, warehouseman or landlord for labor, materials, supplies or rentals incurred in the ordinary course of business, but only if payment thereof shall not at the time be required to be made in accordance with Section 8.01(e) and foreclosure, distraint, sale or other similar proceedings shall not have been commenced;

               (b) Property and Assets of Subsidiary. A Lien on the assets of a Subsidiary of the Company securing Debt owing to the Company;

               (c) Legislation Related Liens. A Lien consisting of a deposit or pledge made, in the ordinary course of business, in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance or similar legislation;

               (d) Zoning, Easements, etc. A Lien constituting an encumbrance in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property which does not materially detract from the value of such real property or impair the use thereof in the business of the Company or any Subsidiary;

               (e) Lease or Sublease. A Lien constituting a lease or sublease granted by the Company or any Subsidiary to others in the ordinary course of business;

               (f)  Lessor Liens.  A Lien on any asset
     constituting the interest of the lessor of such asset or secured by the interest of the lessor of such asset;

               (g) Commercial Letters of Credit. A Lien created pursuant to an application or reimbursement agreement pertaining to a commercial letter of credit that encumbers only the goods, or documents of title covering the goods, that were sold or shipped in the transaction for which such letter of credit was issued;

               (h) Government Contracts. A Lien in favor of the United States of America, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute;

               (i)  Surety, Performance Bonds, etc.  A Lien
     incurred or deposit made in the ordinary course of business to secure (or obtain letters of credit or surety, appeal or performance bonds that secure) the performance of bids, tenders, statutory obligations, leases, purchase, construction or sales contracts and other similar obligations, in each case not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of assets;

               (j) Sales of Accounts Receivable. A Lien on accounts receivable (and proceeds thereof) constituting the interest of, or securing the obligations of the Company or any Subsidiary to, a purchaser of such accounts receivable or undivided interests therein;

               (k) Property of Foreign Subsidiary. A Lien on assets of a Foreign Subsidiary to secure Debt of such Foreign Subsidiary or a Guaranty by such Foreign Subsidiary, provided that the aggregate principal amount of Debt secured by such Liens shall not exceed $135,000,000 in respect of all Foreign Subsidiaries;

               (l) Property Purchase Option. A Lien on any asset constituting the interest of the holder of a purchase option on such property so long as the disposition of such property pursuant to such purchase option would not violate
     Section 8.10;

               (m)  Acquired Property.  A Lien existing on
     (i) any asset of any Person at the time such Person becomes a Subsidiary or (ii) any asset prior to the acquisition thereof by the Company or a Subsidiary, but only, in the case of either (i) or (ii), if such Lien was not created in contemplation thereof and so long as the obligation secured by such Lien is not in default and such Lien is and will remain confined to the asset subject to it at the time such Person becomes a Subsidiary or such asset is acquired and to fixed improvements thereafter erected on such assets consisting of real property;

               (n) Existing Debt. A Lien securing Existing Debt or other Existing and Substitute Debt; provided that (i) the property subject to such Lien together with all other property subject to all other Liens securing Existing
     Debt or other Existing and Substitute Debt is limited to property subject to Liens in existence on the Agreement Date and set forth on Schedule 8.07(n) that secure Existing Debt on the Agreement Date ("Existing Liens") and to fixed improvements then or thereafter erected thereon, and
     (ii) the principal amount of Debt secured by such Lien, together with the aggregate principal amount of Debt secured by all other Liens securing Existing Debt and other Existing and Substitute Debt does not exceed the aggregate amount of Existing Debt secured by Existing Liens on the Agreement Date;

               (o)  Purchase Money Debt.  A Lien securing
     Purchase Money Debt but only if, in the case of each such
     Lien: (i) such Lien shall at all times be confined solely to the asset the purchase price of which was financed through the incurrence of the Purchase Money Debt secured by such Lien and to fixed improvements then or thereafter erected on such asset; (ii) such Lien attached to such asset within 30 days of the acquisition of such property; and (iii) the aggregate principal amount of Purchase Money Debt secured by such Lien at no time exceeds an amount equal to 75% of the lesser of (A) the cost (including the principal amount of Debt assumed in connection with the acquisition of such asset to the extent reflected as a reduction in the purchase price of such asset) to the Company or a Subsidiary of the asset subject to such Lien and (B) the fair market value of such asset at the time of such acquisition;

               (p)  Renewal, Extension or Replacement of Lien.
     A Lien constituting a renewal, extension or replacement of a Lien constituting a Permitted Lien by virtue of Section 8.07(m), (n) or (o), but only, in the case of each such renewal, extension or replacement Lien, to the extent that the principal amount of indebtedness secured by such Lien does not exceed the principal amount of such indebtedness so secured at the time of the extension, renewal or replacement, and that such renewal, extension or replacement Lien is limited to all or a part of the asset that was subject to the Lien extended, renewed or replaced and to fixed improvements then or thereafter erected on any such asset constituting real property;

               (q) Legal Process. A Lien arising pursuant to an order of attachment, distraint or similar legal process arising in connection with legal proceedings; provided that if the amount of indebtedness secured by such Lien and all other such Liens equals or exceeds $1,000,000 at any time outstanding in the aggregate for the Company and the Subsidiaries, the execution or other enforcement of such Liens is not unstayed for more than 30 days;

               (r) This Agreement or Cash Collateral. A Lien arising hereunder or in cash collateral provided in accordance herewith;

               (s)  Jackson Transaction.  Liens on the Jackson
     Real Estate and the Jackson Equipment arising pursuant to the Jackson Transaction;

               (t) India Project. A Lien constituting a pledge, for purposes of securing the India Project Debt, of the stock or other equity interests owned by the Company, a Subsidiary or an Affiliate in (i) the India Joint Venture and/or (ii) any entity established for the sole purpose of owning all or any portion of the India Joint Venture;

               (u) Fibreboard. Liens on assets of Fibreboard and its Subsidiaries securing obligations in an aggregate amount not exceeding $15,000,000; and

               (v) Other Lien. Any other Lien so long as the amount of indebtedness secured by such Lien and all other Liens that do not otherwise constitute Permitted Liens does not exceed $20,000,000 at any time outstanding in the aggregate for the Company and all Subsidiaries;

provided, however, that if, notwithstanding this Section 8.07, any Lien (other than a Permitted Lien) shall be created or arise, the Loans, the Notes, the L/C Participations and the Canadian L/C Participations shall be secured by such Lien equally and ratably with the other Debt secured thereby, and the holder of such other Debt, by accepting such Lien, shall be deemed to have agreed thereto and to share with the Banks, on that basis, the proceeds of such Lien, whether or not the Banks' security interest shall be perfected; provided further, however, that notwithstanding such equal and ratable securing and sharing, the existence of such Lien shall constitute a Default by the Company in the performance or observance of this Section 8.07.

          Section 8.08 Restricted Payments. Declare or make any Restricted Payment, except for, if after giving effect thereto no Default would exist, (a) the acquisition of shares of the Company's capital stock pursuant to any compensation or benefit plan of the Company in effect from time to time, (b) dividends and other distributions on any shares of the Company's common stock in an aggregate principal amount not to exceed $15,000,000 in any fiscal year of the Company, (c) any dividend or other distribution on any shares of the Company's preferred stock issued subsequent to the Agreement Date, (d) redemptions of any security convertible into, or any option, warrant or other right to acquire, shares of the Company's capital stock; provided that
(i) the conversion right in respect of such security or right is then exercisable, (ii) at the time a notice of redemption is issued with respect thereto, the market price per share of such capital stock which can be obtained upon such conversion or exercise exceeds the conversion or exercise price per share provided in the instrument being redeemed, and (iii) if, at the time a notice of redemption is issued with respect thereto, the market price per share of such capital stock shall be less than
1.25 times such conversion or exercise price per share, the Company shall, at such time of notice have entered into a hedging transaction or hedging transactions with responsible counterparties pursuant to which, in the event that any or all of such security shall not be converted or such right shall not be exercised following such notice of redemption, the Company shall have the right to sell a number of shares of its capital stock up to the number of shares of such capital stock that it would have issued upon conversion or exercise in full of such security or exercise in full of such right for a price per share not less than such conversion or exercise price, and, provided, further, that in the event the Company shall be required to make any payment in connection with the redemption of such security or right, such payment, net of any net amounts received by the Company pursuant to such hedging transactions, shall constitute a Restricted Payment, (e) the repurchase, cancellation or other termination, not more than ten days after the Company enters into a Stock Purchase Contract or any TRUPS Trust issues any TRUPS (any such Stock Purchase Contract and/or TRUPS being referred to herein as the "New Issue"), of Stock Purchase Contracts for consideration equal to not more than the proceeds of the New Issue; and (f) other Restricted Payments by the Company and its Subsidiaries not exceeding the sum of (i) the sum (which may be negative), for all years ending after the Agreement Date but prior to the time such Restricted Payments are declared or made, of the amount calculated as follows for each such year: (A)(1) if Adjusted Consolidated Net Income for such year is positive, 20% of Adjusted Consolidated Net Income up to $75,000,000, plus 30% of the amount, if any, of Adjusted Consolidated Net Income that exceeds $75,000,000, or (2) if Adjusted Consolidated Net Income for such year is negative, 20% of the amount, if any, of Adjusted Consolidated Net Income (losses) up to $75,000,000 of losses, plus 30% of the amount, if any, of Adjusted Consolidated Net Income (losses) in excess of $75,000,000 of losses, minus (B) the aggregate amount of dividends and other distributions on any shares of the Company's common stock made in such year up to $15,000,000, plus (ii) 35% of the net cash proceeds from the issuance of any shares of the Company's common stock issued by the Company subsequent to the Agreement Date not previously applied in the calculation of Restricted Payments for any year, plus (iii) $125,000,000.

          Section 8.09  Mergers, Consolidations and Acquisitions.
(a) Merge or consolidate with any Person, except for, if after giving effect thereto no Default would exist, (i) the Merger,
(ii) any merger or consolidation of the Company or any Subsidiary with any other Person; provided that (A) the Company or such Subsidiary, as the case may be, shall be the continuing Person, and (B) in the case of a merger or consolidation with any Subsidiary, the other Person shall not be a Subsidiary, (iii) any merger or consolidation of any Subsidiary that is not a Loan Party with and into any one or more other Subsidiaries, and
(iv) any merger or consolidation of any Subsidiary that is a Loan Party with any one or more other Subsidiaries that are Loan Parties; or

          (b) Acquire all or substantially all of the capital stock or other ownership interest of, or all or substantially all of the assets and business of, any other business entity, unless after giving effect to such transaction, no Default would exist.

          Section 8.10  Disposition of Assets.  Sell, lease,
transfer or otherwise dispose of any asset having a book value at the time of disposition that represents a percentage of the consolidated assets of the Company and its Consolidated

Subsidiaries at such time that, when added together with all of the like percentages at the respective times of disposition represented by the book values of all other assets disposed of by the Company and the Subsidiaries since the Agreement Date, would exceed 10%, except that (a) any asset leased by the Company or any Subsidiary shall cease to be deemed to have been disposed of for the purposes of this Section 8.10 at such time, if any, as such asset shall cease to be subject to such lease and shall again be owned by the Company or such Subsidiary free of any leasehold interest or other Lien except a Permitted Lien, and (b) the determination of whether the disposition of any other asset is prohibited by this Section shall exclude consideration of, (i) sales of inventory and sales or other dispositions of fixed assets in the ordinary course of business, (ii) sales of accounts receivable or undivided interests therein for fair value, and
(iii) sales or other dispositions of TRUPS or TRUPS Notes held by the Company or any Subsidiary.

          Section 8.11  [Intentionally Omitted]

          Section 8.12 Transactions With Affiliates. Effect any transaction with any Affiliate (other than a Subsidiary) on a basis less favorable to the Company or such Subsidiary than would be the case if such transaction had been effected with a Person that was not an Affiliate, except that this Section 8.12 shall not prohibit customary compensation arrangements with officers and directors of the Company or such Subsidiary.

          Section 8.13  [Intentionally Omitted]

          C. Financial Covenants. The Company shall not at any time:

          Section 8.14 Fixed Charge Coverage Ratio. Permit the ratio of Consolidated Cash Flow Available for Fixed Charges to
Consolidated Fixed Charges to be less than 1.0 to 1.0:

                    (a)  for the two fiscal quarters ending
               December 31, 1997;

                    (b)  for the three fiscal quarters ending
               March 31, 1998;

                    (c)  for the four fiscal quarters ending
               June 30, 1998; or

                    (d) for the four fiscal quarters ending with the last day of each fiscal quarter of the Company succeeding the fiscal quarter ending June 30, 1998;

(treating each such period of two, three and four consecutive fiscal quarters as a single period for the purpose of determining such ratio).

          Section 8.15 Interest Coverage Ratio. Commencing with the fiscal quarter ending September 30, 1997, permit the ratio of Consolidated Adjusted EBITDA to Consolidated Interest Expense as of the last day of any fiscal quarter to be less than 3.0 to 1.0 for the period of four consecutive fiscal quarters of the Company ending on the last day of such fiscal quarter (treating those four consecutive fiscal quarters as a single period for the purpose of determining such ratio).

          Section 8.16  Leverage Ratio.  Permit the Leverage
Ratio to be greater than the following respective amounts at any time during the following respective periods:

                                                 Leverage
                    Period                         Ratio
                    ------                       --------
Closing Date through June 30, 1998              4.0 to 1.0
July 1, 1998 through June 30, 1999              3.5 to 1.0
July 1, 1999 and thereafter                     3.0 to 1.0



          D. Non-Loan Party Subsidiary Covenants. The Company shall not permit any Non-Loan Party Subsidiary to, directly or indirectly:

          Section 8.17 Debt. Create, assume, incur or otherwise become or remain obligated in respect of, or permit to exist or to be created, assumed or incurred or to be outstanding, any Debt, except: (a) Permitted Intercompany Debt, (b) Existing Debt of such Subsidiary, (c) Existing and Substitute Debt of such Subsidiary, (d) Debt consisting of Guaranties which are permitted by Section 8.18, (e) India Project Debt in an aggregate principal amount not exceeding $60,000,000, (f) Debt of any entity existing at the time such entity is acquired by such a Subsidiary, provided that such Debt shall not have been incurred in contemplation of such acquisition and not later than 45 days after the closing of such acquisition such Subsidiary shall become a Guarantor or such Debt shall have been repaid, (g) Purchase Money Debt not exceeding $25,000,000 in aggregate principal amount for all Non-Loan Party Subsidiaries, and
(h) other Debt not exceeding, together with, without duplication, Guarantees referred to in Section 8.18(h), $200,000,000 in aggregate principal amount for all such Subsidiaries.

          Section 8.18  Guaranties by Non-Loan Party
Subsidiaries. Become or remain liable with respect to any Guaranty of any Debt or Liability of any other Person, except that this Section 8.18 shall not apply to, and the Non-Loan Party
Subsidiaries shall be permitted to become or remain liable with respect to:

               (a)  Existing Guaranties by such Non-Loan Party
     Subsidiary,

               (b) Guaranties by such Non-Loan Party Subsidiary arising in the ordinary course of business,

               (c) Guaranties of Debt of the Company or any other Loan Party, other than Guaranties of Existing Debt of the Company,

               (d) Guaranties by a Non-Loan Party Subsidiary that is a Domestic Subsidiary of the obligations of account debtors with respect to accounts receivable sold by such Non-Loan Party Subsidiary, in favor of Persons that purchase such accounts receivable or undivided interests therein from such Non-Loan Party Subsidiary,

               (e) Guaranties by a Non-Loan Party Subsidiary that is a Foreign Subsidiary arising in connection with the sale of accounts receivable (and notes or other obligations receivable from customers in respect thereof) by such Non-Loan Party Subsidiary; provided that the amount of obligations Guaranteed pursuant to this clause (e) does not exceed $40,000,000 at any time outstanding in the aggregate for all Non-Loan Party Subsidiaries that are Foreign Subsidiaries,

               (f) Guaranties of (i) obligations of Affiliated Entities to manufacture and deliver goods in the ordinary course of business, and (ii) obligations of Affiliated Entities that are product warranties given in the ordinary course of business with respect to such goods, or are in the nature of, and not exceeding in general scope, product warranties that would otherwise be given in the ordinary course of business with respect to such goods,

               (g)  Guaranties of not more than $60,000,000
     aggregate principal amount of India Project Debt, and

               (h) additional Guaranties (other than Guaranties of Existing and Substitute Debt) in an aggregate principal amount not exceeding, together with, without duplication, the Debt referred to in Section 8.17(g), $200,000,000 in aggregate principal amount at any time outstanding.

          E.   TRUPS Notes.

          Section 8.19 TRUPS Notes. (a) The Company shall be permitted to have outstanding from time to time TRUPS Notes in an aggregate principal amount outstanding at any time not in excess of $600,000,000, of which the Company shall not have outstanding at any time in excess of $350,000,000 aggregate principal amount of TRUPS Notes that are not subordinated to the indebtedness of the Company under this Agreement on terms identical in all substantive respects to the terms set forth in Annex M; provided that TRUPS Notes that are not so subordinated shall further be limited to an aggregate principal amount from time to time outstanding not in excess of the aggregate amount, if any, receivable by the Company pursuant to Stock Purchase Contracts having a mandatory settlement date prior to the stated maturity of such TRUPS Notes; and provided, further, that TRUPS Notes may be repaid in accordance with the last sentence of Section 15.02.

          (b) TRUPS Notes other than those permitted in accordance with Section 8.19(a) shall constitute "Debt" of the Company.


                           ARTICLE 9.

                          INFORMATION


          Section 9.01  Information to Be Furnished.  From the
Agreement Date until the Repayment Date, the Company shall furnish to each Bank:

          (a) Quarterly Financial Statements. As soon as available and in any event within 55 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Company, a consolidated balance sheet of the Company and the Consolidated Subsidiaries as at the end of such quarterly period and the related consolidated statements of income, retained earnings and changes in financial position of the Company and the Consolidated Subsidiaries for such quarterly period, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, each of which shall be accompanied by a certificate of the chief financial officer or treasurer of the Company in the form of Schedule 9.01(a).

          (b)  Audited Year-End Statements; No Default
Certificate. As soon as available and in any event within 100 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and the Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, retained earnings and changes in financial position of the Company and the Consolidated Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, in each case audited by Arthur Andersen LLP or other independent certified public accountants of recognized standing reasonably satisfactory to the Majority Banks. Together with such financial statements the Company shall deliver (i) a report of such accountants on such financial statements, which report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly the financial position of the Company and the Consolidated Subsidiaries as at the dates indicated and the results of their operations and changes in financial position for the periods indicated in conformity with generally accepted accounting principles applied on a basis consistent with prior years except as noted therein and that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and (ii) a certificate of such accountants addressed to the Banks (A) stating that (1) the Company is authorized to deliver such financial statements and their report thereon to the Banks pursuant to this Agreement and (2) they have caused this Agreement to be reviewed and that, in making the examination necessary for their report on such financial statements, nothing has come to their attention to lead them to believe that any Default exists and, in particular, they have no knowledge of any Default under the provisions of Article 8 or, if such is not the case, specifying such Default and its nature, when it occurred and whether it is continuing and (B) confirming the calculations set forth in the officer's certificate delivered concurrently therewith pursuant to Section 9.01(c).

          (c) Officer's Certificate. At the time the financial statements are furnished pursuant to Sections 9.01(a) and 9.01(b), a certificate of its chief financial officer or treasurer, in the form of Schedule 9.01(c).

          (d)  Additional Materials.

               (i) Reports and Filings. (A) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Company or its Board of Directors by its independent certified public accountants, including, without limitation, any management report; (B) as soon as practicable after the transmittal or filing thereof, copies of all such financial statements and reports as the Company shall send to its stockholders and of all registration statements and all regular or periodic reports that the Company shall file with the SEC or any successor commission.

              (ii) Requested Materials. From time to time and reasonably promptly upon the request of any Bank, such data, certificates, reports, statements, opinions of counsel, documents and further information regarding this Agreement, any Loan, any Letter of Credit, any Note or the business, assets, liabilities, condition (financial or other), results of operations, or business or financial prospects of the Company and the Subsidiaries (including any new Domestic Subsidiary that the Company may form) as such Bank may reasonably request in writing, in each case in form and substance and certified in a manner reasonably satisfactory to such Bank.

             (iii) Investment Rating. Promptly upon any change in the Investment Rating of the senior unsecured debt of the Company, a copy of the statement or report from the applicable rating agency.

          (e) Notice of Defaults, Litigation and Other Matters. Prompt notice of (i) any Default; (ii) any event or condition referred to in clauses (i) through (v) of Section 11.01(g), whether or not such event or condition shall constitute an Event of Default; (iii) the commencement of any actions, suits or proceedings or investigations in any court or before any arbitrator of any kind or by or before any governmental or non-governmental body against or in any other way relating adversely to or affecting (A) the Company or any of its Subsidiaries or any of their respective businesses or properties, that could reasonably be expected, singly or in the aggregate, to have a Materially Adverse Effect on the Company and the Consolidated Subsidiaries taken as a whole or (B) this Agreement or the Notes; and (iv) any amendment of the certificate of incorporation or by-laws of the Company.

          Section 9.02  Accuracy of Information.

          (a) Historical Financial Information. The Company hereby represents and warrants to each Bank that (i) the financial statements listed on Schedule 9.02(a) are complete and correct and present fairly, in accordance with Generally Accepted Accounting Principles consistently applied throughout the periods involved, the consolidated financial position of the Company and its Consolidated Subsidiaries as at their respective dates and the consolidated financial position of Fibreboard and its Consolidated Subsidiaries as at their respective dates, and the consolidated results of operations, retained earnings and changes in financial position of the Company and its Subsidiaries or Fibreboard and its Consolidated Subsidiaries, as the case may be, for the respective periods to which such statements relate, and (ii) except as disclosed or reflected in such financial statements, as at December 31, 1996, neither the Company nor any Subsidiary had any liabilities, contingent or otherwise, and there were no unrealized or anticipated losses of the Company or any Subsidiary, that, singly or in the aggregate, have had or are reasonably likely to have a Materially Adverse Effect on the Company and the Consolidated Subsidiaries taken as a whole.

          (b) Future Information. All data, certificates, reports, statements, opinions of counsel, documents and other information furnished to the Agent or any Bank pursuant to any provision of this Agreement or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement, shall, at the time the same are so furnished, but in the case of information dated as of a prior date, as of such date, (x) in the case of any such prepared in the ordinary course of business, be complete and correct in the light of the purpose prepared, and (y) in the case of any such requested by the Agent or any Bank, be complete and correct in all material respects to the extent necessary to give the Agent or such Bank true and accurate knowledge of the subject matter thereof, and the furnishing of the same to the Agent or any Bank shall constitute a representation and warranty by the Company made on the date the same are furnished to the Agent or such Bank to the effect specified in clause (x) or (y), as applicable.


                           ARTICLE 10.

                           GUARANTIES

          Section 10.01  Guaranty.  Each of the Guarantors hereby
(a) guarantees to each Guaranteed Person the due and punctual payment and performance of all of the Guaranteed Obligations (other than those that constitute liabilities of such Guarantor, whether as Guarantor or Borrower) in accordance with their respective terms and when and as due (whether at maturity, by reason of acceleration or otherwise), or deemed to be due pursuant to Section 10.03, and (b) agrees to pay the same when so due, or deemed to be due, upon demand.

          Section 10.02 Limitation on Guaranty. It is the intention of the Guaranteed Persons that the obligations of each Guarantor hereunder shall be in, but not in excess of, the maximum amount permitted by Applicable Law. To that end, but only to the extent such obligations would otherwise be void, voidable or otherwise unenforceable, the obligations of each Guarantor hereunder shall be limited to the maximum amount that would not make such obligations void, voidable or otherwise unenforceable. This Section 10.02 is intended solely to preserve the rights of the Guaranteed Persons to the maximum extent permitted by Applicable Law, and no Guarantor nor any other Person shall have any right under this Section 10.02 that it would not otherwise have under Applicable Law.

          Section 10.03  Continuance and Acceleration of
Guaranteed Obligations Upon Certain Events.  If:

          (a) any Event of Default that this Agreement states is to result in the automatic acceleration of any Guaranteed
Obligations shall occur;

          (b) any injunction, stay or the like that enjoins any acceleration or demand for the payment of any Guaranteed
Obligations that would otherwise be required or permitted hereunder shall become effective; or

          (c) any Guaranteed Obligations shall be or be determined to be or become discharged, disallowed, invalid, illegal, void or otherwise unenforceable (whether by operation of any present or future law or by order of any court or governmental agency), other than by payment thereof;

then (i) such Guaranteed Obligations shall, for all purposes hereof, be deemed (A) in the case of clause (c), to continue to be outstanding and in full force and effect notwithstanding the unenforceability thereof and (B) if such is not already the case, to have thereupon become immediately due and payable and, if subject thereto, to have commenced bearing interest at the Post-Default Rate, and (ii) any Guaranteed Person to whom such Guaranteed Obligations are owing may, with respect to such Guaranteed Obligations, exercise all of the rights and remedies under this Agreement or any other Loan Document that would be available to it during an Event of Default.

          Section 10.04 Recovered Payments. The Guaranteed Obligations shall be deemed not to have been paid, and each Guarantor's obligations hereunder in respect thereof shall continue and not be discharged, to the extent that any payment thereof by any Person is recovered from or paid over by or for the account of any Guaranteed Person for any reason, including as a preference or fraudulent transfer or by virtue of any subordination (whether present or future or contractual or otherwise) of the Guaranteed Obligations, whether such recovery or payment over is effected by any judgment, decree or order of any court or governmental agency, by any plan of reorganization or by settlement or compromise by such Guaranteed Person (whether or not consented to by any Guarantor or any other guarantor) of any claim for any such recovery or payment over. Each Guarantor hereby expressly waives the benefit of any applicable statute of limitations and agrees that it shall be liable hereunder with respect to any Guaranteed Obligation whenever such a recovery or payment over thereof occurs.

          Section 10.05 Evidence of Guaranteed Obligations. The records of each Guaranteed Person shall be conclusive evidence, absent manifest error, of the Guaranteed Obligations owing to it and of all payments in respect thereof.

          Section 10.06 Binding Nature of Certain Adjudications. Each Guarantor shall be conclusively bound by the final adjudication in any action or proceeding, legal or otherwise, involving any controversy arising under, in connection with, or in any way related to, any of the Guaranteed Obligations, and by a final judgment, award or decree entered therein.

          Section 10.07 Nature of Guarantor's Obligations. Each Guarantor's obligations hereunder (a) are absolute and unconditional, (b) are unlimited in amount except as provided in
Section 10.02, (c) constitute a guaranty of payment and not a guaranty of collection, (d) are as primary obligor and not as a surety only, (e) shall be a continuing guaranty of all present and future Guaranteed Obligations and all promissory notes and other documentation given in evidence, extension or renewal of, or substitution for, any of the Guaranteed Obligations, and (f) shall be irrevocable.

          Section 10.08  No Release of Guarantor.  THE
OBLIGATIONS OF EACH GUARANTOR UNDER THIS ARTICLE 10 SHALL NOT BE
REDUCED, LIMITED OR TERMINATED, NOR SHALL SUCH GUARANTOR BE
DISCHARGED FROM ANY SUCH OBLIGATIONS, FOR ANY REASON WHATSOEVER

(other than, subject to Section 10.04 hereof, the payment and performance in full of the Guaranteed Obligations, and other than pursuant to the proviso to Section 13.05(a)(v) hereof), including (and whether or not the same shall have occurred or failed to occur once or more than once and whether or not such Guarantor shall have received notice thereof) ANY ACT OR FAILURE TO ACT OR ANY OTHER EVENT OR CIRCUMSTANCE THAT (a) VARIES THE RISK OF SUCH GUARANTOR HEREUNDER, OR (b) BUT FOR THE PROVISIONS HEREOF, WOULD, AS A MATTER OF STATUTE OR RULE OF LAW OR EQUITY, OPERATE TO REDUCE, LIMIT OR TERMINATE THE OBLIGATIONS OF SUCH GUARANTOR HEREUNDER OR DISCHARGE SUCH GUARANTOR FROM ANY THEREOF.

          Section 10.09  Certain Waivers.  Each Guarantor waives
ALL DEFENSES UNDER APPLICABLE LAW THAT WOULD, BUT FOR THIS
SECTION 10.09, BE AVAILABLE TO SUCH GUARANTOR AS A DEFENSE
AGAINST, OR A REDUCTION OR LIMITATION OF, ITS OBLIGATIONS
HEREUNDER.

          Section 10.10 Additional Guarantors. Any Domestic Subsidiary and any Designated Foreign Subsidiary may become a party hereto as a Guarantor by executing and delivering to the Agent a Guarantor Supplement. Each Domestic Subsidiary that becomes a Significant Subsidiary shall execute and deliver to the Agent a Guarantor Supplement. Each Subsidiary delivering a Guarantor Supplement shall thereafter be a Guarantor for all purposes hereof.


                           ARTICLE 11.

                            DEFAULT

          Section 11.01  Events of Default.  Each of the
following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of the Company or any Subsidiary, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

          (a) Any payment of principal of or interest on any of the Loans, the Notes or the Drawings or of any fee payable hereunder, or any cash collateralization of any L/C Participation, any Canadian L/C Participation, Contingent Reimbursement Obligation or Canadian Contingent Reimbursement Obligation shall not be made when and as due (whether at maturity, by reason of notice of prepayment or acceleration or otherwise) and in accordance with the terms of this Agreement and the Notes, and such default shall continue unremedied for three Business Days;

          (b) Any Representation and Warranty shall at any time prove to have been incorrect or misleading in any material respect when made;

          (c) The Company shall default in the performance or observance of

               (i) any term, covenant, condition or agreement contained in Section 8.01(a) (insofar as such Section requires the preservation of the corporate existence of the Company), the second sentence of Section 8.05, Sections 8.07 through 8.18, or Section 9.01(e); or

              (ii) any term, covenant, condition or agreement contained in this Agreement (other than a term, covenant, condition or agreement a default in the performance or observance of which is elsewhere in this Section specifically dealt with), and such default shall continue unremedied for a period of, in the case of Section 8.04, five days after the Agent shall have notified the Company thereof, and, in the case of any other term, covenant, condition or agreement subject to this clause (ii), 30 days after the Agent shall have notified the Company thereof;

          (d) The Company or any Subsidiary shall fail to pay, in accordance with its terms and when due and payable, any principal of or interest on any Debt having an aggregate principal amount in excess of $5,000,000 (other than the Loans, Notes or Drawings or Debt payable to the Company or any Subsidiary), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof, in accordance with the provisions of any Contract evidencing, providing for the creation of or concerning such Debt, or any event shall have occurred and be continuing that permits (or, with passage of time or the giving of notice or both, would permit) any holder or holders of such Debt, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity or require any such prepayment;

          (e) (i) Any Loan Party or any Significant Subsidiary shall (A) commence a voluntary case under the Federal bankruptcy laws (as now or hereafter in effect), (B) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, (C) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (D) apply for, or consent to, or fail to contest in a timely and appropriate manner the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of itself or of a substantial part of its assets, domestic or foreign, (E) admit in writing its inability to pay, or generally not be paying, its debts (other than those that are the subject of bona fide disputes) as they become due, (F) make a general assignment for the benefit of creditors, or (G) take any corporate action for the purpose of effecting any of the foregoing; or

              (ii) A case or other proceeding shall be commenced against any Loan Party or any Significant Subsidiary in any court of competent jurisdiction seeking (A) relief under the Federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or
(B) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or any Significant Subsidiary, or of all or any substantial part of the assets, domestic or foreign, of the Company or any Significant Subsidiary, and such case or proceeding shall continue undismissed or unstayed for a period of 60 days, or an order granting the relief requested in such case or proceeding against the Company or any Significant Subsidiary (including, but not limited to, an order for relief under such Federal bankruptcy laws) shall be entered;

          (f) A judgment or order for the payment of money shall be entered against the Company or any Subsidiary by any court, and such judgment or order shall continue undischarged or unstayed for a period of 30 days in which the aggregate amount of all such judgments or orders exceeds $5,000,000;

          (g) (i) a Termination Event with respect to a Plan shall occur, (ii) the Company or any ERISA Affiliate shall participate in any Prohibited Transaction involving any Plan,
(iii) an Accumulated Funding Deficiency, whether or not waived, shall exist with respect to any Plan, (iv) the Company or any ERISA Affiliate shall be in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments due to a Multiemployer Plan resulting from the Company's or such ERISA Affiliate's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Plan, or (v) any other event or condition shall occur or exist with respect to a Single Employer Plan, except that no event or condition referred to in any of the clauses (i) through (v) shall constitute an Event of Default if it, together with all other such events or conditions at the time existing, would not subject the Company or any Consolidated Subsidiary to any Tax, penalty, Debt or liability that, alone or in the aggregate, would have a Materially Adverse Effect on the Company and the Consolidated Subsidiaries taken as a whole;

          (h) A Person (including, for the purposes of this paragraph, a partnership, limited partnership, syndicate or other group deemed a "person" for the purposes of Section 13(d) of the Securities Exchange Act of 1934) shall in any way acquire beneficial ownership of securities of the Company that, together with all other securities of the Company then beneficially owned by such Person, constitute 35% or more of the securities having ordinary voting power to elect a majority of the Company's Board of Directors, except for any such acquisition of beneficial ownership by Persons who are employees of the Company as of the Agreement Date or by employee plans sponsored by the Company; or

          (i) Persons who have not been nominated by the Company's Board of Directors shall be elected to fill a majority of the positions on such Board;

          (j) the Merger shall not have been consummated by the date which is nine months after the Agreement Date;

          (k) any Loan Party asserts, or any Loan Party institutes any proceedings seeking to establish, that any provision of any Guarantor Guaranty is invalid, not binding or unenforceable or that such Guarantor Guaranty is limited in amount pursuant to Section 10.02; or

          (l) any Guaranteed Obligation is not paid by the relevant Guarantor when and as due and in accordance with the terms of this Agreement, and such default shall continue unremedied for three Business Days.

          Section 11.02 Remedies Upon Event of Default. Upon the occurrence and during the continuance of any Event of Default (other than one specified in Section 11.01(e)) and in every such event, the Agent, upon notice to the Company, may, and shall, if directed by the Majority Banks, do any or all of the following:
(a) declare the principal of and interest on the Loans and the Notes and all other amounts owing under this Agreement to be, and the Loans and the Notes and all such other amounts shall thereupon become, due and payable to the Banks, (b) demand that the Company deliver cash collateral to the Agent in an amount equal to the aggregate amount of Contingent Reimbursement Obligations and Canadian Contingent Reimbursement Obligations to be held in accordance with Section 13.18, and thereupon such amount shall become so due and payable to the Agent, and (c) terminate the Commitments and the Canadian Commitments. Upon the occurrence of an Event of Default specified in Section 11.01(e), automatically and without any notice to the Company, (a) the principal of and interest on the Loans and the Notes and all other amounts owing under this Agreement shall be due and payable to the Banks, (b) an amount equal to the aggregate amount of Contingent Reimbursement Obligations and Canadian Contingent Reimbursement Obligations shall be due and payable to the Agent to be held in accordance with Section 13.18 and (c) the Commitments and the Canadian Commitments shall terminate. Presentment, demand, protest or notice of any kind (other than the notice provided for in the first sentence of this Section 11.02) are hereby expressly waived.


                           ARTICLE 12.

                           THE AGENT

          Section 12.01  Appointment and Powers.  Each Bank
hereby irrevocably appoints and authorizes CSFB to act as its agent and representative (within the meaning of Section 9-105(m) of the Uniform Commercial Code) of such Bank under this Agreement with such powers as are specifically delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, shall not be required to take any act not specifically required of it by the terms of this Agreement if it determines that such action is other than a mere ministerial act. The Agent shall not be required under any circumstances to take any action that, in its judgment, (a) is contrary to any provision of this Agreement or Applicable Law or (b) would expose it to any liability or expense against which it has not been indemnified to its satisfaction. The Agent shall not by reason of this Agreement be a trustee or other fiduciary for any Bank.

          Section 12.02  Limitation on Agent's Liability.
Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them under this Agreement or in connection with this Agreement, except for its or their own gross negligence or willful misconduct or knowing violation of law.
The Agent shall not be responsible to any of the Banks for any recitals, statements, representations or warranties contained in this Agreement or in any certificate or other document referred to or provided for in, or received by any of the Banks under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any such certificate or other document or for any failure by the Company or any other Loan Party to perform any of its obligations under this Agreement. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact so long as the Agent was not grossly negligent in selecting such agents or attorneys-in-fact. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with instructions by the Majority Banks (except for action or inaction which requires the unanimous consent or instruction of the Banks), and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

          Section 12.03 Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment to it of commitment fees, letter of credit fees, or principal of or interest on Loans or Drawings) unless the Agent has received notice from a Bank or from the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent has knowledge of such a non-payment or receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks. In the event of any Default, the Agent shall (a) in the case of a Default that constitutes an Event of Default, take any or all of the actions referred to in clauses (a),(b) or (c) of the first sentence of Section 11.02 if so directed by the Majority Banks and (b) in the case of any Default, take such other action with respect to such Default as shall be reasonably directed by the Majority Banks; provided that, unless and until the Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks.

          Section 12.04 Rights as a Bank. With respect to its Commitment, its Canadian Commitment, the Loans to be made by it and the L/C Participations, Canadian L/C Participations and participations in Belgian Loans to be acquired by it, CSFB in its capacity as a Bank shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include CSFB in its individual capacity. CSFB and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company (and any of its Affiliates) as if it were not acting as the Agent, and CSFB may accept fees and other consideration from the Company for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

          Section 12.05 Indemnification. (a) The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 13.02), ratably on the basis of the respective principal amounts of the Loans outstanding made by the Banks (or, if no Loans are at the time outstanding, ratably on the basis of their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including the costs and expenses that the Company is obligated to pay under Section 13.02) in any way relating to or arising out of this Agreement or any other Loan Documents or other document contemplated hereby or referred to herein or the transactions contemplated hereby or the enforcement of any of the terms hereof or of any such other document; provided that no Bank shall be liable for any of the foregoing to the extent (a) it is subject to the indemnity contemplated by the penultimate sentence of Section 13.09 or (b) it arises from gross negligence, willful misconduct or a knowing violation of law by the Agent.

          (b) Notwithstanding any other provision of this Agreement, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Banks against any and all liabilities and expenses that may be incurred by it by reason of taking or continuing to take any such action.

          Section 12.06 Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and Fibreboard and its Subsidiaries and its own decision to enter into this Agreement, and that it will, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Company or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent under this Agreement, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries or Affiliates that may come into the possession of the Agent or any of its Subsidiaries or Affiliates.

          Section 12.07 Resignation of the Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Company. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent, which, so long as no Event of Default is continuing, shall be reasonably satisfactory to the Company. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be reasonably satisfactory to the Company. Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent under this Agreement. After any retiring Agent's resignation as Agent, the provisions of this
Article 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

                           ARTICLE 13.

                         MISCELLANEOUS

          Section 13.01 Notices. (a) All notices and other communications under this Agreement, including but not limited to materials delivered pursuant to Article 9, shall be in writing (which shall include communications by telex and telecopy), except that notices under Sections 1.02, 1.04(c), 2.02(a), 2.02(b), 3.02, 3.04(a), 4.02 and 11.02 may be by telephone, promptly, in the case of each notice other than the one under
Section 11.02, confirmed in writing. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent that the Agent has acted in reliance on such telephonic notice. All written notices and communications shall be sent by registered or certified mail, postage prepaid, return receipt requested, by prepaid telex, by telecopier or by courier service, or shall be delivered by hand.

          (b) Except as otherwise provided herein, all notices and other communications under this Agreement shall be given at the following respective addresses and telex, telecopier and telephone numbers and to the attention of the following Persons:

          (i)  if to a Loan Party, to it at:

               Owens Corning
               Owens Corning World Headquarters
               One Owens Corning Parkway
               Toledo, Ohio  43659

               Telecopier No.:  (419) 248-1720
               Telephone No.:   (419) 248-8465

               Attention:  Treasurer

         (ii)  if to the Agent, to it at:

               Credit Suisse First Boston
               11 Madison Avenue
               New York, New York  10010-3629

               Telex No.:      420149 CRESWIS
               Telecopier No.: (212) 325-____
               Telephone No.:  (212) 325-____

               Attention:

               with a copy to:

               Credit Suisse First Boston
               11 Madison Avenue
               New York, New York  10010-3629

               Telex No.:      420149 CRESWIS
               Telecopier No.: (212) 325-____
               Telephone No.:  (212) 325-____

               Attention:

               and a copy to:

               Credit Suisse First Boston Canada
               525 University Avenue
               Suite 1300
               Toronto, Ontario, Canada M5G 2K6

               Telex No.:      0623620
               Telecopier No.: (416) 351-3640
               Telephone No.:  (416) 351-3553

               Attention:  Syndicated Finance

        (iii) if to any Bank (or to any Canadian Lending Bank that is an Affiliate of such Bank), to it at the address or telex, telecopier or telephone number, and to the attention of the Person, set forth under such Bank's name on Annex A-1 or A-2, as applicable, as the notice address for such Bank;

or at such other address or telex, telecopier or telephone number or to the attention of such other Person as the party to which such information pertains may hereafter specify for the purpose in a notice specifically captioned "Notice of Change of Address" given to (x) if the party to which such information pertains is a Loan Party, the Agent and each Bank, (y) if the party to which such information pertains is the Agent, the Company and each Bank and (z) if the party to which such information pertains is a Bank, the Company and the Agent.

          (c) Each notice and other communication under this Agreement shall be effective or deemed delivered or furnished (i) if sent by registered or certified mail, postage prepaid, return receipt requested, on the third Business Day after such notice, communication or material, addressed as above provided, is delivered to a United States post office and a receipt therefor is issued thereby, (ii) if given by telex or telecopier, when such communication is transmitted to the appropriate number determined as above provided in Section 13.01(b) and the appropriate answer-back is received or receipt is otherwise acknowledged, (iii) if given by courier service or by hand delivery, when delivered to the address of the addressee addressed as above provided, and (iv) if given by telephone, when communicated to the Person or to the holder of the office specified as the Person or officeholder to whose attention communications are to be given; provided that, in the case of notice by the Agent to the Company under Section 11.02 given by telephone, if such Person or officeholder is unavailable at the time, such notice shall be effective when communicated to any other officer of the Company with whom the Agent has had previous communications with respect to this Agreement. Notwithstanding the foregoing, (i) notices of a change of address, telex, telecopier or telephone number shall not be effective until received, and (ii) notices to the Agent under Sections 1.02, 1.04(c), 2.02(a) and (b), 2.04, 3.02, 3.04(a), 4.02, 5.01,
5.01(a) and 5.02(a) shall not be deemed given or furnished on any day unless physically received by the officer of the Agent or such Bank, as the case may be, who is at the time responsible for the administration of this Agreement, not later than 10:00 a.m. (New York time) on such day.

          Section 13.02 Expenses and Indemnification. Whether or not any Loans are made or Letters of Credit are issued hereunder, the Company shall, on demand, (a) pay or reimburse the Agent and the Banks for all transfer, documentary, stamp and similar taxes, and all recording and filing fees, payable in connection with, arising out of or in any way related to any execution, delivery and performance of this Agreement, any other Loan Document, the making of the Loans, or the issuance of the Letters of Credit,
(b) pay or reimburse the Agent for all of the Agent's costs and expenses (including reasonable fees and disbursements of legal counsel and other experts employed or retained by the Agent) incurred in connection with (i) the negotiation, preparation, execution and delivery of (A) this Agreement and the other Loan Documents and (B) (whether or not executed) any waiver, amendment or consent hereunder or hereto, (ii) the administration of and any operations under this Agreement or any other Loan Document,
(iii) consulting with respect to any matter in any way arising out of, relating to, or connected with, this Agreement or any other Loan Document, including, but not limited to, the enforcement by the Agent of any of its rights hereunder, and (iv) protecting, preserving, exercising or enforcing any of the rights of the Agent hereunder, (c) pay or reimburse the Banks for all of their costs and expenses (including reasonable fees and disbursements of legal counsel and other experts employed or retained by any Bank), incurred during the continuance of or related to a Default in connection with (i) the negotiation, preparation, execution, delivery or performance of this Agreement or any other Loan Document or any waiver, amendment or consent hereunder or thereunder, (ii) consulting with respect to any matter in any way arising out of, relating to, or connected with, this Agreement or any other Loan Document, including, but not limited to, the enforcement by the Banks of their rights hereunder, under the Notes or under any other Loan Document and
(iii) protecting, preserving, exercising or enforcing any of the rights of the Banks hereunder, and under the Notes or under any other Loan Document, and (d) indemnify and hold the Agent and the Banks harmless from and against all losses suffered, and pay or reimburse the Agent and the Banks for all of its and their costs and expenses (including reasonable fees and disbursements of legal counsel and other experts employed or retained by the Agent or any Bank) incurred, in connection with any claim (whether asserted by the Company or any other Person) and the investigation or defense thereof, in any manner related to or arising out of this Agreement, the Notes, the Letters of Credit or any other Loan Document or the relationship established hereunder or thereunder, or any investigation, governmental or otherwise, arising out of, related to, or in any way connected with, this Agreement, any other Loan Document or the relationships established hereunder or thereunder, except that the foregoing indemnity shall not be applicable to any loss suffered or any cost or expense incurred by the Agent or any Bank to the extent such loss, cost or expense is determined by the judgment of a court that is binding on the parties hereto, final and not subject to review or appeal to be the result of acts or omissions on the part of the Agent or such Bank, as the case may be, constituting recklessness, willful misconduct or a violation of law. The Company's obligation under this Section 13.02 shall survive the repayment of the Loans, the Notes and the Drawings.

          Section 13.03 Rights Cumulative. The rights and remedies of the Agent and the Banks under this Agreement and the other Loan Documents shall be cumulative and not exclusive of or limiting on any rights or remedies that they otherwise have, and no failure or delay by the Agent or any Bank in exercising any right shall operate as a waiver of such right, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

          Section 13.04 Confidentiality. Each of the Agent and the Banks agrees to use reasonable efforts (e.g., procedures substantially comparable to those applied by the Agent or such Bank in respect of non-public information as to the business of the Agent or such Bank) to keep confidential any financial reports and other information previously or from time to time supplied to it by the Company hereunder to the extent that such information is not and does not become publicly available through or with the consent or acquiescence of the Company, was not already in the Agent's or any Bank's possession on a non-confidential basis, or is not given to the Agent or any Bank on a non-confidential basis by a Person who, in so doing, has not violated a duty of confidentiality owing to the Company, and will use such financial reports and other information only in connection with the transactions contemplated by this Agreement and for no other purpose; provided that the Agent and each Bank may disclose any such information (a) to the Agent or any other Bank, (b) to the extent required by Applicable Law, (c) to counsel for the Agent or any Bank or to their respective accountants, each of whom shall also be bound by the confidentiality obligations set forth herein, (d) to bank examiners and auditors and appropriate government examining authorities, (e) to the extent necessary or appropriate in connection with any litigation to which the Agent or such Bank is a party, or (f) to any Affiliate of such Bank or to any actual or prospective participant in or assignee of all or any part of such

Bank's interest in its Loans, L/C Participations, Canadian L/C Participations, Commitment, Canadian Commitment and other rights or obligations hereunder; provided that (i) each such Affiliate and each such actual or prospective participant or assignee has agreed in writing that it will comply with the restrictions contained in this Section to the same extent as if it were a Bank, and (ii) each such prospective participant or assignee has agreed in writing to promptly return to such Bank all such non-public information if it fails to become a participant or assignee. The determination by the Agent or any Bank as to the application of the circumstances described in the foregoing clauses (a) through (f) shall be conclusive if made in good faith. If any Bank shall assign all of its interest in its Loans, L/C Participations, Canadian L/C Participations, Commitment, Canadian Commitment and other rights and obligations hereunder, such Bank shall promptly return to the Company all such non-public information that such Bank has retained in its possession and has not delivered to its assignee. Upon the Repayment Date, each of the Agent and the Banks shall promptly return to the Company, or continue to keep confidential in accordance with this Section 13.04, all such non-public information that it then has in its possession.

          Section 13.05 Waivers; Amendments. (a) Any term, covenant, agreement or condition of this Agreement or any other Loan Document may be amended or waived, and any departure therefrom may be consented to, if, but only if, such amendment, waiver or consent is in writing and is signed by (I) the Majority Banks, and (II) if the rights or duties of the Agent, the Swing Line Bank, the Belgian Lending Bank or an Issuing Bank are affected thereby, by such Person, and (III) to the extent that the rights or duties of the Canadian Lending Banks only are affected thereby or to the extent that the rights or duties of the Canadian Lending Banks are affected disproportionately, by the Canadian Majority Banks, and (IV) in the case of an amendment, by the Company; provided, that no amendment, waiver or consent shall, unless in writing and signed by each Bank and each Canadian Lending Bank affected thereby, do any of the following:
(i) increase the stated amount of such Bank's Commitment or such Canadian Bank's Canadian Commitment, (ii) reduce the principal of or the stated amount of interest on such Bank's or such Canadian Lending Bank's Loans, Notes, L/C Participations or Canadian L/C Participations or the stated amount of any fees payable to such Bank or Canadian Lending Bank hereunder, (iii) postpone any date fixed (other than as a result of a prepayment that is not a prepayment required pursuant to the first sentence of Section 5.02(b)) for any payment of principal of or interest on such Bank's or such Canadian Lending Bank's Loans, Notes, L/C Participations or Canadian L/C Participations or any fees or other amounts payable to such Bank in accordance with the terms hereof, (iv) amend Section 5.09, this Section 13.05, Section 13.07, the definition of "Majority Banks", or any provision requiring the consent or other action of all of the Banks or Canadian Lending Banks; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Canadian Lending Bank, amend the definition of "Canadian Majority Banks", or (v) release the Company, Sierra Corp. (prior to the consummation of the Merger), Fibreboard, Norandex Inc., Stone Products Corporation, Fabwel, Inc. or Pabco Metals Corporation as a Guarantor pursuant to Article 10 hereof; provided, further, that any Guarantor which is sold, transferred or otherwise disposed of for fair value in a transaction permitted under
Section 8.10 hereof shall be automatically released as a Guarantor pursuant to Article 10 hereof. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

          (b) No election not to exercise, failure to exercise or delay in exercising any right, nor any course of dealing or performance, shall operate as a waiver of any right of the Agent or any Bank under this Agreement, any other Loan Document or Applicable Law, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of the Agent or any Bank under this Agreement, any other Loan Document or Applicable Law.

          (c) If (i) a Bank or a Canadian Lending Bank declines to execute an amendment or waiver required of it pursuant to the proviso to Section 13.05(a) that has been approved by the Majority Banks or, in the case of those relating to Canadian Lending Banks, the Canadian Majority Banks, and so long as no Default exists, the Agent, the Company, the Guarantors and such Bank and Canadian Lending Bank agree, if requested by the Company, to attempt to locate an Eligible Assignee that will accept the assignment of the Loans, the Commitment, the related Canadian Commitment, if any, of such Bank or Canadian Lending Bank, and the other rights and obligations hereunder and under the other Loan Documents of such Bank or such Canadian Lending Bank, and (ii) if such an Eligible Assignee is located, such Bank and Canadian Lending Bank agree to assign its interest in its Loans, Commitment, and Canadian Commitment, and its other rights and obligations hereunder and under the other Loan Documents to such Eligible Assignee in accordance with Section 13.08, for a purchase price equal to the unpaid principal amount of such Bank's or such Canadian Lending Bank's Loans, together with interest thereon and fees accrued to the date of payment. If Loans to be so assigned include Eurocurrency Loans or Canadian Loans that are Canadian Cost of Funds Loans or Canadian Bankers' Acceptances, the assignment thereof shall occur on the last day of the then current Interest Period in respect of such Eurocurrency Loans or Canadian Cost of Funds Loans or, in the case of Canadian Bankers' Acceptances, the last day of the then current term thereof.

          Section 13.06 Set-Off. Upon and after the occurrence of any Default, each Bank and each of its branches and offices is hereby authorized by each Loan Party, at any time and from time to time, without notice, (a) to set off against, and to appropriate and apply to the payment of, the obligations and liabilities of each Loan Party, including such Loan Party under this Agreement, and the other Loan Documents (whether matured or unmatured, fixed or contingent or liquidated or unliquidated and including amounts to which a Bank is entitled with respect to its L/C Participations and Canadian L/C Participations) any and all amounts owing by such Bank or any such office or branch to such Loan Party or any of its Consenting Subsidiaries (whether payable in Dollars or any other currency, whether matured or unmatured, and, in the case of deposits, whether general or special, time or demand and however evidenced and whether maintained at a branch or office located within or without the United States), and (b) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as such Bank in its sole discretion may elect.

          Section 13.07 Sharing of Recoveries. (a) Each Bank agrees that (i) if it shall exercise any right of counterclaim, set-off, banker's lien or similar right or if under any applicable bankruptcy, insolvency or other similar law, it receives a secured claim, the security for which is a debt owed by it to any Loan Party, including a secured claim deemed secured under Section 506 of the Bankruptcy Code, and (ii) if, as a result of the exercise of a right or the receipt of a secured claim described in clause (i) of this Section 13.07 or otherwise, it shall receive payment of a proportion of the aggregate amount due and payable to it hereunder and under the other Loan Documents as principal, interest, fees or expense reimbursements that is greater than the proportion received by any other Bank in respect of the aggregate of such amounts due and payable to such other Bank hereunder and under the other Loan Documents, the Bank receiving such proportionately greater payment shall purchase participations (which it shall be deemed to have done simultaneously upon the receipt of such payment) in the rights of the other Banks hereunder and under the other Loan Documents so that all such recoveries with respect to such amounts due and payable hereunder and under the other Loan Documents by all of the Banks shall be pro rata; provided that if all or part of such proportionately greater payment received by the purchasing Bank is thereafter recovered by or on behalf of the Company from such Bank, such purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such Bank to the extent of such recovery, but without interest (unless the purchasing Bank is required to pay interest on the amount recovered to the Person recovering such amount, in which case the selling Bank shall be required to pay interest at a like rate). Any Bank receiving any such secured claim shall exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section to share in the benefits of any recovery on such secured claim.

          (b) Each Loan Party expressly consents to the arrangements set forth in this Section 13.07 and agrees that any holder of a participation in any rights hereunder or under any other Loan Document so purchased or acquired pursuant to this
Section 13.07 may exercise any and all rights of set-off and any other rights with respect to such participation as fully as if such holder were a direct creditor of such Loan Party in the amount of such participation.

          Section 13.08 Assignment. (a) Each Bank and each Canadian Lending Bank may, at any time or from time to time, with (in the case of an assignment to any Eligible Assignee other than another Bank or, in the case of an assignment of a Canadian Commitment and a Canadian L/C Participation, the Canadian Lending Bank Affiliate of another Bank) the prior consent of the Agent and (so long as an Event of Default described in Section 11.01(e) shall not have occurred or be continuing) the Company, which consents shall not be unreasonably withheld, assign all or any portion of its interest in its Loans, L/C Participations, Canadian L/C Participations, Commitment, Canadian Commitment and other rights and obligations as a Bank and a Canadian Lending Bank hereunder to an Eligible Assignee; provided that (i) no such assignment shall involve an amount of such Bank's Commitment less than $10,000,000, (ii) no Issuing Bank may assign all or any portion of its rights and obligations as issuer of Letters of Credit without the prior written consent of the Company and the Majority Banks, (iii) a Bank which is, or whose Affiliate is, a Canadian Lending Bank may not assign, or permit its Canadian Lending Bank Affiliate to assign, its Canadian Commitment or Canadian Loans to an Eligible Assignee that is not a Person with respect to which payments of principal, interest and other amounts by the Canadian Borrower would not, at the time of such assignment, be subject to Canadian withholding tax at a rate higher than that then applicable to the assignor, (iv) the Belgian Lending Bank may not assign any Belgian Loan to an Eligible Assignee that is not a Person with respect to which payments of principal, interest and other amounts by the Belgian Borrower would not, at the time of such assignment, be subject to Belgian withholding tax at a rate higher than that then applicable to the assignor, and (v) except in the case of an assignment by the Bank that is the Agent, no such assignment shall be effective unless and until the Agent shall have been paid an assignment fee of $3,500; provided that no assignee shall be entitled to any amounts that would otherwise be payable to it under Section 14.02 with respect to its assigned interest unless
(x) such amounts are payable in respect of a Regulatory Change Enacted after the date the applicable assignment agreement was executed, or (y) such amounts would have been payable to the Bank or the Canadian Lending Bank that made such assignment if such assignment had not been made; provided, further, that the assignment by a Bank of its Canadian Commitment, or the assignment by its Canadian Lending Bank Affiliate of its Canadian Commitment, shall constitute the assignment of a like amount of such Bank's Commitment; provided, further that a Bank may not assign its Commitment, in an amount such that after such assignment its, or its Canadian Lending Bank Affiliate's, Canadian Commitment would exceed such Bank's remaining Commitment, unless such Bank or its Canadian Lending Bank Affiliate shall also assign, subject to clause (iii) of the immediately preceding proviso, an amount of its Canadian Commitment equal to such excess amount to the assignee of such Bank's Commitment or an Affiliate of such assignee. In connection with each such assignment, (i) the assignor Bank or Canadian Lending Bank and the assignee shall execute and deliver to the Agent a duly completed Assignment and Acceptance in the form of Annex K hereto, and, if required by this Section 13.08(a), the Company and the Agent shall approve such assignee and the Agent shall record such assignment in its records with respect to this Agreement, (ii) the Company shall issue a Note to the assignee if requested by it (and to the assignor Bank or Canadian Lending Bank, in the case of a partial assignment by a Bank or a Canadian Lending Bank that was the holder of a Note), against receipt of the existing Note or Notes, if any, of the assignor or assignors, such amendment and new Notes to appropriately reflect such assignment, and (iii) in the case of an assignment of a Registered Note, such Registered Note shall have been surrendered for registration of assignment duly endorsed by (or accompanied by a written instrument of assignment duly executed by) the Registered Holder and such assignment shall have been recorded on the Loan Register. Notwithstanding anything to the contrary contained herein, each Bank and each Canadian Lending Bank may at any time or from time to time, without the consent of the Agent, the Company or any other Bank, pledge all or any portion of its rights hereunder to a Federal Reserve Bank.

          (b) The Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank, and no such assignment or transfer of any such obligation shall release the Company therefrom unless the Agent and each Bank shall have consented to such release in a writing specifically referring to the obligation from which the Company is to be released.

          Section 13.09 Participations. Each Bank, and each Canadian Lending Bank, may from time to time sell or otherwise grant participations in its Loans, L/C Participations, Canadian L/C Participations and Notes to any commercial bank or other financial institution, and the holder of any such participation
(a) shall, with respect to its participation, be entitled to all of the rights of a Bank and, if applicable, a Canadian Lending Bank under Sections 5.08, 13.02, 13.05, 14.02 and 14.04, and (b)
may exercise any and all rights of set-off or banker's lien with respect thereto, in each case as fully as though the applicable Loan Party were directly indebted to the holder of such participation in the amount of such participation; provided that
(i) no Bank or Canadian Lending Bank may grant to any such holder the right to require such Bank or Canadian Lending Bank to take or omit to take any action hereunder, except that a Bank or Canadian Lending Bank may grant to any such holder the right to require such holder's consent to (A) reduce the principal of or the stated amount of interest on such Bank's or such Canadian Lending Bank's Loans, Notes, L/C Participations or Canadian L/C Participations or the stated amount of commitment fees or letter of credit fees payable to such Bank or Canadian Lending Bank hereunder or (B) postpone any date fixed (other than as a result of a prepayment) for any payment of principal of or interest on such Bank's or such Canadian Lending Bank's Loans, Notes, L/C Participations or Canadian L/C Participations or fees payable to such Bank or Canadian Lending Bank hereunder, (ii) no holder of a participation shall be entitled to any amounts that would otherwise be payable to it under Section 5.08 or 14.02 with respect to its participation, unless (x) such amounts are payable in respect of a Regulatory Change Enacted after the date the applicable participation agreement was executed or (y) such amounts would have been payable to the Bank or Canadian Lending Bank that granted such participation if such participation had not been granted, (iii) the applicable participation agreement
(A) shall provide that the participant shall be subject to the obligations set forth in the first sentence of Section 14.03(a) to the same extent as if it were a Bank and (B) shall provide that if an event occurs with respect to such participant that makes Section 14.02 applicable and if the efforts of the participant fail to eliminate the applicability of Section 14.02, the Bank or the Canadian Lending Bank that granted the participation shall, at the request of the Company, repurchase the participation (such repurchase to occur promptly, in the case of Base Rate Loans, L/C Participations and Canadian L/C Participations, and no later than on the last day of the applicable Interest Period, in the case of Fixed Rate Loans),
(iv) no participation may be sold or granted in any Canadian Loan except to a Person with respect to which payments of principal, interest and other amounts by a Canadian Loan Borrower would not, at the time of sale or grant, be subject to Canadian withholding tax at a rate higher than that then applicable to the seller or grantor, (v) no participation may be sold or granted in any Belgian Loan except to a Person with respect to which payment of principal, interest and other amounts by a Belgian Borrower would not, at the time of such sale or grant, be subject to Belgian withholding tax at a rate higher than that applicable to the seller or grantor. Each Bank and each Canadian Lending Bank selling or granting a participation shall indemnify the Company, each Canadian Borrower and the Agent for any Taxes and liabilities that they may sustain as a result of such Bank's or such Canadian Lending Bank's failure to withhold and pay any Taxes applicable to payments by such Bank or such Canadian Lending Bank to its participant in respect of such participation. Each Bank that is not a Canadian Lending Bank hereby guarantees the payment and performance of the obligations hereunder of its Affiliate that is a Canadian Lending Bank. This Section 13.09 shall not apply to participations in Belgian Loans granted pursuant to Section 1.06 hereof, participations in Swing Line

Loans granted pursuant to Section 3.04, or participations in Letters of Credit and Canadian Letters of Credit granted pursuant to Section 4.04 hereof.

          Section 13.10 Governing Law. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS (INCLUDING MATTERS RELATING TO THE MAXIMUM
PERMISSIBLE RATE) SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS
LAW SECTION 5-1401, BE GOVERNED BY THE LAWS OF THE STATE OF NEW
YORK.

          Section 13.11 Judicial Proceedings; Waiver of Jury Trial. Any judicial proceeding brought against the Company or any other Loan Party with respect to this Agreement, the Notes or any other Loan Document may be brought in any state or federal court of competent jurisdiction in the Borough of Manhattan in the City of New York and, by execution and delivery of this Agreement, each of the Company and the other Loan Parties (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Notes or any other Loan Document and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. Each of the Company and the other Loan Parties hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of
Section 13.01, and service so made shall be deemed completed on the third Business Day after such process is deposited in the mail. Nothing herein shall affect the right of the Agent or any Bank to serve process in any other manner permitted by law or shall limit the right of the Agent or any Bank to bring proceedings against the Company or any other Loan Party in the courts of any other jurisdiction. Any judicial proceeding by the Company or any Loan Party against the Agent or any Bank involving, directly or indirectly, any matter in any way arising out of, related to, or connected with this Agreement or the Notes shall be brought only in a court located, in the case of the Agent, in the City and State of New York and, in the case of a Bank, the jurisdiction in which such Bank's principal United States office is located. THE COMPANY, EACH OTHER LOAN PARTY, THE AGENT AND EACH BANK HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, THE NOTES, ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIPS ESTABLISHED HEREUNDER OR THEREUNDER.

          Section 13.12 Limitation of Liability. No claim may be made by the Company or any other Loan Party against the Agent or any Bank or any of their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any breach or wrongful conduct (whether the claim therefor is based on contract, tort or duty imposed by law) in connection with, arising out of or in any way related to the transactions contemplated and relationship established by this Agreement or any other Loan Document, or any act, omission or event occurring in connection therewith; and each of the Company and the other Loan Parties hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          Section 13.13 Change of Funding Offices. Each Bank may at any time and from time to time change any of its Funding Offices and shall give notice of any such change to the Agent and the Company; provided that, except in the case of a change in the Funding Offices made at the request of the Company, (a) no Bank shall designate a new Funding Office if such designation would make operable the provisions of clause (c) or (d) of Section
14.01 and (b) no Bank shall be entitled to receive any greater amount under Section 13.02 as a result of any such change in Funding Offices than such Bank would be entitled to had such change in Funding Offices not occurred.

          Section 13.14 Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by Applicable Law, each of the Company and the Loan Parties hereby waives any provision of Applicable Law that renders any provision hereof prohibited or unenforceable in any respect.

          Section 13.15  Counterparts.  This Agreement may be
signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          Section 13.16  Entire Agreement.  This Agreement and
the Notes embody the entire agreement between the Company, each other Loan Party, the Agent and the Banks and supersede all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

          Section 13.17  Successors and Assigns.  All the
provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          Section 13.18 Cash Collateral. If, at any time, payment or prepayment of any Canadian Bankers' Acceptance, Contingent Reimbursement Obligation or Canadian Contingent Reimbursement Obligation that is not prepayable, shall be required pursuant to any provision of this Agreement, such payment or prepayment shall be made by deposit of funds, in the amount of such payment or prepayment, into an interest bearing cash collateral account at the Agent's Office, which account shall be under the dominion and control of the Agent and shall be pledged to the Banks and the Canadian Lending Banks as security for the payment of such Canadian Bankers' Acceptance, Contingent Reimbursement Obligation or Canadian Contingent Reimbursement Obligation, as the case may be, and any other amounts that may become payable hereunder in respect thereof. Funds deposited in such account, and any income thereon, shall be applied by the Agent against amounts payable under this Agreement when such amounts become due. Any funds remaining in such account when all Canadian Bankers' Acceptances, Contingent Reimbursement Obligations, Canadian Contingent Reimbursement Obligations and any other amounts payable hereunder secured thereby have been paid shall be promptly remitted to the Company.

          Section 13.19 Rating Services. In the event that either (a) Moody's or S&P shall cease to exist and shall not thereupon be succeeded by a successor entity performing similar functions, or (b) either such corporation (or any such successor entity) shall at any time cease to maintain a Moody's Rating or S&P Rating, as the case may be, the Company, each other Loan Party, each Bank and the Agent agree to enter into negotiations promptly thereafter in good faith with a view toward amending this Agreement to provide for an alternate mechanism (including, without limitation, providing for a replacement rating agency and range of ratings of the Company's long-term unsecured debt) for determining the facility fee, the letter of credit fee and the Eurocurrency Margin so as to achieve, as nearly as possible, the same economic basis for determining such fees and such margins as exists on the date of this Agreement; provided that pending an agreement as to such alternate mechanism, the Company, each other Loan Party, each Bank and the Agent agree (i) that the Utilization Fee, the Facility Fee Rate and the Eurocurrency Margin shall be determined on the basis of whichever of the Moody's Rating or the S&P Rating is still maintained, if either, or (ii) if both Moody's or S&P shall cease to exist or each shall cease to maintain a Moody's Rating or S&P Rating, as the case may be, that the Utilization Fee, the Facility Fee Rate and the Eurocurrency Margin shall be determined on the basis of the last Moody's Rating and the last S&P Rating maintained by Moody's and S&P, as the case may be.

          Section 13.20 Amounts Payable Due Upon Request for Payment. All amounts payable by a Loan Party under Section 13.02 and under the other provisions of the Loan Documents to which such Loan Party is a party shall, except as otherwise expressly provided, be immediately due upon request for the payment thereof.

          Section 13.21  Remedies of the Essence.  The various
rights and remedies of the Agent and the Banks under this

Agreement, the Notes and the other Loan Documents are of the essence, and the Agent and the Banks shall be entitled to obtain a decree requiring specific performance of each such right and remedy.

          Section 13.22 Registered Notes. A Bank that is a Non-US Bank and that has complied with Section 5.08(a)(iv)(A)(1) may have its Notes issued as Registered Notes. Once issued, Registered Notes may not be exchanged for Notes that are not Registered Notes, and the ownership of Registered Notes, and of the Loans evidenced thereby, may be transferred only in accordance with the provisions of clause (iii) of the second sentence of Section 13.08(a).

          Section 13.23 Judgment Currency. If in connection with determining the amount of a judgment to be rendered in a currency (a "Judgment Currency") other than the currency in which the relevant amount was due under this Agreement or a Note, it is necessary to convert a sum payable by the Company or any other Loan Party under this Agreement or the Notes in a Currency other than such Judgment Currency into such Judgment Currency, then, unless another rate of exchange is required under Applicable Law, the rate of exchange used shall be the Agent's spot rate of exchange in New York on the Business Day preceding the day on which final judgment is to be rendered. The obligations of the Company or the applicable Loan Party in respect of any such sum payable by it under the Loan Documents in a Currency other than such Judgment Currency shall, notwithstanding any such judgment in such Judgment Currency, be discharged only to the extent that on the Business Day following actual receipt by the Agent or Banks of the amount of the judgment in such Judgment Currency, such Person is able to purchase the relevant Currency in New York with such sum of Judgment Currency, whether or not at the Agent's spot rate of exchange. As a separate obligation and notwithstanding any such judgment, the Company or the applicable Loan Party shall pay such Person on demand in the relevant Currency any difference between the amount originally payable by the Company or such Loan Party to such Person in the relevant Currency and the amount of the relevant Currency that may be so purchased. In the event that the amount that may be so purchased exceeds the amount originally payable, such Person shall promptly remit such excess to the Company or the applicable Loan Party.


                           ARTICLE 14.

             ADDITIONAL CREDIT FACILITY PROVISIONS

          Section 14.01 Mandatory Suspension and Conversion of Fixed Rate Loans. A Bank's obligations to make, maintain or convert into Fixed Rate Loans shall be suspended, all such Bank's outstanding Fixed Rate Loans (other than CA Loans) shall be converted on the last day of their applicable Interest Periods (or, if earlier, in the case of clause (c) below, on the last day such Bank may lawfully continue to maintain Fixed Rate Loans or, in the case of clause (d) below, the day determined by such Bank to be the last Business Day before the effective date of the applicable restriction) into, and all pending requests for the making of or conversion into Fixed Rate Loans by such Bank shall be deemed requests for, Base Rate Loans or, in the case of Canadian Loans that are Canadian Cost of Funds Loans or Canadian Bankers' Acceptances, Canadian Prime Rate Loans, if:

               (a) prior to the determination of an interest rate for a Fixed Rate Loan, the Agent, in the case of Fixed Rate Loans (other than CA Loans), and the Bank committed to make such Loans, in the case of CA Loans, determines that for any reason appropriate information is not available to it for purposes of determining the interest rate for a Fixed Rate Loan;

               (b) on or prior to the first day of any Interest Period for a Fixed Rate Loan (other than a CA Loan), or the first day of the term of a Canadian Bankers' Acceptance, such Bank determines that the Eurocurrency Rate, the Canadian Cost of Funds Rate or the Discount Rate, as applicable as determined by the Agent for such Interest Period or term, would not accurately reflect the cost to such Bank of making, maintaining or converting into such Fixed Rate Loan;

               (c) at any time such Bank determines that any Regulatory Change makes it unlawful or impracticable for such Bank to make or maintain any Fixed Rate Loan, or to comply with its obligations hereunder in respect thereof; or

               (d) such Bank determines that by reason of any Regulatory Change it is restricted, directly or indirectly, in the amount that it may hold of (i) a category of liabilities that includes deposits by reference to which, or on the basis of which, the interest rate applicable to such Fixed Rate Loans is directly or indirectly determined, or
     (ii) the category of assets that includes such Fixed Rate
     Loans.

The Agent shall promptly notify the Company and each Bank of the existence or occurrence of any condition or circumstance specified in clause (a) above, and each Bank shall promptly notify the Company and the Agent of the existence or occurrence of any condition or circumstance specified in clause (b), (c) or
(d) above applicable to such Bank's Loans, but the failure by the Agent or such Bank to give any such notice shall not affect such Bank's rights hereunder.

          Section 14.02 Regulatory Changes. If in the determination of any Bank (a) any Regulatory Change Enacted after, in the case of Fixed Rate Loans (other than CA Loans), the Agreement Date or, in the case of a CA Loan, the time such Bank shall have submitted its CA Loan Offer to make such CA Loan, shall directly or indirectly (i) reduce the amount of any sum received or receivable by such Bank with respect to such Loan or the return to be earned by such Bank on such Loan, (ii) impose a cost on such Bank or any Affiliate of such Bank that is attributable to the making or maintaining of, or such Bank's commitment to make, such Loan, (iii) require such Bank or any Affiliate of such Bank to make any payment on or calculated by reference to the gross amount of any amount received by such Bank under this Agreement or its Note or any Letter of Credit or (iv) reduce, or have the effect of reducing, the rate of return on any capital of such Bank or any Affiliate of such Bank that such Bank or such Affiliate is required to maintain on account of such Loan or such Bank's Commitment to make such Loan and (b) such reduction, increased cost or payment shall not be fully compensated for by an adjustment in the applicable rates of interest payable under this Agreement or its Note or any Letter of Credit, then the Company shall pay to such Bank such additional amounts as such Bank determines will, together with any adjustment in the applicable rates of interest payable hereunder, fully compensate for such reduction, increased cost or payment. Such additional amounts shall be payable, in the case of those applicable to prior periods, within 15 days after request by such Bank for such payment and, in the case of those applicable to future periods, on the dates specified, or determined in accordance with a method specified, by such Bank. Each Bank will promptly notify the applicable Borrower of any Regulatory Change that will entitle such Bank to compensation pursuant to this Section 14.02, but the failure to give such notice shall not affect such Bank's right to compensation.

          Section 14.03 Mitigation by Banks. (a) If any event occurs with respect to any Bank or Canadian Lending Bank that makes Section 14.01 or 14.02 applicable, such Bank or Canadian Lending Bank shall, if requested by the Company, use its best efforts to eliminate or reduce the applicability of such Sections and any costs to the Company related thereto; provided that such Bank or Canadian Lending Bank shall not have any obligation under this Section 14.03 to take any action that is inconsistent with Applicable Law or such Bank's or Canadian Lending Bank's internal policy or, in the reasonable judgment of such Bank, would be disadvantageous to such Bank. If the efforts of such Bank or Canadian Lending Bank fail to eliminate the applicability of
Section 14.01 or 14.02, as the case may be, and the costs to the Company related thereto, (i) the Agent and such Bank or Canadian Lending Bank agree, if requested by the Company, to attempt to locate a commercial bank or other financial institution (A) the assignment to which of the Loans, L/C Participations, Commitment (or, in the case of a Canadian Lending Bank, its Canadian Commitment and Canadian L/C Participations) and other rights and obligations hereunder of such Bank or Canadian Lending Bank would eliminate or reduce the applicability of such Sections and (B) that desires to accept such assignment and (ii) if such a bank or institution is located, such Bank or Canadian Lending Bank agrees to assign its interest in its Loans, L/C Participations, Commitment (or, in the case of a Canadian Lending Bank, its Canadian Commitment and Canadian L/C Participations) and other rights and obligations hereunder to such bank or institution in accordance with Section 13.08(a), for an amount equal to the aggregate amount owing to such Bank (or such Canadian Lending
Bank) under this Agreement at the time of such assignment (including the aggregate principal amount of such Bank's Loans and such Bank's Borrowing Percentage (or such Canadian Lending Bank's Canadian Borrowing Percentage) of Drawings with respect to which it has made its required payments under Section 4.04(a), accrued interest, and all fees and other amounts accrued or payable to such Bank or Canadian Lending Bank). If no such assignment is arranged, the Company may, upon 10 days' prior notice to such Bank or Canadian Lending Bank, terminate such Bank's Commitment or such Canadian Bank's Canadian Commitment and thereupon promptly prepay such Bank's or Canadian Lending Bank's Loans and all other amounts payable to such Bank or Canadian Lending Bank hereunder and cash collateralize its L/C Participations or Canadian L/C Participations; provided that prepayments of Fixed Rate Loans may be made on the last day of the applicable Interest Periods.

          (b)  If any event occurs with respect to any
participant in any Bank's or Canadian Lending Bank's Loans, L/C Participations, Canadian L/C Participations, Commitment, Canadian Commitment and other rights and obligations hereunder that makes
Section 14.02 applicable and if the efforts of such participant fail to eliminate the applicability of such Section and the costs to the Company or any other Loan Party related thereto, (i) such Bank or Canadian Lending Bank agrees, if requested by the Company, to attempt to locate a commercial bank or other financial institution (A) the ownership by which of the participation of such participant would eliminate or reduce the applicability of Section 14.02 and (B) that desires to purchase such participation and (ii) if such a bank or institution is located, such Bank or Canadian Lending Bank agrees to repurchase such participation from such participant and to resell such participation to such bank or institution in accordance with
Section 13.09. If no such transfer of such participation is arranged, such Bank or Canadian Lending Bank shall, upon 10 days' prior notice by the Company, repurchase such participation from such participant whereupon, at the option of such Bank or Canadian Lending Bank, such Bank's Commitment or such Canadian Lending Bank's Canadian Commitment shall be reduced, its Loans and other amounts payable to it hereunder shall be prepaid and its L/C Participations and Canadian L/C Participations shall be cash collateralized, by the amount of such participation (such prepayments to be made promptly except that prepayments with respect to Fixed Rate Loans may be made on the last day of the applicable Interest Periods).

          Section 14.04 Funding Losses. The Company shall pay to each Bank, upon request, such amount or amounts as such Bank determines are necessary to compensate it for any loss, cost or expense incurred by it as a result of (a) any payment, prepayment or conversion of a Fixed Rate Loan on a date other than the last day of an Interest Period for, or term of, such Fixed Rate Loan or, in the case of a CA Loan, its maturity date or (b) a Fixed Rate Loan for any reason not being made or converted, or any payment of principal thereof or interest thereon not being made, on the date therefor determined in accordance with the applicable provisions of this Agreement. At the election of such Bank, and without limiting the generality of the foregoing, but without duplication, such compensation on account of losses may include an amount equal to the excess of (i) the interest that would have been received from the applicable Borrower under this Agreement on any amounts to be reemployed during an Interest Period or its remaining portion over (ii) the interest component of the return that such Bank determines it could have obtained had it placed such amount on deposit in the interbank market for the relevant currency selected by it for a period equal to such Interest Period, or term, or any remaining portion thereof.

          Section 14.05 Determinations. In making the determinations contemplated by Sections 14.01, 14.02 and 14.04, each Bank may make such reasonable estimates, assumptions, allocations and the like that such Bank in good faith determines to be appropriate, but such Bank's selection thereof in accordance with this Section 14.05, and the determinations made by such Bank on the basis thereof, shall be final, binding and conclusive upon the applicable Borrower, except, in the case of such determinations, for manifest errors in computation or transmission. Each Bank requesting payment under this Article 14 shall furnish to the Company upon request a certificate outlining in reasonable detail the computation of any amounts claimed by it under this Article 14 and the assumptions underlying such computations.


                           ARTICLE 15.

                         INTERPRETATION

          Section 15.01  Interpretation.

          (a)  Defined Terms.  For the purposes of this
Agreement:

          "Acceptance Fee" means the fee payable at the time of the acceptance of a Canadian Bankers' Acceptance established by multiplying the face amount of such Canadian Bankers' Acceptance by the BA Margin as of the date of issue and acceptance of such Canadian Bankers' Acceptance and by multiplying the product so obtained by a fraction having a numerator equal to the number of days in the term of such Canadian Bankers' Acceptance and a denominator of 365.

          "Accumulated Funding Deficiency" has the meaning ascribed to that term in Section 302 of ERISA.

          "Adjusted Consolidated Net Income" means, for any period, Consolidated Net Income for such period, plus (i) any amount deducted in the computation thereof for additions to reserves with respect to actions, suits or proceedings against the Company or any Subsidiary with respect to claims arising out of the use of or exposure to asbestos products, minus (ii) any amount added in the computation thereof for reductions in such reserves, minus (iii) to the extent not deducted or added, as appropriate, in the computation of Consolidated Net Income for such period, the net after-tax amount of (A) actual cash disbursements during such period made with respect to claims arising out of the use of or exposure to asbestos products, minus
(B) actual cash payments (including under insurance policies) received during such period with respect to claims arising out of the use of or exposure to asbestos products.

          "Administrative Schedule" means Annex B to this
Agreement, which contains administrative information in respect of each Currency and each Type of Loan.

          "Affiliate" means, with respect to a Person, any other
Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person.

          "Affiliated Entity" means a Subsidiary, an Affiliate, or a Person that uses technology supplied by, or whose operations are supervised by, the Company or its Subsidiaries or Affiliates.

          "Agent" means CSFB, as agent for the Banks hereunder, and includes CSFB Canada, as Agent for the Canadian Lending Banks hereunder with respect to Canadian Bankers' Acceptances only, and any replacement Agent appointed pursuant to Section 12.07.

          "Agent's Office" means the address of the Agent specified in or determined in accordance with the provisions of
Section 13.01.

          "Aggregate Non-Canadian Exposure" means at any date, the aggregate Dollar Equivalent Amount of (i) the outstanding principal amount of all Loans then outstanding that are not Canadian Loans or CA Loans and (ii) all L/C Obligations then outstanding.

          "Agreement" means this Agreement, as amended from time to time, and after giving effect to all waivers and departures from the terms hereof that have been consented to, but only, in the case of each such amendment, waiver or consent, to the extent it complies with the provisions of Section 13.05.

          "Agreement Date" means the date set forth as such on the signature pages hereof, which date is the date executed copies of this Agreement were delivered by all parties hereto, and, accordingly, the date this Agreement became effective and the Banks, the Canadian Lending Banks and the Issuing Banks first became, except with respect to CA Loans, committed to make the Credit Extensions contemplated by this Agreement. If no such date is there set forth, the Agreement Date shall be the date as of which this Agreement is dated.

          "Applicable Law" means, anything in Section 13.10 to the contrary notwithstanding, all applicable provisions of all
(a) constitutions, statutes, treaties, rules, regulations and orders of governmental bodies, (b) Governmental Approvals and (c) orders, decisions, judgments and decrees of all courts and arbitrators, except that, for purposes of Section 5.04, Applicable Law means only the law of the State of New York applicable to maximum permitted rates of interest and any applicable pre-emptive Federal law.

          "Arranger" means CSFB and its successors.

          "Assignment and Acceptance" means an assignment and acceptance in the form of Annex K.

          "Available Foreign Currency" means Belgian Francs, Pounds Sterling, Canadian Dollars and, but only with respect to CA Loans, any other available and freely-convertible non-Dollar currency selected by the Company and approved by the Agent.

          "BA Margin" means, at any time, the rate per annum equal to the sum of (i) the applicable Utilization Fee at such time, plus (ii) the rate per annum determined at such time based upon the S&P Rating and Moody's Rating at such time set forth under the relevant column heading below opposite such Investment
Ratings:

            Investment Rating              Rating Margin
1.   S&P Rating not lower than BBB+,           0.20%
     and Moody's Rating not lower
     than Baa1
2.   S&P Rating lower than BBB+ or             0.25%
     Moody's Rating lower than Baa1,
     but S&P Rating not lower than
     BBB and Moody's Rating not
     lower than Baa2
3.   S&P Rating lower than BBB or             0.275%
     Moody's Rating lower than Baa2,
     but S&P Rating not lower than
     BBB- and Moody's Rating not
     lower than Baa3





4.   S&P Rating lower than BBB- or             0.50%
     Moody's Rating lower than Baa3,
     but S&P Rating not lower than
     BB+ and Moody's Rating not
     lower than Ba1
5.   S&P Rating lower than BB+ or             0.525%
     Moody's Rating lower than Ba1



          "Bank" means each of (i) the institutions listed on Annexes A-1 and A-2, and (ii) each additional institution that shall become a "Bank" party hereto in accordance with Section
13.08. For purposes of this Agreement, "Bank" includes the Swing Line Bank, each Issuing Bank and each Canadian Lending Bank, unless the context otherwise requires.

          "Bank Default" means (i) the inability or refusal of any Bank or Canadian Lending Bank to acquire any L/C Participation or Canadian L/C Participation pursuant to Section 4.04(a) or to make any payment required by it under Section 4.04(a), (ii) the inability or refusal of any Bank to acquire a participation pursuant to Section 1.06(a) in Belgian Loans made by the Belgian Lending Bank or to make any payment required by it under Section 1.06(a) or (iii) the giving by any Bank or Canadian Lending Bank to the Issuing Bank or the Belgian Lending Bank of any notice (which has not been retracted) of its intention not to so acquire any L/C Participation, Canadian L/C Participation, or participation in a Belgian Loan, or to make any such required payment; provided that, for purposes of Section 5.11(b), the exercise by a Bank of its rights under Section 6.02(d) shall not constitute a Bank Default.

          "Bank Tax" means any Tax based on or measured by net income, any franchise Tax and any doing business Tax imposed on any Bank or the Agent by any jurisdiction (or any political subdivision thereof) in which such Bank, the Agent or any Funding Office is located or would otherwise be subject to such a Tax without giving effect to this Agreement or the transactions contemplated hereby.

          "Base Rate" means at any time the higher of (i) the Prime Rate in effect at such time and (ii) the Federal Funds Rate as in effect at such time plus 0.50% per annum.

          "Base Rate Loan" means a Loan the interest on which is, or is to be, as the context may require, computed on the basis of the Base Rate.

          "Belgian Borrower" means (i) a Borrower designated on Annex A-3 as a Belgian Borrower and (ii) after the Agreement
Date, each Designated Subsidiary Borrower that is specified to be a "Belgian Borrower".

          "Belgian L/C Obligation" means, at any time, an amount equal to the sum of the Dollar Equivalent Amount of (i) the aggregate then undrawn and unexpired amount of the then outstanding Belgian Letters of Credit and (ii) the aggregate amount of drawings under Belgian Letters of Credit which have not then been reimbursed pursuant to Section 4.05(a).

          "Belgian Lending Bank" means the Bank listed on Annex
A-2 (as Annex A-2 may be amended from time to time). For purposes of this Agreement, "Bank" includes the Belgian Lending
Bank unless the context otherwise requires.

          "Belgian Letter of Credit" means a Letter of Credit issued by the Belgian Lending Bank as Issuing Bank for the account of a Belgian Borrower pursuant to Section 4.01.

          "Belgian Loan" means a Loan to a Belgian Borrower.

          "Borrower" means any of the Company and each Designated
Subsidiary Borrower.

          "Borrowing" means any borrowing of Loans on a given date, consisting, collectively, of all Loans made or to be made by the Banks on such date.

          "Borrowing Date" means any Business Day on which the Company or any other Borrower requests the Banks, the Canadian Lending Banks, the Belgian Lending Bank, the Swing Line Bank or any Issuing Bank to make a Loan or Loans hereunder or to issue a Letter of Credit or Canadian Bankers' Acceptance.

          "Borrowing Percentage" means, with respect to any Bank, at any time, the ratio (expressed as a percentage) of the amount of such Bank's Non-Canadian Commitment at such time to the aggregate amount of the Non-Canadian Commitments of all the Banks at such time, or, in the case of a Bank that is, or whose Affiliate is, a Canadian Lending Bank, at any time when Aggregate Non-Canadian Exposure equals or exceeds the aggregate of the Non-Canadian Commitments, such Bank's or such Affiliate's Canadian Borrowing Percentage.

          "Business Day" means (i) when such term is used in respect of a day on which a Eurocurrency Loan is to be made or an interest rate applicable thereto is to be set, a payment is to be made in respect of such a Loan, an Exchange Rate is to be set in respect of an Available Foreign Currency or any other dealing in an Available Foreign Currency is to be carried out pursuant to this Agreement, such term shall mean a London Banking Day which is also a day on which banks are open for general banking business in the city which is the principal financial center of the country of such Currency, (ii) when such term is used in respect of a day on which a Canadian Loan is to be made or an interest rate with respect thereto is to be set, a payment is to be made in respect of a Canadian Loan, an Exchange Rate is to be set in respect of Canadian Dollars or any other dealing in Canadian Dollars is to be carried out pursuant to this Agreement, such term shall mean a day on which banks in Toronto, Canada are open for general banking business, other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, (iii) when such term is used to describe a day on which a request is to be made to an Issuing Bank for issuance of a Letter of Credit or on which a Letter of Credit is to be issued, such term shall mean a day other than a Saturday, Sunday or other day on which commercial banks in the city in which the Issuing Bank's Issuing Office is located are authorized or required by law to close, and (iv) when such term is used in any other context in this Agreement, such term shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

          "CA Loan" has the meaning set forth in Section 2.01(a).

          "CA Loan Exposure" means, at any time, the Dollar
Equivalent Amount of the CA Loans outstanding at that time.

          "CA Loan Offer" means, with respect to any CA Loan Request in any Currency, an offer from a Bank or Canadian Lending Bank in respect of such CA Loan Request, containing the information in respect of such CA Loan Offer and delivered to the Person, in the manner and by the time specified for a CA Loan Offer in respect of such Currency in the Administrative Schedule.

          "CA Loan Request" means, with respect to any CA Loan in any Currency, a Notice of CA Loan Borrowing from the Borrower in respect of such Loan, containing the information in respect of such CA Loan specified for a CA Loan Request in respect of such Currency in the Administrative Schedule.

          "Canadian Bankers' Acceptance" means a Revolving Loan which is a Canadian Loan in the form of a non-interest bearing bill of exchange denominated in Canadian Dollars, drawn and endorsed by a Canadian Borrower and accepted by a Canadian Lending Bank pursuant to this Agreement, having a term of one month to six months, and maturing on a Business Day on or before the Termination Date.

          "Canadian Borrower" means (i) a Borrower designated on Annex A-3 as a Canadian Borrower and (ii) after the Agreement
Date, each Designated Subsidiary Borrower that is specified to be a "Canadian Borrower".

          "Canadian Borrowing Percentage" means, as to any Canadian Lending Bank at any time, the percentage which such Bank's Canadian Commitment then constitutes of the aggregate Canadian Commitments (or, at any time after the Canadian Commitments shall have expired or terminated, the percentage which the amount of such Canadian Lending Bank's Canadian

Exposure at such time constitutes of the aggregate amount of the Canadian Exposure of all the Canadian Lending Banks at such time).

          "Canadian Commitment" means, as to any Canadian Lending Bank, (i) the obligation of such Canadian Lending Bank to make Revolving Loans that are Canadian Loans hereunder, and to issue or acquire participating interests in Canadian Letters of Credit hereunder, in an aggregate Dollar Equivalent Amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name on Annex A-2, as such amount may be changed from time to time in accordance with the provisions of this Agreement, or
(ii) as the context may require, such amount as it may be so changed. The Canadian Commitment of a Bank that is a Canadian Lending Bank or of a Canadian Lending Bank that is an Affiliate of a Bank is a sub-limit of the Commitment of such Bank and not an additional commitment.

          "Canadian Contingent Reimbursement Obligation" means the contingent obligation of a Canadian Borrower to reimburse the Issuing Bank for any Drawings that may in the future be made under outstanding Canadian Letters of Credit. The principal amount of the Canadian Contingent Reimbursement Obligation at any time shall be deemed to be the aggregate amount available to be drawn under all outstanding Canadian Letters of Credit at such time.

          "Canadian Cost of Funds Loan" means a Revolving Loan which is a Canadian Loan bearing interest based or to be based upon the Canadian Cost of Funds Rate.

          "Canadian Cost of Funds Rate" means, with respect to each day during each Interest Period pertaining to a Canadian Cost of Funds Loan, the annual rate of interest determined by the Agent as being the arithmetic average (rounded upwards, if necessary, to the nearest whole multiple of 0.0625%) of the rates of interest (as supplied to the Agent at its request) which the Canadian Reference Banks, in accordance with their normal practice, would respectively be prepared to offer in the Toronto interbank market as at approximately 9:30 a.m. (Toronto time) on the first day of the related Interest Period for Canadian Dollar deposits in amounts comparable to each Canadian Reference Bank's Canadian Borrowing Percentage of such Canadian Cost of Funds Loan for a period comparable to such Interest Period applicable thereto.

          "Canadian Credit Agreement" means the Loan Agreement made as of July 29, 1994, as amended, among Owens Corning Canada Inc. (formerly "Fiberglas Canada Inc."), Owens Corning (formerly "Owens-Corning Fiberglas Corporation"), Credit Suisse First Boston Canada (formerly "Credit Suisse Canada"), as Agent, and the Lenders named in Schedule A thereto, and the Guarantee Agreement, made as of July 29, 1994, as amended, among the Company and CSFB Canada, as agent.

          "Canadian Exposure" means, at any date, (i) as to all the Canadian Lending Banks, the aggregate Dollar Equivalent Amount of (A) the outstanding principal amount of all Canadian Loans then outstanding, plus (B) all Canadian L/C Obligations then outstanding, and (ii) as to any Canadian Lending Bank, the aggregate Dollar Equivalent Amount of (A) the outstanding principal amount of all Revolving Loans and CA Loans made by such Bank that are Canadian Loans, plus (B) such Bank's Canadian Borrowing Percentage of the outstanding principal amount of all Canadian L/C Obligations.

          "Canadian Interest Rate" means the Discount Rate and/or the Canadian Cost of Funds Rate, as the context may require.

          "Canadian Issuing Bank" means with respect to any Canadian Letter of Credit, the Canadian Lending Bank that issues or is to issue such Canadian Letter of Credit. The Canadian Issuing Bank shall be CSFB Canada or such other Canadian Lending Bank as the Agent shall approve, such approval not to be unreasonably withheld so long as such other Canadian Lending Bank shall have established adequate administrative arrangements with the Agent to provide for the proper issuance and administration of Canadian Letters of Credit. For purposes of this Agreement, the term "Canadian Lending Bank" includes a Canadian Lending Bank that is a Canadian Issuing Bank, both in its capacity as a Canadian Lending Bank and in its capacity as a Canadian Issuing Bank unless the context otherwise requires.

          "Canadian Lending Bank" means each of (i) the institutions listed on Annex A-2, and (ii) each additional institution that shall become a Canadian Lending Bank party hereto in accordance with Section 13.08. A Canadian Lending Bank shall cease to be a "Canadian Lending Bank" when it has assigned all of its Canadian Commitments in accordance with Section 13.08. For purposes of this agreement, "Bank" includes each Canadian Lending Bank unless the context otherwise requires.

          "Canadian Letter of Credit" means a letter of credit payable in Canadian Dollars that is issued by a Canadian Issuing
Bank for the account of a Canadian Borrower pursuant to Section
4.01.

          "Canadian L/C Obligation" means, at any time, an amount equal to the sum of the Dollar Equivalent Amount of (i) the aggregate then undrawn and unexpired amount of the then outstanding Canadian Letters of Credit and (ii) the aggregate amount of drawings under Canadian Letters of Credit which have not then been reimbursed pursuant to Section 4.05(a).

          "Canadian L/C Participant" means in respect of each Canadian Letter of Credit, each Canadian Lending Bank (other than the Issuing Bank in respect of such Letter of Credit) in its capacity as the holder of a participating interest in such Canadian Letter of Credit.

          "Canadian L/C Participation" of any Canadian Lending Bank in any Canadian Letter of Credit, means the participation interest of such Canadian Lending Bank in such Canadian Letter of Credit and any Drawings thereunder acquired pursuant to Section
4.04 or, in the case of the Issuing Bank, its retained interest in such Canadian Letter of Credit and Drawings. The principal amount of the Canadian L/C Participation of a Canadian Lending Bank in any Canadian Letter of Credit at any time shall be the amount equal to such Canadian Lending Bank's Canadian Borrowing Percentage of the sum of (i) the aggregate unpaid principal amount of all Drawings thereunder at such time and (ii) the aggregate principal amount of the Canadian Contingent Reimbursement Obligation with respect thereto at such time.

          "Canadian Loan" means a Loan that is to, or is to be made to, a Canadian Borrower.

          "Canadian Majority Banks" means, at any time, Canadian
Lending Banks having more than 50% of the total Canadian
Commitments or, if the Canadian Commitments have been terminated, having more than 50% of the aggregate outstanding amount of the Canadian Loans and Canadian L/C Participations.

          "Canadian Outstanding Exposure" means, as to any Canadian Lending Bank, the sum of (i) the aggregate Dollar Equivalent Amount of the principal amount of all outstanding Revolving Loans that are Canadian Loans made by such Canadian Lending Bank, plus (ii) such Canadian Lending Bank's Canadian Borrowing Percentage of the aggregate Dollar Equivalent Amount of the face amount of all outstanding Canadian L/C Obligations.

          "Canadian Prime Rate" means at any time the higher of
(i) the per annum floating rate of interest established from time to time by CSFB Canada as being its reference rate then in effect for determining interest rates on commercial loans in Canadian Dollars made in Canada by CSFB Canada, and (ii) the annual rate of interest equal to the sum of (A) the CDOR Rate and (B) 0.90% per annum. The Canadian Prime Rate shall be adjusted automatically, without notice, on the effective date of any change in such rate. The Canadian Prime Rate is not necessarily CSFB Canada's lowest rate of interest.

          "Canadian Prime Rate Loan" means a Canadian Loan the interest on which is, or is to be, as the context may require, computed on the basis of the Canadian Prime Rate.

          "Canadian Reference Banks" means CSFB Canada, The Bank of Nova Scotia and Societe Generale (Canada) or, as the case may be, any other Canadian Lending Bank appointed as such by the Agent in replacement of one of the said Canadian Lending Banks.

          "Capital Expenditure" means (i) an expenditure that is required to be capitalized for financial reporting purposes in accordance with Generally Accepted Accounting Principles, and

(ii) whether or not so required, expenditures made in connection with rebuilding furnaces.

          "Capital Security" means, with respect to any Person,
(i) any share of capital stock of such Person or (ii) any security convertible into, or any option, warrant or other right to acquire, any share of capital stock of such Person.

          "CDOR Rate" means, on any day, the annual rate of interest which is the arithmetic average (rounded upwards, if necessary, to the nearest 0.01%) of the discount rates applicable to 30-day Canadian Dollar bankers' acceptances appearing on the "Reuters Screen CDOR Page" (as defined in the International Swap and Derivatives Association, Inc. definitions, as modified and amended from time to time) at approximately 10:00 a.m. (Toronto time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day; provided, however, that if such rates do not appear on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any day shall be calculated as the arithmetic average of the discount rates applicable to 30-day Canadian Dollar bankers' acceptances quoted by the Canadian Banks as of 10:00 a.m. (Toronto time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day. If less than all of the Canadian Banks quote the aforementioned rate on the days and at the times described above, the "CDOR Rate" shall be such other rate or rates as to which the parties may agree.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "COF Margin" means, at any time, the rate per annum equal to the sum of (i) the applicable Utilization Fee at such time, plus (ii) the rate per annum determined at such time based upon the S&P Rating and Moody's Rating at such time set forth under the relevant column heading below opposite such Investment
Ratings:

           Investment Rating                          Rating Margin
1.   S&P Rating not lower than                             0.20%
     BBB+, and Moody's Rating not
     lower than Baa1
2.   S&P Rating lower than BBB+ or                         0.25%
     Moody's Rating lower than
     Baa1, but S&P Rating not
     lower than BBB and Moody's
     Rating not lower than Baa2
3.   S&P Rating lower than BBB or                         0.275%
     Moody's Rating lower than
     Baa2, but S&P Rating not
     lower than BBB- and Moody's
     Rating not lower than Baa3





4.   S&P Rating lower than BBB- or                         0.50%
     Moody's Rating lower than
     Baa3, but S&P Rating not
     lower than BB+ and Moody's
     Rating not lower than Ba1
5.   S&P Rating lower than BB+ or                         0.525%
     Moody's Rating lower than Ba1


          "Commitment" means, as to any Bank as the context may require, either (i) the obligation of such Bank to make or acquire participating interests in Revolving Loans that are not Canadian Loans, or in Swing Line Loans hereunder and to issue or acquire participating interests in Letters of Credit that are not Canadian Letters of Credit in an aggregate Dollar Equivalent Amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name on Annex A-1 or set forth in the Schedule to the Assignment and Acceptance pursuant to which such Bank became a party to this Agreement, as such amount may be changed from time to time in accordance with the provisions of this Agreement, or (ii) such amount as it may be so changed.

          "Commitment Period" means the period from and including the Agreement Date to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

          "Company" means Owens Corning, a Delaware corporation.

          "Company's Schedule 14D-1" means the Schedule 14D-1, filed by the Company and Sierra Corp. with the SEC on May 30, 1997, as amended, but only if such amendment shall have been consented to in writing by, if such amendment shall have been effected prior to the Agreement Date, CSFB, as Arranger, and, if such amendment shall have been effected after the Agreement Date, the Majority Banks.

          "Consenting Subsidiary" means a Subsidiary that has executed and delivered a Subsidiary Consent in the form of
Schedule 6.01(b)(viii).

          "Consolidated Adjusted EBITDA" means, for any period,
(i) Consolidated EBITDA for such period, minus (ii) to the extent not deducted in the computation of EBIT for such period, the net after-tax amount of actual cash payments during such period made with respect to claims arising out of the use of or exposure to asbestos products, plus (iii) to the extent not added in the computation of EBIT for such period, the net after tax amount of actual cash payments (including under insurance policies) received during such period with respect to claims arising out of the use of or exposure to asbestos products, minus (iv) to the extent not deducted in the computation of EBIT for such period, the amount of actual cash payments to the extent that such payments are charged against any reserves established by the Company and its Subsidiaries referred to in clause (iii) of the definition of Consolidated EBITDA.

          "Consolidated Adjusted Interest Expense" means, for any period, Consolidated Interest Expense for such period, minus that portion of interest expense consisting of the interest component applicable to capital leases.

          "Consolidated Capital Expenditures" means, for any period, the consolidated Capital Expenditures of the Borrower and the Consolidated Subsidiaries for such period.

          "Consolidated Cash Flow Available for Fixed Charges" means, for any period, without duplication, the sum of the amounts for such period of (i) Consolidated Net Income,
(ii) Consolidated Adjusted Interest Expense, (iii) charges against income for all federal, state and local taxes,
(iv) depreciation expense, (v) Consolidated Rental Payments (to the extent deducted in the determination of Consolidated Net Income), (vi) amortization expense, (vii) other non-cash charges and expenses, (viii) any losses arising outside of the ordinary course of business that have been included in the determination of Consolidated Net Income, and (ix) any increases in the LIFO reserve, minus (x) any gains arising outside of the ordinary course of business that have been included in the determination of Consolidated Net Income, (y) any decreases in the LIFO reserve, and (z) any amount added in the computation of EBIT for such period for reductions in the reserves referred to in clause
(i)(B) of the definition of Consolidated EBITDA, all as determined on a consolidated basis for the Company and the Consolidated Subsidiaries.

          "Consolidated Debt" means, at any time, the consolidated Debt of the Company and the Consolidated Subsidiaries at such time, other than (i) the OC Insurance Settlement Notes in a principal amount not in excess of $180,000,000, less repayments from time to time of the principal amount thereof, and having no payment of principal due prior to the Termination Date, (ii) Mandatorily Redeemable Stock of the Company and the Consolidated Subsidiaries, (iii) Permitted Intercompany Debt, and (iv) TRUPS Notes permitted in accordance with Section 8.19(a).

          "Consolidated EBITDA" means, for any period, EBIT for such period plus (i) any amount deducted in the computation of EBIT for such period for (A) depreciation and amortization expense, and (B) additions to reserves with respect to actions, suits or proceedings against the Company or any Subsidiary with respect to claims arising out of the use of or exposure to asbestos products, minus (ii) any amount added in the computation of EBIT for such period for reductions in the reserves referred to in clause (i)(B), plus (iii) to the extent deducted in the computation of EBIT for such period, the amount of any restructuring or other reserves (other than reserves for uncollectible accounts receivable and other reserves created in the ordinary course of business) established by the Company and its Subsidiaries, minus (iv) to the extent added in the computation of EBIT for such period, the amount of any reductions in the reserves referred to in the preceding clause (iii).

          "Consolidated Fixed Charges" means, for any period, without duplication, the sum of the amounts for such period of
(i) Consolidated Adjusted Interest Expense, (ii) Consolidated Rental Payments, (iii) Consolidated Capital Expenditures,
(iv) mandatory payments of principal of Debt (excluding capital lease payments and payments of the principal of Debt (the "Prior Debt") that is refinanced by replacement Debt that (A) has no principal payment due on or before the Termination Date, (B) is incurred not more than 6 months prior or subsequent to the date such Prior Debt is repaid, and (C) is identified by the Company to the Agent as replacement Debt for such Prior Debt at the time such replacement Debt is incurred), and (v) any dividends or other distributions (other than a distribution of TRUPS Notes to holders of TRUPS) on any shares of preferred stock in excess of $15,000,000 in any year during such period, all as determined on a consolidated basis for the Company and the Consolidated Subsidiaries.

          "Consolidated Interest Expense" means, for any period, total interest expense, whether paid or accrued, (including that attributable to capital leases) of the Company and the Consolidated Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Contracts, but excluding, however, the interest component of tax payments or accruals.

          "Consolidated Net Income" means, for any period, the amount of consolidated net income (or net loss) of the Company and the Consolidated Subsidiaries for such period (taken as a cumulative whole); provided that there shall be excluded: (i) the income (or loss) of any Affiliate of the Company or other Person (other than a Subsidiary) in which any Person (other than the Company or any Subsidiary) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Subsidiary by such Affiliate or other Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any Subsidiary or on which its assets are acquired by the Company or any Subsidiary, and (iii) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

          "Consolidated Rental Payments" means, for any period, the aggregate amount of all amounts paid or accrued under all capital leases and Operating Leases of the Company and the Consolidated Subsidiaries as lessee (net of sublease income), all as determined on a consolidated basis.

          "Consolidated Subsidiary" means, with respect to any Person, at any time, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements as of such time. Unless otherwise specified, "Consolidated Subsidiary" means Consolidated Subsidiary of the Company.

          "Contingent Reimbursement Obligation" means the contingent obligation of a Borrower to reimburse the Issuing Bank for any Drawings that may in the future be made under outstanding
Non-Canadian Letters of Credit. The principal amount of Contingent Reimbursement Obligation at any time shall be deemed to be the aggregate amount available to be drawn under all outstanding Non-Canadian Letters of Credit at such time.

          "Contract" means an indenture, agreement, other contractual restriction, lease, instrument, certificate of incorporation or charter, or by-law.

          "Credit Extension" means (i) the making by any Bank of any Loan, (ii) the making by any Canadian Lending Bank of any Canadian Loan, (iii) the making by the Swing Line Bank of any Swing Line Loan or (iv) the issuance by an Issuing Bank of any Letter of Credit.

          "CSFB" means Credit Suisse First Boston, a Swiss banking organization.

          "CSFB Canada" means Credit Suisse First Boston Canada, a Canadian chartered bank.

          "Currencies" means the collective reference to Dollars and Available Foreign Currencies.

          "Debt" of any Person means at any time, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all obligations of such Person as lessee under capital leases, (v) all Mandatorily Redeemable Stock of such Person, (vi) an amount equal to the aggregate amount of all Debt secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (vii) an amount equal to the aggregate amount of all Debt of others Guaranteed by such Person, and (viii) all non-contingent reimbursement or contribution obligations with respect to letters of credit or Guaranties directly or indirectly providing for or ensuring the payment of any Debt, except that "Debt" shall not include (A) trade accounts payable that arise in the ordinary course of business and are payable on customary trade terms, (B) obligations of the Company or any Subsidiary under contracts entered into by the Company or such Subsidiary to protect against foreign currency exchange and interest rate risks in accordance with past practices, (C) the obligations of account debtors with respect to accounts receivable Guaranteed by a Guaranty of the Company or any Domestic Subsidiary in favor of Persons that purchase such accounts receivable, or undivided interests therein, from the Company or any Domestic Subsidiary, (D) reimbursement or contribution obligations with respect to letters of credit or Guaranties other than those referred to in clause
(viii) above or (E) obligations of the Company or any Subsidiary as lessee under Operating Leases.

          "Default" means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Designated Borrower Opinion" means a legal opinion of counsel to a Subsidiary addressed to the Agent and the Banks concluding that such Designated Subsidiary Borrower and the Loan Documents to which it is a party substantially comply with the matters listed on Annex L hereto, with such deviations therefrom as the Agent shall consent (such consent not to be unreasonably withheld).

          "Designated Foreign Subsidiary" means a Foreign
Subsidiary that the Company has designated as a Foreign
Subsidiary that will execute and deliver a Guarantor Supplement and thereby become a Guarantor.

          "Designated Subsidiary Borrower" means each Subsidiary of the Company listed as a Designated Subsidiary Borrower in Annex A-3, Fibreboard (as successor to Sierra Corp. after the Merger), and each other Subsidiary that may be approved as such (and, if requested by the Company, as a Belgian Borrower or a Canadian Borrower) by the Majority Banks.

          "Discount" means, with respect to any issue of Canadian
Bankers' Acceptances, the amount by which the face value of such Canadian Bankers' Acceptances exceeds the Discounted Proceeds of such Canadian Bankers' Acceptances.

          "Discount Rate" means, with respect to an issue of Canadian Bankers' Acceptances, the rate determined by the Agent as being the arithmetic mean (rounded upward to the nearest multiple of 0.01%) of the discount rates, calculated on the basis of a year of 365 days, of the Canadian Reference Banks established in accordance with their normal practices at or about 9:30 a.m. (Toronto time) on the date of issue and acceptance of such Canadian Bankers' Acceptances, for bankers' acceptances having a comparable face value of an identical maturity date to the face value and maturity date of the Canadian Bankers' Acceptances forming part of such issue to be respectively accepted by each Canadian Reference Bank.

          "Discounted Proceeds" means, in respect of any Canadian Bankers' Acceptance to be accepted by a Canadian Lending Bank on any day, an amount (rounded to the nearest whole cent, and with amounts of one-half of one cent or greater being rounded up) calculated on such day by multiplying:

                    (i)  the face amount of such Canadian
               Bankers' Acceptance by

                   (ii) the price, where the price is determined by dividing one by the sum of one plus the product of:

                             (A)  the Discount Rate (expressed
                    as a decimal); and

                             (B)  a fraction, the numerator of
                    which is the number of days in the term of such Canadian Bankers' Acceptance and the denominator of which is 365;

                    with the price as so determined being rounded up or down to the fifth decimal place, with a decimal number equal to or greater than .000005 being rounded up.

          "Dollar Equivalent Amount" means, with respect to (a) the amount of any Foreign Currency on any date, the equivalent amount in Dollars of such amount of Foreign Currency, as determined by the Agent using the Exchange Rate, and (b) any amount in Dollars, such amount.

          "Dollars" and the sign "$" mean the lawful money of the United States of America.

          "Domestic Subsidiary" means a Subsidiary organized under the laws of the United States of America, any state thereof or the District of Columbia.

          "Drawing" means (i) any amount disbursed by the Issuing
Bank pursuant to a drawing under any Letter of Credit, or (ii) as the context may require, the obligation of a Borrower to reimburse the Issuing Bank for such disbursement.

          "EBIT" means, for any period, Consolidated Net Income for such period plus any amount deducted (or, in the case of extraordinary gains, minus any amount added) in the computation thereof for, without duplication, (i) charges against income for all federal, state and local taxes, (ii) Consolidated Interest

Expense, (iii) any extraordinary gains or losses, (iv) amortization of transaction costs incurred with respect to the merger and recapitalization of the Company effected pursuant to the Plan of Recapitalization and Agreement of Merger dated as of August 28, 1986 between Owens-Corning Recap Corp. and the
Company, and (v) non-cash interest expense.

          "Eligible Assignee" means (i)(A) any commercial bank, savings and loan institution or savings bank, or (B) any Affiliate of any Bank, organized under the laws of the United States or any State thereof and having combined capital and surplus in excess of $100,000,000, (ii)(A) any commercial bank, or (B) any Affiliate of any Bank, organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having combined capital and surplus (or the equivalent thereof under the accounting principles applicable thereto) in excess of $100,000,000; provided that such bank or Affiliate is acting through a branch, agency or Affiliate located in the country in which it is organized or another country that is also a member of the OECD, (iii) the central bank of any country that is a member of the OECD, or (iv) any insurance company, pension fund, mutual fund or other financial institution of recognized standing.

          "Enacted", as applied to a Regulatory Change, means the date such Regulatory Change first becomes effective or is implemented or first required or expected to be complied with, whether the same is (i) the result of an enactment by a government or any agency or political subdivision thereof, a determination of a court or regulatory authority, or otherwise or
(ii) enacted, adopted, issued or proposed before or after the Agreement Date.

          "Environmental Laws" means any and all Applicable Laws regulating, relating to or imposing liability or standards of conduct concerning protection of human health or safety or the environment, as now or may at any time hereafter be in effect, including, without limitation, the Clean Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act of 1986, the Emergency Planning and Community Right to Know Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Toxic Substances Control Act, and the Endangered Species Act, together, in each case, with each amendment, supplement or other modification thereto, the regulations adopted and publications promulgated thereunder and all substitutions therefor.

          "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended.

          "ERISA Affiliate" means a Person that controls or is under common control with the Company within the meaning of

Section 414(b) or (c) of the Code, including, but not limited to, a Person who is an Affiliate of the Company or a Subsidiary.

          "Eurocurrency Base Rate" means, in respect of Dollars or an Available Foreign Currency for an Interest Period, the rate per annum determined by the Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of the relevant Interest Period (as specified in the applicable Notice of Revolving Borrowing, Notice of Continuation or Notice of Conversion) by reference to the "British Bankers' Association Interest Settlement Rates" for deposits in Dollars or the relevant Available Foreign Currency (as set forth by any service selected by the Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period (rounded, if necessary, upward to the nearest whole multiple of 1/16th of 1%); provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "Eurocurrency Base Rate" shall be the interest rate per annum determined by the Agent to be the average (rounded, if necessary, upward to the nearest whole multiple of 1/16th of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in Dollars or the relevant Available Foreign Currency are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Reference Banks at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period. If any of the Reference Banks shall be unable or shall otherwise fail to supply such rates to the Agent upon its request, the rate of interest shall, subject to the provisions of Section 14.01, be determined on the basis of the quotations of the remaining Reference Banks or Reference Bank.

          "Eurocurrency Loan" means any Loan bearing interest based upon a Eurocurrency Rate.

          "Eurocurrency Margin" means, at any time, the rate per annum equal to the sum of (i) the applicable Utilization Fee at such time, plus (ii) the rate per annum determined at such time based upon the S&P Rating and Moody's Rating at such time set forth under the relevant column heading below opposite such Investment Ratings:


        Investment Rating                Rating Margin
1.  S&P Rating not lower than BBB+, and      0.20%
Moody's Rating not lower than Baa1

2.  S&P Rating lower than BBB+ or            0.25%
Moody's Rating lower than Baa1, but
S&P Rating not lower than BBB and
Moody's Rating not lower than Baa2





3.  S&P Rating lower than BBB or             0.275%
Moody's Rating lower than Baa2, but
S&P Rating not lower than BBB- and
Moody's Rating not lower than Baa3

4.  S&P Rating lower than BBB- or            0.50%
Moody's Rating lower than Baa3, but
S&P Rating not lower than BB+ and
Moody's Rating not lower than Ba1

5.  S&P Rating lower than BB+ or             0.525%
Moody's Rating lower than Ba1


          "Eurocurrency Rate" means, with respect to each day during each Interest Period pertaining to a Eurocurrency Loan by a Bank, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

          Eurocurrency Base Rate for the Relevant Currency
            1.00 - Reserve Requirement for such Bank

          Any change in the Eurocurrency Rate resulting from a change in the Reserve Requirement shall become effective at the opening of business on the day in which such change became effective.

          "Event of Default" means any of the events specified in
Section 11.01.

          "Exchange Rate" means, with respect to any Foreign Currency on any date, the rate at which such Foreign Currency may be exchanged into Dollars, as may be agreed upon by the Agent and the Company or, in the absence of such agreement, such "Exchange Rate" shall instead be the Agent's spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such Foreign Currency are then being conducted, at or about 10:00 A.M., local time, on such date for the purchase of Dollars with such Foreign Currency, for delivery two Business Days later; provided that if at the time of any such determination, no such spot rate can reasonably be quoted, the Agent may use any reasonable method it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error (without prejudice to the determination of the reasonableness of such method).

          "Existing and Substitute Debt" means any Debt of any Non-Loan Party Subsidiary, other than Permitted Intercompany Debt, to the extent that (i) the aggregate amount of such Debt of all Non-Loan Party Subsidiaries having a given Scheduled Maturity Date does not exceed the aggregate amount as of the Agreement

Date of Existing Debt of the Non-Loan Party Subsidiaries having the same or an earlier Scheduled Maturity Date, and (ii) the aggregate amount of such Debt of the Non-Loan Party Subsidiaries does not exceed the aggregate amount as of the Agreement Date of Existing Debt of the Non-Loan Party Subsidiaries.

          "Existing Credit Commitments" means all lines of credit, revolving credit, working capital, term loan, letter of credit, bankers' acceptance and other credit facilities and commitments by financial institutions in favor of the Company, Fibreboard, or any of their respective Subsidiaries as of the Agreement Date, as set forth on Schedule 5.01(b)(iv) to this Agreement.

          "Existing Debt" means Debt of the Company or a Subsidiary (including Fibreboard and its Subsidiaries) (other than Debt under the 1993 Credit Agreement, the Canadian Credit Agreement and the Debt listed on Schedule 6.01(d)) that is issued and outstanding on the Agreement Date, to the extent set forth on
Schedule 5.01(b)(i).

          "Existing Debt Reduction Amount" means the excess, if any, of (i) $300,000,000, over (ii) the Dollar Equivalent Amount of the sum of all permanent reductions, from and including the Agreement Date to the Existing Debt Reduction Date, in Existing Credit Commitments, excluding any reduction in the Commitments and any reduction in Existing Credit Commitments resulting from the termination of the 1993 Credit Agreement and the Canadian Credit Agreement.

          "Existing Guaranties" means (i) any Guaranty outstanding on the Agreement Date, to the extent set forth on
Schedule 8.18, and (ii) any Guaranty that constitutes a renewal, extension or replacement of an Existing Guaranty, but only if (A) at the time such Guaranty is entered into and immediately after giving effect thereto, no Default would exist, (B) such Guaranty is binding only on the obligors under the Guaranty so renewed, extended or replaced, (C) the principal amount of the obligations Guaranteed by the renewal, extension or replacement Guaranty does not exceed the principal amount of the obligations Guaranteed by the Guaranty so renewed, extended or replaced, and (D) the obligations Guaranteed by such Guaranty bear interest at a rate per annum not exceeding the rate borne by the obligations Guaranteed by the Guaranty so renewed, extended or replaced except for any increase that is commercially reasonable at the time of such increase.

          "Exposure" means at any date, (i) as to all the Banks, the aggregate Dollar Equivalent Amount of (A) the outstanding principal amount of all Loans then outstanding that are not Canadian Loans and (B) all L/C Obligations then outstanding, and
(ii) as to any Bank, the aggregate Dollar Equivalent Amount of
(A) the outstanding principal amount of all Revolving Loans and CA Loans made by such Bank that are not Canadian Loans and (B) such Bank's Borrowing Percentage of the outstanding principal amount of all Swing Line Loans, Belgian Loans that are not CA Loans and L/C Obligations.

          "Facility Fee" has the meaning set forth in Section
5.05.

          "Facility Fee Rate" means, at any time, a rate per annum determined at such time based upon the Investment Ratings in effect by S&P and Moody's at such time set forth under the relevant column heading below opposite such Investment Ratings:

        Investment Rating                Facility Fee
                                             Rate

1.  S&P rating not lower than BBB+, and      0.10%
Moody's rating not lower than Baa1

2.  S&P rating lower than BBB+ or            0.125%
Moody's rating lower than Baa1, but
S&P rating not lower than BBB and
Moody's rating not lower than Baa2

3.  S&P rating lower than BBB or             0.15%
Moody's rating lower than Baa2, but
S&P rating not lower than BBB- and
Moody's rating not lower than Baa3

4.  S&P rating lower than BBB- or            0.25%
Moody's rating lower than Baa3, but
S&P rating not lower than BB+ and
Moody's rating not lower than Ba1

5.  S&P rating lower than BB+ or             0.35%
Moody's rating lower than Ba1


          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100 of 1%), equal to the weighted average of the rates of overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of the rates quoted to the Agent by two or more New York Federal Funds dealers of recognized standing.

          "Fibreboard" means Fibreboard Corporation, a Delaware corporation, and its successors.

          "Fixed Rate Loans" means Revolving Eurocurrency Loans,
Canadian Loans that are Canadian Cost of Funds Loans or Canadian

Bankers' Acceptances (other than Canadian Prime Rate Loans) and
CA Loans.

          "Foreign Currency" means any currency other than Dollars.

          "Foreign Currency Exposure" means, at any date, in respect of any Type or Types of Loans and Drawings denominated in all Available Foreign Currencies or any Available Foreign Currency, as the context may require, the aggregate Dollar Equivalent Amount of (i) the outstanding principal amount of all Loans of the relevant Type or Types then outstanding which are denominated in the applicable currencies or currency other than Dollars, (ii) all L/C Obligations then outstanding which are denominated in such currency or currencies other than Dollars, and (iii) all Canadian L/C Obligations then outstanding.

          "Foreign Subsidiary" means a Subsidiary that is not a Domestic Subsidiary.

          "Funding Office" means, for the borrowing of each Type of Revolving Loan and each Currency, the office at which each Bank or Canadian Lending Bank shall make its Borrowing Percentage or Canadian Borrowing Percentage of such borrowing available to the Agent in the applicable Currency, as set forth in the Administrative Schedule.

          "Funding Time" means, for the borrowing of each Type of Revolving Loan and each Currency, the time by which each Bank shall make its Borrowing Percentage of such borrowing available to the Agent in the applicable Currency, as set forth in the Administrative Schedule.

          "Generally Accepted Accounting Principles" means generally accepted accounting principles as in effect in the United States of America from time to time; provided that (i) if any change in generally accepted accounting principles subsequent to the Agreement Date is material to either any Borrower or the Banks for the purpose of determining the Borrower's compliance with any covenant contained in this Agreement, then (A) such change shall not, without the consent of the Majority Banks, if such change makes such covenant less restrictive, or the Company, if such change makes such covenant more restrictive, be effected for the calculation of such covenant unless and until an amendment pursuant to clause (B) below with respect to such change and such covenant becomes effective, and (B) the Company and the Banks agree to enter into negotiations, at the request of the Company or the Majority Banks, in order to amend such covenant so as equitably to reflect such change with the desired result that the criteria for evaluating the Company's consolidated financial condition shall be the same after such change as before such change.

          "Governing Documents" means, as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person.

          "Governmental Approval" means an authorization, consent, approval, license or exemption of, registration or filing with, or report or notice to, any governmental unit.

          "Guaranteed Obligations" shall mean all Liabilities of each Borrower and each Guarantor owing to, or in favor or for the benefit of, each Guaranteed Person under the Loan Documents, in each case (i) WHETHER NOW EXISTING OR HEREAFTER ARISING, AND (ii) WHETHER OR NOT ANY SUCH LIABILITY IS AN ALLOWABLE CLAIM AGAINST SUCH BORROWER OR SUCH GUARANTOR UNDER THE BANKRUPTCY CODE OR IS OTHERWISE ENFORCEABLE AGAINST SUCH BORROWER OR SUCH GUARANTOR, AND INCLUDING, IN ANY EVENT, INTEREST AND OTHER LIABILITIES ACCRUING OR ARISING AFTER THE FILING BY OR AGAINST SUCH BORROWER OR SUCH GUARANTOR OF A PETITION UNDER THE BANKRUPTCY CODE OR THAT WOULD HAVE SO ACCRUED OR ARISEN BUT FOR THE FILING OF SUCH A PETITION.

          "Guaranteed Person" means each Bank, each Canadian
Lending Bank, the Belgian Lending Bank, the Swing Line Bank, each
Issuing Bank and the Agent.

          "Guarantor" means (i) the Company, (ii) each Designated Subsidiary Borrower that is (A) a Domestic Subsidiary or (B) a Designated Foreign Subsidiary, and (iii) each other present or future Domestic Subsidiary (excluding Owens-Corning Capital L.L.C., Owens-Corning Funding Corporation and each TRUPS Trust) that is or becomes a Significant Subsidiary.

          "Guarantor Guaranty" means, as applied to any Guarantor, such Guarantor's liabilities under Article 10 hereof.

          "Guarantor Supplement" means a supplement to this Agreement in the form of Schedule 8.06.

          "Guaranty" of any Person means any obligation, contingent or otherwise, of such Person (i) to pay any liability of any other Person or to otherwise protect, or having the practical effect of protecting, the holder of any such liability against loss (whether such obligation arises by virtue of such Person being a partner of a partnership or participant in a joint venture or by agreement to pay, to keep well, to purchase assets, goods, securities or services or to take or pay, or otherwise) or
(ii) incurred in connection with the issuance by a third Person of a Guaranty of any liability of any other Person (whether such obligation arises by agreement to reimburse or indemnify such third Person or otherwise). The term "Guarantee", used as a verb, has a correlative meaning.

          "India Joint Venture" means the entity or entities established in India by the Company and its joint venture partners to construct, own and operate a facility for the manufacture of glass fiber reinforcement products and of which the Company, directly or indirectly, owns at least 49% of the outstanding equity.

          "India Project Debt" means Debt consisting of construction or term Debt incurred by the India Joint Venture in connection with the development, construction, and placement in service of a glass fiber reinforcement plant to be located in India.

          "Interest Payment Date" means the last Business Day of
March, June, September and December of each year.

          "Interest Period" means a period commencing, in the case of the first Interest Period applicable to a Eurocurrency Loan or a Canadian Cost of Funds Loan, on the date of the making of, or conversion into, such Loan, and, in the case of each subsequent, successive Interest Period applicable thereto, on the last day of the immediately preceding Interest Period, and ending, at the election of the Borrower, on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, except that (i) any Interest Period that would otherwise end on a day that is not a Business Day shall, subject to clause (iii) below, be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month in which such Interest Period ends) shall, subject to clause
(iii) below, end on the last Business Day of a calendar month, and (iii) any Interest Period that begins prior to the Termination Date and that would otherwise end after the Termination Date shall end on the Termination Date.

          "Interest Rate Contract" means an interest rate cap agreement or other agreement the principal purpose of which is to provide interest rate protection.

          "Investment Rating" means the S&P Rating and/or the Moody's Rating, as the context may require.

          "Issuing Bank" means with respect to any Letter of Credit, the Bank or Canadian Lending Bank that issues or is to issue such Letter of Credit or Canadian Letter of Credit or that has issued any outstanding letter of credit under the 1993 Credit Agreement or listed on Schedule 4.09. The Issuing Bank shall be, in the case of Non-Canadian Letters of Credit, CSFB, any Bank whose letter of credit is listed on Schedule 4.09 or such other Bank and, in the case of Canadian Letters of Credit, CSFB Canada, or such other Canadian Lending Bank, in each case, as the Agent shall approve, such approval not to be unreasonably withheld so long as such other Bank or Canadian Lending Bank, as the case may be, shall have established adequate administrative arrangements with the Agent to provide for the proper issuance and administration of Letters of Credit in the applicable Currency. For purposes of this Agreement, the term "Bank" includes a Bank that is an Issuing Bank, both in its capacity as a Bank and in its capacity as an Issuing Bank unless the context otherwise requires.

          "Issuing Office" means in respect of the Issuing Bank, the Issuing Office set forth for the Issuing Bank in Annex A-1 or A-2.

          "Jackson Equipment" means (a) the new manufacturing equipment acquired by the Jackson Industrial Development Board or other Persons that are not Affiliates of the Company for use on the Jackson Real Estate and (b) associated leasehold improvements made by the Jackson Industrial Development Board or other Persons that are not Affiliates of the Company on the Jackson Real Estate.

          "Jackson Real Estate" means the approximately 200 acres of land in Jackson, Tennessee and the buildings thereon transferred by the Company to the Jackson Industrial Development
Board pursuant to the Jackson Transaction.

          "Jackson Transaction" means the transactions pursuant to which (i) the Company transferred the Jackson Real Estate to the Jackson Industrial Development Board ("JIDB") and such property was leased back to the Company, and (ii) JIDB or other Persons that are not Affiliates of the Company leased the Jackson Equipment to the Company.

          "L/C Obligation" means, at any time, an amount equal to the sum of the Dollar Equivalent Amount of (i) the aggregate then undrawn and unexpired amount of the then outstanding Non-Canadian Letters of Credit and (ii) the aggregate amount of drawings under Non-Canadian Letters of Credit which have not then been reimbursed pursuant to Section 4.05(a).

          "L/C Participant" means in respect of each Non-Canadian
Letter of Credit, each Bank (other than the Issuing Bank in respect of such Letter of Credit) in its capacity as the holder of a participating interest in such Non-Canadian Letter of Credit.

          "L/C Participation" of any Bank in any Non-Canadian Letter of Credit, means the participation interest of such Bank in such Non-Canadian Letter of Credit and any Drawings thereunder acquired pursuant to Section 4.04 or, in the case of the Issuing Bank, its retained interest in such Non-Canadian Letter of Credit and Drawings. The principal amount of the L/C Participation of a Bank in any Non-Canadian Letter of Credit at any time shall be the amount equal to such Bank's Borrowing Percentage of the sum of (i) the aggregate unpaid principal amount of all Drawings thereunder at such time and (ii) the aggregate principal amount of the Contingent Reimbursement Obligations with respect thereto at such time.

          "Letter of Credit" means a Non-Canadian Letter of Credit and/or a Canadian Letter of Credit, as the context may require.

          "Letter of Credit Request" means an application in the form of Annex H or, in such other form as the Issuing Bank may specify from time to time, requesting an Issuing Bank to issue a Letter of Credit.

          "Leverage Ratio" means, as of any date of determination, the ratio of (i) Consolidated Debt on such date to
(ii) Consolidated EBITDA for the most recent period of four consecutive fiscal quarters ended prior to such date (treating those four consecutive fiscal quarters as a single period for the purpose of determining such ratio). For purposes of calculating Consolidated EBITDA for this ratio, results of Fibreboard and its Subsidiaries (as collectively constituted at the time of the Merger) and results of any other acquired entities that become Subsidiaries (as constituted at the time each such entity becomes a Subsidiary) shall be included on a pro forma basis for all relevant periods prior to their becoming Consolidated Subsidiaries.

          "Liability", as applied to a Person, means an obligation or liability, whether arising under Contract, Applicable Law or otherwise, in each case to the extent such obligation or liability does not otherwise constitute Debt of such Person.

          "Lien", as applied to the property or assets (or the income or profits therefrom) of any Person, means (in each case, whether the same is consensual or nonconsensual or arises by Contract, operation of law, legal process or otherwise): any mortgage, lien, pledge, attachment, levy, charge or other security interest or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom. For this purpose, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement relating to such asset.

          "Loan" means any Revolving Loan, CA Loan or Swing Line
Loan.

          "Loan Documents" means this Agreement, each Letter of Credit, each Guarantor Supplement, each Subsidiary Consent, and each Note, if any.

          "Loan Party" means the Company, each Designated
Subsidiary Borrower and each Guarantor.

          "Loan Register" has the meaning ascribed to that term in Section 5.10(b).

          "London Banking Day" means any day on which banks in London are open for general banking business, including dealings in foreign currency and exchange.

          "Majority Banks" means, at any time, Banks having more than 50% of the total Commitments or, if the Commitments shall have been terminated, Banks (including Canadian Lending Banks that are Affiliates of such Banks) having more than 50% of the aggregate outstanding amount of the Loans, L/C Participations and Canadian L/C Participations.

          "Mandatorily Redeemable Stock" means, as applied to a Person, any capital stock of such Person to the extent that it is redeemable, payable or required to be purchased or otherwise retired or extinguished prior to the date 366 days after the Termination Date (i) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (ii) at the option of any Person other than such Person or (iii) upon the occurrence of a condition not solely within the control of such Person, such as a redemption required to be made out of future earnings; provided that Mandatorily Redeemable Stock shall not include the MIPS and TRUPS.

          "Materially Adverse Effect" means, (i) with respect to any Person, a materially adverse effect upon such Person's business, assets, liabilities, financial condition, or results of operations, (ii) with respect to a group of Persons "taken as a whole", a materially adverse effect upon such Persons' businesses, assets, liabilities, financial condition, or results of operations, taken as a whole, and (iii) with respect to any Contract or any other obligation, a materially adverse effect, as to any party thereto, upon the binding nature, validity or enforceability thereof.

          "Maximum Permissible Rate" means the rate of interest on Loans or Drawings that if exceeded could, under Applicable Law, result in civil or criminal penalties being imposed on a Bank, the Swing Line Bank or an Issuing Bank or result in any such Person's being unable to enforce payment or repayment of all or part of the principal of, or the interest due or to become due on, such Loans or Drawings.

          "Merger" means the merger of Sierra Corp. with Fibreboard, as contemplated by the Merger Agreement.

          "Merger Agreement" means the Agreement and Plan of Merger, dated as of May 27, 1997, among the Company, Sierra Corp.
and Fibreboard.

          "MIPS" means the preferred interests (ordinarily having no voting or management rights) having an aggregate liquidation value of $200,000,000 issued in May, 1995 by a Delaware limited liability company certain of whose obligations are guaranteed by the Company.

          "Moody's" means Moody's Investors Service, Inc.

          "Moody's Rating" means the rating of the Company's long-term senior unsecured debt most recently announced by Moody's.

          "Multiemployer Plan" means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds" means, as applied to any Person, an amount equal to the cash proceeds received by such Person from or in connection with the incurrence or assumption of any Debt or the sale of any Capital Securities, less any underwriting fees and discounts and any other expenses reasonably incurred by such Person in respect thereof; provided that Net Cash Proceeds shall not include the cash proceeds of securities that: (i) at the time of issuance thereof are identified by the Company to the Agent as securities intended to qualify for the exclusion in this proviso, and (ii) where such net cash proceeds are applied either
(A) within 30 days after receipt thereof to make payment for the acquisition of the capital stock or other ownership interest in, or the assets and business of, another business entity, or (B) at the time of receipt thereof to prepay or redeem other securities issued to make payment for such acquisition.

          "1993 Credit Agreement" means the Credit Agreement dated as of November 2, 1993, as amended through Amendment No. 4 thereto dated as of December 31, 1996 among the Company, the banks listed on Annex A thereto and Credit Suisse, as Agent.

          "Non-Canadian Commitment" means, at any time, as applied to any Bank, the amount, at such time, of such Bank's Commitment minus, in the case of a Bank that is, or whose Affiliate is, a Canadian Lending Bank, such Bank's or such Affiliate's Canadian Commitment.

          "Non-Canadian Letter of Credit" means a letter of credit that is not a Canadian Letter of Credit and that is
(i) issued by an Issuing Bank pursuant to Section 4.01, or
(ii) outstanding on the Agreement Date and issued under the 1993 Credit Agreement or listed on Schedule 4.09.

          "Non-Loan Party Subsidiary" means a Subsidiary that is not a Loan Party.

          "Non-US Bank" means a Person that is not a United
States Person and that is not described in Section 881(c)(3) of the Code.

          "Note" means a promissory note, substantially in the form of Annex J hereto, issued by a Borrower upon request by a Bank.

          "Notice of CA Loan Borrowing" means a notice from a Borrower in the form of Annex F in respect of a CA Loan containing the information in respect to such CA Loan and delivered to the Person, in the manner and by the time specified therein.

          "Notice of Continuation" means, with respect to a Revolving Eurocurrency Loan in any Currency, a Canadian Cost of Funds Loan or a Canadian Bankers' Acceptance, a notice from a Borrower in the form of Annex E in respect of such Loan, containing the information in respect of such Loan and delivered to the Person, in the manner and by the time specified for a Notice of Continuation in respect of such Currency in the Administrative Schedule.

          "Notice of Conversion" means with respect to a Revolving Loan in Dollars which a Borrower wishes to convert from a Eurocurrency Loan in Dollars to a Base Rate Loan, or from a Base Rate Loan to a Eurocurrency Loan in Dollars, from a Canadian Cost of Funds Loan to a Canadian Bankers' Acceptance, or from a Canadian Bankers' Acceptance to a Canadian Cost of Funds Loan, as the case may be, a notice from such Borrower in the form of Annex D setting forth the amount of such Loan to be converted, the date of such conversion and, in the case of the conversion of a Base Rate Loan to a Eurocurrency Loan, the length of the initial Interest Period applicable thereto.

          "Notice of Prepayment" means, with respect to prepayment of any Loan of any Type in any Currency, a notice from the Borrower in the form of Annex I in respect of such Loan, containing the information in respect of such prepayment and delivered to the Person, in the manner and by the time specified for a Notice of Prepayment in respect of such Currency and such Type of Loan in the Administrative Schedule.

          "Notice of Revolving Borrowing" means, with respect to a Revolving Loan of any Type in any Currency, a notice from a Borrower in the form of Annex C in respect of such Loan, containing the information in respect of such Loan and delivered to the Person, in the manner and by the time specified for a Notice of Revolving Borrowing in respect of such Currency and such Type of Loan in the Administrative Schedule.

          "Notice of Swing Line Borrowing" means a notice from the Company in the form of Annex G in respect of a Swing Line Loan containing the information in respect of such Swing Line Loan and delivered to the Person, in the manner and by the time agreed by the Company and the Swing Line Bank.

          "Notice of Swing Line Refunding" means a notice from the Swing Line Bank containing the information, and delivered to the Person, in the manner and by the time, specified for a Notice of Swing Line Refunding in the Administrative Schedule.

          "OC Insurance Settlement Agreement" means the
Settlement Agreement and Mutual Release, dated as of September 5,
1995, between the Company and an insurer made known to the Banks, as in effect on the Agreement Date.

          "OC Insurance Settlement Note" means the Promissory
Note or Notes issued or to be issued by the Company pursuant to the OC Insurance Settlement Agreement in an aggregate principal amount not to exceed $180,000,000.

          "OC Intellectual Property" means, in each case whether registered or pending, (i) (A) all patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights and (B) all rights under applications relating to any of the foregoing, (ii) all rights under licenses (whether as licensor or licensee) relating to any of the foregoing and (iii) all other rights with respect to the foregoing, owned by the Company or a Subsidiary.

          "Offer" has the meaning ascribed to that term in the Offer to Purchase.

          "Offer Price" means the net purchase price set forth in the Offer to Purchase as of the Agreement Date.

          "Offer to Purchase" has the meaning ascribed to that term in the Company's Schedule 14D-1.

          "Operating Lease" means any lease of real or personal property other than a capital lease.

          "Outstanding Exposure" means, as to any Bank, the sum of (i) the aggregate Dollar Equivalent Amount of the principal amount of all outstanding Revolving Loans made by such Bank that are not Belgian Loans or Canadian Loans, plus (ii) such Bank's Borrowing Percentage of the aggregate Dollar Equivalent Amount of the principal or face amount of all outstanding Swing Line Loans, Belgian Loans that are not CA Loans and L/C Obligations; provided that, in the case of a Bank that is, or whose Affiliate is, a Canadian Lending Bank, the Outstanding Exposure of such Bank with respect to such Loans and L/C Obligations that arose while the Aggregate Non-Canadian Exposure equaled or exceeded the aggregate amount of the Non-Canadian Commitments shall be determined on the basis of such Bank's or Affiliate's Canadian Borrowing Percentage.

          "Payment Office" means, for each Type of Loan and each Currency, the Payment Office set forth in respect thereof in the Administrative Schedule.

          "Payment Time" means, for each Type of Loan and each Currency, the Payment Time set forth in respect thereof in the Administrative Schedule.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Permitted Intercompany Debt" means (a) Debt of the Company to any Subsidiary that is subordinated to the Debt of the Company hereunder on terms identical in all substantive respects to those set forth on Annex M, (b) Debt of any Subsidiary to the Company or any other Subsidiary, and (c) Debt of the Company to a TRUPS Trust that is not subordinated on the terms provided in the preceding clause (a) in a principal amount equal to the liquidation amount of the common interests in such TRUPS Trust owned directly or indirectly by the Company.

          "Permitted Lien" has the meaning set forth in Section
8.07.

          "Person" means an individual, corporation, partnership, trust or unincorporated organization, a government or any agency or political subdivision thereof and, for the purpose of the definition of "ERISA Affiliate", a trade or business.

          "Plan" means any pension plan that is covered by Title
IV of ERISA and in respect of which the Company or an ERISA
Affiliate is an "employer" as defined in Section 3(5) of ERISA.

          "Post-Default Rate" means (i) (A) in the case of Loans and Drawings, the rate otherwise applicable, and (B) in the case of all other amounts due and payable, the Base Rate in effect from time to time, plus (ii) in each case, 2%.

          "Prime Rate" means the prime commercial lending rate of CSFB, as publicly announced to be in effect from time to time. The Prime Rate shall be adjusted automatically, without notice, on the effective date of any change in such prime commercial lending rate. The Prime Rate is not necessarily CSFB's lowest rate of interest.

          "Prohibited Transaction" means a transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

          "Properties" means the parcels of real property owned or operated by the Company or any of its Subsidiaries

          "Purchase Money Debt" means (i) Debt of the Company or any Subsidiary that, within 30 days of such purchase is incurred or assumed to finance part or all of (but not more than) the purchase price of a tangible asset in which neither the Company nor any Subsidiary had, at any time prior to such purchase any interest other than a security interest or an interest as lessee under an operating lease, but only if such Debt does not exceed $35,000,000 at any time outstanding in the aggregate for the Company and all Subsidiaries and (ii) renewals, extensions or refundings thereof, but not any increases in the principal amounts thereof or interest rates thereon, except for increases in interest rates upon the occasion of any such renewal, extension or refunding that are commercially reasonable at such time.

          "Quotation Day" means (i) in respect of the determination of the Eurocurrency Rate for any Interest Period for any Currency, the day on which quotations would ordinarily be given by prime banks in the London interbank market for deposits in such Currency for delivery on the first day of such Interest Period, (ii) in respect of the determination of the Canadian Cost of Funds Rate for any Interest Period, the day on which quotations would ordinarily be given by prime banks in the Toronto interbank market for deposits in Canadian Dollars for delivery on the first day of such Interest Period, or (iii) in respect of the determination of Discount Rate for any term of a Canadian Bankers' Acceptance, the day on which quotations would ordinarily be given by prime banks in the Toronto market for bankers' acceptances; provided that if quotations would ordinarily be given on more than one date, the Quotation Day for such Interest Period or term of bankers' acceptance shall be the last of such dates. On the date hereof, the Quotation Day in respect of any Interest Period for any Currency is customarily the last Business Day prior to the beginning of such Interest Period which is (i) at least two Business Days prior to the beginning of such Interest Period and (ii) a day on which banks are open for general banking business in the city which is the principal financial center of the country of such Currency, and the Quotation Day in respect of any term for a Canadian Bankers' Acceptance is customarily the Business Day of issue of such Canadian Bankers' Acceptance.

          "Reference Banks" means CSFB, The Chase Manhattan Bank and Royal Bank of Canada.

          "Refunding Date" has the meaning set forth in Section
3.04(b).

          "Registered Holder" means the Person in whose name a Registered Note is registered.

          "Registered Note" means a Note the name of the holder of which has been recorded on the Loan Register. The registration of a Note shall constitute the registration of the Loan evidenced thereby.

          "Regulation D" means Regulation D of the Board of
Governors of the Federal Reserve System and any successor regulation as in effect from time to time.

          "Regulation T" means Regulation T of the Board of
Governors of the Federal Reserve System and any successor regulation as in effect from time to time.

          "Regulation U" means Regulation U of the Board of
Governors of the Federal Reserve System and any successor regulation as in effect from time to time.

          "Regulation X" means Regulation X of the Board of
Governors of the Federal Reserve System and any successor regulation as in effect from time to time.

          "Regulatory Change" means any Applicable Law, interpretation, directive, request or guideline (whether or not having the force of law), or any change therein or in the administration or enforcement thereof, that is Enacted after the Agreement Date, including any such that imposes, increases or modifies any Tax, reserve requirement, insurance charge, special deposit requirement, assessment or capital adequacy requirement, but excluding any such that imposes, increases or modifies any Bank Tax.

          "Reimbursement Obligation" means, in respect of each Letter of Credit, the obligation of the account party thereunder to reimburse the Issuing Bank for all Drawings made thereunder in accordance with Section 4.05 hereof and the Application related to such Letter of Credit.

          "Repayment Date" means the latest of (i) the Termination Date or the cancellation or reduction to zero of the Commitments, (ii) the payment in full of the Loans, the Drawings and all other amounts payable hereunder and (iii) the expiration or termination of all outstanding Letters of Credit.

          "Reportable Event" means any of the events set forth in
Section 4043(b) of ERISA or the regulations thereunder, except any such event as to which the provision for 30 days' notice to the PBGC is waived under subsections .13, .14, .16, .18, .19, .20 of PBGC Reg. 2615.

          "Representation and Warranty" means (i) each representation and warranty made pursuant to or under (A) Sections 6.02, Article 7, Section 9.02 or any other provision of this Agreement, or (B) any amendment of or waiver or consent under any Loan Document, and (ii) each statement contained in any certificate, financial statement, legal opinion or other instrument or document delivered by or on behalf of the Company pursuant to or in connection with any Loan Document or any such amendment, waiver or consent.

          "Requirement of Law" means, as to any Person, the Governing Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Reserve Requirement" means, at any time in respect of any Bank, the then current rate at which reserves (including any marginal, supplemental or emergency reserves), if any, are required under Regulation D to be maintained by such Bank against "Eurocurrency liabilities", as that term is used in Regulation D, incurred by such Bank in funding any Eurocurrency Loan hereunder.

          "Restricted Payment" means as to any Person (i) any dividend or other distribution on any shares of the Company's capital stock (other than dividends payable solely in shares of its capital stock), and (ii) any acquisition (other than from the Company) of (A) any shares of the Company's capital stock (except shares acquired solely upon the conversion thereof into other shares of its capital stock), or (B) any security convertible into, or any option, warrant or other right to acquire, shares of the Company's capital stock.

          "Revolving Base Rate Loan" means a Revolving Loan bearing interest based or to be based upon the Base Rate.

          "Revolving Eurocurrency Loan" means a Revolving Loan bearing interest based or to be based upon a Eurocurrency Rate.

          "Revolving Loan" means a loan made, or a Canadian Bankers' Acceptance accepted, on a revolving credit basis pursuant to Section 1.01(a) hereof. A Revolving Loan that is a Canadian Bankers' Acceptance shall be deemed "made" on the date such Canadian Bankers' Acceptance is purchased hereunder.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies.

          "S&P Rating" means the rating of the Company's long-term senior unsecured debt most recently announced by S&P.

          "Scheduled Maturity Date" means, with respect to any portion of the principal of any Debt of any Person, the earliest date as of which such portion may be redeemable, payable or required to be purchased or otherwise retired or extinguished,
(i) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (ii) at the option of any Person other than such Person or (iii) upon the occurrence of a condition that would not constitute an Event of Default, such as a redemption required to be made out of retained earnings.

          "SEC" means the United States Securities and Exchange
Commission.

          "Shares" has the meaning ascribed to that term in the Company's Schedule 14D-1.

          "Significant Subsidiary" means a Subsidiary having assets with an aggregate book value in excess of $30,000,000.

          "Single Employer Plan" means any Plan that is not a Multiemployer Plan.

          "Stock Purchase Contract" means a binding contract (not an option or other right exercisable at the election of the purchaser) to purchase shares of the Company's capital stock having a mandatory settlement date more than one year after the date of such contract.

          "Subsidiary" when used to determine the relationship of a Person to another Person, means any Person of which (i) securities having ordinary voting power to elect a majority of the board of directors (or other persons having similar functions), or (ii) other ownership interests ordinarily constituting a majority voting interest, are at the time, directly or indirectly, owned or controlled by such other Person, or by one or more other Subsidiaries, or by such other Person and one or more Subsidiaries; unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

          "Swing Line Bank" means CSFB and its successors. For purposes of this Agreement, the term "Bank" includes the Swing
Line Bank unless the context otherwise requires.

          "Swing Line Limit" means an amount not to exceed
$50,000,000.

          "Swing Line Loan" has the meaning set forth in Section
3.01.

          "Tax" means any Federal, State or foreign tax, assessment or other governmental charge or levy (including any withholding tax) upon a Person or upon its assets, revenues, income or profits other than, for the purposes of Section 14.02, capital, income and franchise taxes imposed upon any Bank or any Canadian Lending Bank by the jurisdictions (or any political subdivision thereof) in which such Bank or Canadian Lending Bank or its Funding Office is located.

          "Tender Offer Documents" means (i) the Offer to Purchase, (ii) the related letters of transmittal, (iii) all documents filed by or on behalf of the Company or Fibreboard or their respective Affiliates with the SEC in connection with the Offer and (iv) all amendments, modifications or supplements to any of the foregoing.

          "Termination Date" means the fifth anniversary of the Agreement Date.

          "Termination Event" means (i) a Reportable Event, (ii) the termination of a Single Employer Plan, or the treatment of a

Single Employer Plan amendment as a termination of such Plan under Section 4041 of ERISA, or the filing of a notice of intent to terminate a Single Employer Plan, (iii) the institution of proceedings to terminate a Single Employer Plan by the PBGC under
Section 4042 of ERISA, or (iv) the appointment of a trustee to administer any Single Employer Plan pursuant to Section 4042 of ERISA.

          "Total Exposure" means, at any time, the sum of the Exposure plus the Canadian Exposure, in each case at such time.

          "Tranche" means the collective reference to (i) in the case of Revolving Eurocurrency Loans, Revolving Eurocurrency Loans in any Currency the then current Interest Periods with respect to all of which, (ii) in the case of Canadian Cost of Funds Loans, Canadian Cost of Funds Loans the then current Interest Periods with respect to all of which, and (iii) in the case of Canadian Bankers' Acceptances, Canadian Bankers' Acceptances the then current terms with respect to all of which, begin on the same date and end on the same later date (whether or not such Loans or Canadian Bankers' Acceptances shall originally have been made on the same day).

          "Transmittal Letter" has the meaning ascribed to that term in the Company's Schedule 14D-1.

          "TRUPS" means preferred securities, having no voting or management rights prior to the occurrence of certain designated events, issued by a TRUPS Trust.

          "TRUPS Note" means a promissory note, debenture or other obligation issued by the Company to a TRUPS Trust in connection with an issue of TRUPS by such TRUPS Trust and in an aggregate principal amount, and bearing interest at a rate substantially the same, as the total liquidation amount of, and the dividend payable on, such TRUPS, but shall not include such an obligation issued in connection with the issuance of common securities of the TRUPS Trust directly or indirectly to the Company.

          "TRUPS Trust" means a business trust, limited liability company or other person established solely for the purpose of issuing TRUPS and transactions related thereto, all of the securities of which (other than TRUPS) are owned directly or indirectly by the Company.

          "Type" means, in respect of any Loan, its character as a Revolving Loan, CA Loan or Swing Line Loan, as the case may be, and, in the case of a Revolving Loan, whether it is a Revolving Base Rate Loan, a Revolving Eurocurrency Loan, a Canadian Cost of Funds Loan or a Canadian Bankers' Acceptance.

          "Uniform Customs" means the Uniform Customs and
Practice for Documentary Credits (1993 Revision), International

Chamber of Commerce Publication No. 500 as the same may be amended from time to time.

          "United States Person" means a corporation, partnership or other entity created, organized or incorporated under the laws of the United States of America or a State thereof (including the District of Columbia).

          "Utilization Fee" means, at any time, a rate per annum equal to (i) if the aggregate principal amount of the Dollar Equivalent Amount of Loans, L/C Participations and Canadian L/C Participations outstanding exceeds 50% of the amount of the Commitments at such time, (A) if the S&P Rating is higher than or equal to BBB- or the Moody's Rating is higher than or equal to Baa3, 0%, and (B) if the S&P rating is lower than BBB- and the Moody's Rating is lower than Baa3, 0.25%, or (ii) if the aggregate principal amount of the Dollar Equivalent Amount of Loans, L/C Participations and Canadian L/C Participations outstanding does not exceed 50% of the amount of the Commitments at such time, 0%.

          "Wholly-Owned" means, with respect to any Subsidiary, a Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are, directly or indirectly, owned or controlled by the Company or one or more Wholly-Owned Subsidiaries or by the Company and one or more Wholly-Owned Subsidiaries.

          (b) Other Definitional Provisions. (i) Except as otherwise specified herein, all references herein (A) to any Person, other than the Company, shall be deemed to include such Person's successors and assigns, (B) to the Company shall be deemed to include the Company's successors, (C) to any Applicable Law or Contract defined or referred to herein shall be deemed references to such Applicable Law or Contract as the same may be amended or supplemented from time to time, or, in the case of any such Contract, as the terms thereof may be waived or modified, but only in the case of each such waiver or modification, to the extent permitted by, and effected in accordance with, the terms thereof, and (D) to this Agreement or any Note shall be deemed references to such Agreement or Note (and, in the case of any Note or any other instrument, any instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time.

              (ii)  When used in this Agreement, the words
"herein", "hereof" and "hereunder", and words of similar import, shall refer to this Agreement as a whole and not to any provision of this Agreement, and the words "Articles", "Section", "Schedule", "Annex" and "Exhibit" shall refer to Articles and Sections of, and Schedules, Annexes and Exhibits to, this Agreement unless otherwise specified.

             (iii) Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

              (iv) Any item or list of items set forth following the word "including", "include" or "includes" is set forth only for the purpose of indicating that, regardless of whatever other items are in the category in which such item or items are "included", such item or items are in such category, and shall not be construed as indicating that the items in the category in which such item or items are "included" are limited to such items or to items similar to such items.

               (v) All terms defined in this Agreement shall have the defined meanings when used in the Notes or, except as otherwise expressly stated therein, any certificate, opinion or other document delivered pursuant hereto.

              (vi) Each authorization in favor of the Agent, the Banks or any other Person granted by or pursuant to this Agreement shall be deemed to be irrevocable and coupled with an interest.

             (vii) Except as otherwise specified herein, all references to the time of day shall be deemed to be to New York
City time as then in effect.

          Section 15.02 Accounting Matters. Unless otherwise specified herein, all accounting determinations hereunder and all computations utilized by the Company in complying with the covenants contained herein shall be made, all accounting terms used herein shall be interpreted, and all financial statements required to be delivered hereunder shall be prepared, in accordance with Generally Accepted Accounting Principles, except, in the case of such financial statements, for departures from Generally Accepted Accounting Principles that may from time to time be approved in writing by the independent certified public accountants who are at the time, in accordance with Section 9.01(b), reporting on the Company's financial statements.
Without limiting the generality of the foregoing, for purposes of establishing compliance with the financial or other covenants set forth in Article 8 hereof, if the Company or a Subsidiary makes a borrowing or issuance the proceeds of which are intended to be used for the repayment, on the same day, of another borrowing or issuance, the Company shall not be deemed to be not in compliance with a financial or other covenant solely by reason of the fact that for some period of time during such day both borrowings or issuances are outstanding, so long as the Company or such Subsidiary has irrevocably directed such repayment on such day, and such repayment actually occurs on such day.

          Section 15.03 Representations and Warranties. All Representations and Warranties shall be deemed made at and as of the Agreement Date (except for the Representations and Warranties contained in Sections 7.02(a)(ii)(A) and 7.02(b)(ii)(A)), at and as of the time of each Credit Extension (in the case of the initial Credit Extension after giving effect to the application of any proceeds for purposes of Sections 7.02(a)(ii)(A) and Sections 7.02(b)(ii)(A), and, in addition, in the case of any particular Representation and Warranty, at such other time or times as such Representation and Warranty is made or deemed made in accordance with the provisions of this Agreement or the document pursuant to, under which, or in connection with which, such Representation and Warranty is made or deemed made.

          Section 15.04 Captions. Captions to Articles, Sections and subsections of, and Annexes, Schedules and Exhibits to, this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers all as of the day and year first written above.


                         OWENS CORNING


                         By _________________________________
                            Name:
                            Title:

                         By _________________________________
                            Name:
                            Title:

                         CREDIT SUISSE FIRST BOSTON, as Agent


                         By _________________________________
                            Name:
                            Title:


                         By _________________________________
                            Name:
                            Title:

                         CREDIT SUISSE FIRST BOSTON, as a Bank


                         By _________________________________
                            Name:
                            Title:


                         By _________________________________
                            Name:
                            Title:

                         ____________________________


                         By _________________________________
                            Name:
                            Title:

                         ____________________________


                         By _________________________________
                            Name:
                            Title: